1933 Act File No. 333-229802

United States Securities and Exchange Commission
Washington, D.C. 20549
Form S-1
Registration Statement
Under
The Securities Act of 1933
Post-Effective Amendment No. 1
Nationwide Life Insurance Company
(Exact name of registrant as specified in its charter)
OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
One Nationwide Plaza, Columbus, Ohio 43215
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Denise L. Skingle
Senior Vice President and Secretary
One Nationwide Plaza
Columbus, Ohio 43215
Telephone: (614) 249-7111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: April 30, 2021
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box.	☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.	□
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.	□
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.	□
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated
filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.	□
Large accelerated filer	□
Accelerated filer	□
Non-accelerated filer (Do not check if a smaller reporting company)	☑
Smaller reporting company	□
Emerging growth company	□
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Nationwide Defined ProtectionSM Annuity
Individual Single Purchase Payment Deferred Annuity Contract with Index-Linked Strategies
Issued by
NATIONWIDE LIFE INSURANCE COMPANY
Prospectus Dated April 30, 2021
This prospectus describes the Nationwide Defined ProtectionSM Annuity Contract (the "Contract"), including all material rights and obligations under the Contract. Please read this prospectus carefully and keep it for future reference. Special terms used throughout this prospectus are defined under "Defined Terms."
The Contract is issued by us, Nationwide Life Insurance Company. The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals. You may select one or more investment options, each linking to the performance of a specific market index and including a defined level of protection against loss.
We refer to these investment options as "Strategies." Currently, each Strategy is linked to one of the following indexes:
BlackRock Select Factor Index	J.P. Morgan Mozaic IISM Index	MSCI EAFE Index	NYSE ® Zebra Edge® Index
SG Macro Compass Index	S&P 500SM Average Daily Risk Control 10% USD Price Return Index	S&P 500® Index
An investment in a Strategy does not represent an investment in the linked index or any securities or other assets included in the linked index.
Each Strategy has a start date and an end date, and we refer to the duration between those two dates as the "Strategy Term." At the end of a Strategy Term, you may reinvest in the same Strategy or transfer your money to another Strategy available for investment. You cannot transfer between Strategies until the end of a Strategy Term.
Your Contract will gain or lose value based on the performance of your Strategies. Your gains and losses depend on the application of important factors that make up the Strategy. In addition to the linked index, the length of the Strategy Term, and the defined downside protection, these factors include a "Participation Rate" and "Strategy Spread."
•	The Participation Rate acts as a multiplier because it has the effect of multiplying the performance of the Index, positive or negative. If the Participation Rate is greater than 100%, it increases upside potential while also increasing risk of loss. Conversely, if the Participation Rate is lower than 100%, it decreases upside potential while also decreasing risk of loss. A Participation Rate may be set as low as 5%. A low Participation Rate would cause a Strategy to participate in the performance of the linked index to only a small extent.
•	The Strategy Spread is an annualized percentage used as a deduction in the calculation of gains and losses. If the Strategy Spread is greater than 0%, its application will operate to negatively impact the performance of the Strategy. This means it will reduce gains and potentially increase losses. The Strategy Spread can result in losses under a Strategy even if the linked Index has increased in value.
Gains or losses related to the performance of a Strategy, which we refer to as "Strategy Earnings," are applied to your Contract at certain times during the Strategy Term. Strategy Earnings may be positive, negative, or equal to zero. We will apply Strategy Earnings to your Contract on the last day of the Strategy Term. We will also apply Strategy Earnings to your Contract when you take a withdrawal prior to the end of a Strategy Term, and when we calculate the death benefit. Strategy Earnings are calculated without taking into account any contingent deferred sales charges or market value adjustments under the Contract.
Before you purchase the Contract, you should carefully consider the consequences of taking withdrawals. Each year under the Contract, a certain percentage of your contract value may be withdrawn and will receive preferred treatment. We refer to these withdrawals as "Preferred Withdrawals." If you take a Preferred Withdrawal prior to the end of a Strategy Term, we calculate your rate of return in the same way that we would calculate your rate of return at the end of the Strategy Term. Upon a Preferred Withdrawal, any losses will be limited by the Strategy’s defined downside protection.
If you have taken the maximum amount of Preferred Withdrawals, any excess amounts withdrawn will be treated as "Non-Preferred Withdrawals." Non-Preferred Withdrawals may have a more negative impact to the performance of your Contract when compared to Preferred Withdrawals.

•	Non-Preferred Withdrawals may be subject to contingent deferred sales charges and negative market value adjustments, both of which will negatively impact the performance of your Contract.
•	If you take a Non-Preferred Withdrawal prior to the end of a Strategy Term, which is also an event upon which we apply gains and losses to your Contract, we will calculate your rate of return in a different manner than if the withdrawal were a Preferred Withdrawal. The difference will reduce gains and may increase losses. In addition, losses related to the Non-Preferred Withdrawal could exceed the Strategy’s defined downside protection, exposing you to a greater risk of loss.
Each Strategy includes a Lock-In feature. If you decide to exercise the Lock-In feature for a Strategy, the performance of the Index as of a certain date will be fixed for the remainder of the Strategy Term.
You should understand that while the Contract provides some protection against loss, you can lose money under the Contract. It is possible to lose a substantial amount of your principal investment. You should not buy the Contract if you are not willing to assume the risks associated with the Contract. See "Risk Factors" beginning on page 19.
Prospective purchasers may obtain an application to purchase the Contract through broker-dealers that have been appointed by us as insurance agents and that have selling agreements with Nationwide Investment Services Corporation ("NISC"), the principal underwriter for the Contracts. NISC will use its best efforts to sell the Contracts, but is not required to sell any number or dollar amount of Contracts. We may stop offering the Contracts at any time.
Index-linked annuity contracts are complicated investments. You should speak with a financial professional about the Contract’s features, benefits, and risks, and whether the Contract is appropriate for you based on your financial situation and objectives.
This prospectus does not constitute an offering in any jurisdiction in which the Contract may not lawfully be sold.
All guarantees under the Contract are subject to our creditworthiness and claims-paying ability.
The Contract is not a bank deposit, is not FDIC insured, and is not insured or endorsed by any bank or government agency. The Contract may not be available in every state.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
For information on how to contact Nationwide, see Contacting the Service Center.

ii

Table of Contents (continued)

Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.
iii

DEFINED TERMS
Provided below is a list of special terms used throughout this prospectus. Certain other special terms are defined in context where they first appear in this prospectus.
Adjusted Index Performance (AIP) – A percent that represents the Index Performance adjusted for a Strategy’s Participation Rate and Strategy Spread. The AIP is the Index Performance multiplied by the Participation Rate and then reduced by the product of the Strategy Spread multiplied by the Elapsed Term. The AIP is used in the Strategy Earnings Percentage and Non-Preferred Strategy Earnings Percentage calculations.
Annuitant - The person upon whose life any life-contingent annuity payments depend and the person whose death triggers the Death Benefit. The Annuitant is also the person to whom annuity payments are made once you reach Annuitization.
Annuitization Date - The date on which annuity payments begin.
Annuity Commencement Date - The date on which annuity payments are scheduled to begin.
Beneficiary - A person designated by the Contract Owner who may receive certain benefits under the Contract, including the Death Benefit.
Business Day - Each day that the New York Stock Exchange is open for regular trading. A Business Day ends at the same time that regular trading on the New York Stock Exchange closes (typically 4:00 p.m. Eastern Time).
Cash Withdrawal - The dollar amount paid to the Contract Owner upon a partial withdrawal or full surrender. A Cash Withdrawal is equal to the Gross Withdrawal minus any applicable CDSC and deducted taxes, and reflects the application of any MVA.
Charitable Remainder Trust - A trust meeting the requirements of Section 664 of the Code.
Code - The Internal Revenue Code of 1986, as amended.
Contingent Annuitant - The person who becomes the Annuitant if the Annuitant dies before the Annuitization Date.
Contingent Beneficiary - The person or entity designated by the Contract Owner to receive any benefits accorded to a Beneficiary if there are no surviving Beneficiaries when the Annuitant dies.
Contingent Deferred Sales Charge (CDSC) - A charge that may be assessed if you take a Non-Preferred Withdrawal during the first six Contract Years.
Contract - The Nationwide Defined ProtectionSM Annuity Contract, the individual single purchase payment deferred annuity contract with index-linked strategies described in this prospectus.
Contract Accumulation Value - The sum of your Strategy Accumulation Values as of a given date.
Contract Anniversary - Each recurring twelve-month anniversary of the Date of Issue while the Contract remains in force.
Contract Owner (you) - The person possessing all rights under the Contract prior to the Annuitization Date, along with any Joint Owner. As the context requires, "you" refers to a potential or existing Contract Owner.
Contract Value - The sum of your Strategy Values as of a given date.
Contract Year - The twelve-month period starting on the Date of Issue and each Contract Anniversary. A Contract Year ends on the day prior to a Contract Anniversary.
Crediting Factors - For any Strategy, the Index, Strategy Term, Protection Level, Participation Rate, and Strategy Spread. See "Crediting Factors" for a description of each Crediting Factor.
Date of Issue - The date we issue the Contract. Your Purchase Payment is applied to the Contract on the Date of Issue.
Death Benefit - The benefit triggered upon the death of the Annuitant, provided such death occurs before the Annuitization Date while the Contract is in force and there is no Contingent Annuitant.

Default Option – the Strategy where your Strategy Value will be transferred to if you have Strategy Value invested in a Strategy that will not be available for reinvestment for the next Strategy Term and we do not receive instructions from you prior to the close of business on the Strategy Term End Date.
Elapsed Term - The number of calendar days that have elapsed during a Strategy Term divided by 365.
Gross Withdrawal - A value that we calculate each time you take a partial withdrawal or full surrender representing the impact of the withdrawal. When you take a partial withdrawal or full surrender, the Gross Withdrawal equals the reduction in your Modified Contract Value and related Modified Strategy Value. A Gross Withdrawal equals the related Cash Withdrawal plus any applicable CDSC and deducted taxes, and minus any applicable MVA (which can be positive or negative).
Index - The market index associated with a Strategy.
Index Performance - The change in the value of an Index, expressed as a percentage, between the first day of a Strategy Term (or another date for a substitute Index) and a specific future day during that Strategy Term. The Index Performance may be positive, negative, or equal to zero.
Index Value - On a Business Day, the closing value of an Index published for that day. On a day other than a Business Day, the Index Value will be the closing value of the Index for the previous Business Day.
Individual Retirement Account - An account that qualifies for favorable tax treatment under Section 408(a) of the Code but does not include Roth IRAs.
Individual Retirement Annuity (IRA) - An annuity contract that qualifies for favorable tax treatment under Section 408(b) of the Code, but does not include Roth IRAs or Simple IRAs.
Interim Strategy Earnings - The amount applied to your Strategy when you take a partial withdrawal or full surrender on a day other than the Strategy Term End Date.
Investment-Only Contract - A Contract purchased by a qualified pension, profit-sharing, or stock bonus plan as defined by Section 401(a) of the Code.
Joint Owner - The person, if any, designated as a second person (in addition to the Contract Owner) to possess an undivided interest in the Contract. If there is a Joint Owner, references to Contract Owner and Joint Owner will apply to both of them, or either of them, unless the context requires otherwise.
Lock-In - The feature under the Contract that allows an Index Value as of a certain date to be locked-in for purposes of calculating the Index Performance for a Strategy for the remainder of the Strategy Term.
Lock-In Date - The date as of which the Index Value for a Strategy is locked in under the Lock-In feature.
Market Value Adjustment (MVA) - The adjustment that may be applied if you take a Non-Preferred Withdrawal during the MVA Period.
Modified Contract Value - The sum of your Modified Strategy Values as of a given date, which equals the maximum Gross Withdrawal that can be taken from the Contract on any given date.
Modified Strategy Value - The maximum Gross Withdrawal that may be taken from a Strategy as of a given date during a Strategy Term. On a Strategy Term End Date, the Modified Strategy Value is equal to your Strategy Value plus any Term Strategy Earnings. On any day other than the Strategy Term End Date, the Modified Strategy Value is equal to your Strategy Value plus any Interim Strategy Earnings that would be applied if you withdrew your entire Strategy Value.
MVA Period - The period of time during which Nationwide may apply the MVA to partial withdrawals and a full surrender. The MVA Period begins on the Date of Issue and ends after the sixth Contract Year.
Nationwide (we, us, our) - Nationwide Life Insurance Company.
Non-Preferred Strategy Earnings Percentage (NSEP) - A rate of interest (which may be positive, negative, or equal to zero) used to calculate Interim Strategy Earnings applied to a Strategy when a Non-Preferred Withdrawal is taken prior to the Strategy Term End Date.

Non-Preferred Withdrawal - Any portion of a Gross Withdrawal from the Contract that is in excess of the Remaining Preferred Withdrawal Amount. Interim Strategy Earnings for a Non-Preferred Withdrawal are calculated using the Non-Preferred Strategy Earnings Percentage (or NSEP). Non-Preferred Withdrawals may also be subject to CDSCs and MVAs. All or a portion of any withdrawal may be subject to federal income taxes, and Contract Owners taking withdrawals before age 59½ may be subject to a 10% penalty tax.
Non-Preferred Withdrawal Adjustment Percentage – A percent that can reduce your Interim Strategy Earnings if you take a Non-Preferred Withdrawal. It is part of the NSEP calculation.
Non-Qualified Contract - A Contract which does not qualify for favorable tax treatment as a Qualified Plan, IRA, Roth IRAs, SEP IRA, or Simple IRA.
Participation Rate - The proportion of the Index Performance that is reflected in the Strategy’s performance.
Preferred Withdrawal - Any portion of a Gross Withdrawal from the Contract that is less than or equal to the Remaining Preferred Withdrawal Amount. Preferred Withdrawals are not subject to any CDSC or MVA. In addition, Interim Strategy Earnings for a Preferred Withdrawal are calculated using the Strategy Earnings Percentage (SEP). All or a portion of any withdrawal may be subject to federal income taxes, and Contract Owners taking withdrawals before age 59½ may be subject to a 10% penalty tax.
Preferred Withdrawal Amount - The dollar amount of Gross Withdrawals that you can take during a given Contract Year without taking a Non-Preferred Withdrawal.
Preferred Withdrawal Percentage – the percentage of your Contract Value that you can withdraw each Contract Year as a Preferred Withdrawal.
Protection Level - An amount of downside protection under a Strategy for a Strategy Term.
Purchase Payment - Money paid into the Contract by the Contract Owner.
Qualified Plan - A retirement plan that receives favorable tax treatment under Section 401 of the Code, including Investment-Only Contracts. In this prospectus, all provisions applicable to Qualified Plans also apply to Investment-Only Contracts unless specifically stated otherwise.
Remaining Preferred Withdrawal Amount - The Preferred Withdrawal Amount for a Contract Year minus the total dollar amount of all Preferred Withdrawals from the Contract already taken that Contract Year. The Remaining Preferred Withdrawal Amount will never be less than zero.
Roth IRA - An annuity contract which qualifies for favorable tax treatment under Section 408A of the Code.
Simplified Employee Pension IRA (SEP IRA) - An annuity contract which qualifies for favorable tax treatment under Section 408(k) of the Code. A SEP IRA is unrelated to the Strategy Earnings Percentage (SEP) described throughout this prospectus, which is a rate of return used to calculate Strategy Earnings.
Service Center - The department of Nationwide responsible for receiving all service and transaction requests relating to the Contract. For service and transaction requests submitted other than by telephone (including fax requests), the Service Center is Nationwide’s mail and document processing facility. For service and transaction requests communicated by telephone, the Service Center is Nationwide’s operations processing facility. Information on how to contact the Service Center may be found under "Contacting the Service Center."
Simple IRA - An annuity contract which qualifies for favorable tax treatment under Section 408(p) of the Code.
Strategy - Each investment option to which you may allocate your Purchase Payment or Contract Value.
Strategy Accumulation Value - The value of a Strategy if unrealized Strategy Earnings were to be applied to the Strategy Value using only the SEP as of a given date during a Strategy Term. It is the daily value expressed in dollars that is provided to show how the Strategy is performing throughout a Strategy Term.
Strategy Earnings - The amount applied to a Strategy, including Term Strategy Earnings and/or Interim Strategy Earnings, on a given date or over a period of time. Strategy Earnings may be positive, negative, or equal to zero. Strategy Earnings may be negative when the Index Performance decreases or when the Index Performance increases but does not increase enough to offset the impact of any applicable Strategy Spread.

Strategy Earnings Percentage (SEP) - A rate of interest (which may be positive, negative, or equal to zero) used to calculate Term Strategy Earnings applied to a Strategy on the Strategy Term End Date, as well as any Interim Strategy Earnings applied to a Strategy when a Preferred Withdrawal is taken prior to the Strategy Term End Date. The SEP is also used in the calculation of the Death Benefit.
Strategy Spread - An annualized percentage used as a deduction in the calculation of a Strategy’s performance. The Strategy Spread, when greater than zero, reduces Strategy Earnings. To calculate the Strategy Spread’s impact at any point in time, it is multiplied by the Elapsed Term (e.g., a 2% Strategy Spread on a 3-year Strategy Term will reduce earnings calculated at the end of the Strategy Term by 6% (subject to the downside protection of the Protection Level)).
Strategy Term - The duration of a Strategy, expressed in years.
Strategy Term End Date - The last day of a Strategy Term.
Strategy Value - The value of a Strategy without taking into account any potential gains or losses caused by future Strategy Earnings.
Surrender Value - The amount available upon full surrender of the Contract. The Surrender Value is equal to the Modified Contract Value minus any applicable CDSC and after any applicable MVA. We may deduct taxes from the Surrender Value.
Term Strategy Earnings - Strategy Earnings applied to a Strategy upon the maturity of a Strategy on the Strategy Term End Date.

SUMMARY
This summary provides a brief overview of the Contract. You should carefully read the entire prospectus before you decide whether to purchase the Contract. The Contract may not be currently available in all states, may vary in your state, or may not be available from all selling firms or from all financial professionals.
Who is Nationwide? Nationwide is the issuer of the Contract. Nationwide is a stock life insurance company organized under Ohio law, with its home office located at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities, and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.
What is the purpose of the Contract? The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. Prior to annuitization, you allocate the money under your Contract to one or more of the index-linked Strategies that we offer. The return on your investment in a Strategy depends (in part) on the performance of the Strategy’s Index over the course of its Strategy Term. The value of your Contract will increase or decrease depending on the amount of earnings that we credit to your Contract. When earnings are credited to your contract you may experience a gain or a loss depending on whether the earnings are positive or negative.
Each Strategy includes a defined level of downside protection that limits the amount of loss you can experience during a Strategy Term. We refer to this defined downside protection as a "Protection Level." Each Strategy also includes a percentage that determines the proportion of the index performance you receive over the course of a Strategy Term, which is referred to as a "Participation Rate." A Strategy’s Participation Rate can be as low as 5%. Some Strategies also have an annualized percentage that is deducted from earnings called a "Strategy Spread."
You may access your money at any time prior to annuitization by taking partial withdrawals or fully surrendering your Contract. When you take a withdrawal or full surrender, you are withdrawing a portion or all of the value of your investment(s) in one or more Strategies, which is referred to as your "Strategy Value(s)." The Contract allows you to take a certain amount of "preferred" withdrawals on an annual basis. Withdrawals in excess of the permissible amount of preferred withdrawals are referred to as "Non-Preferred Withdrawals." When you take a preferred withdrawal, we will calculate your earnings in the same manner as we calculate your earnings at the end of a Strategy Term. This manner for calculating earnings is generally more advantageous than when we calculate earnings for non-preferred withdrawals.
Non-preferred withdrawals taken in the first six years of the Contract are subject to contingent deferred sales charges and may be subject to a negative market value adjustment, both of which will negatively impact the performance of your Contract. All or a portion of any withdrawal may be subject to federal income taxes, and Contract Owners taking withdrawals before age 59½ may be subject to a 10% penalty tax.
The Contract has a Death Benefit that may be triggered prior to the Annuitization Date upon the death of the Annuitant. See "Death Benefit and Succession Rights."
Once you reach the Annuitization Date, we pay guaranteed income in the form of annuity payments. The duration and dollar amount of the annuity payments will depend on the dollar amount that you annuitize and the annuity payment option that you select. See "Annuitization."
All payments under the Contract are subject to our financial strength and claims-paying ability, as well as the terms and conditions described in this prospectus.
You should not buy the Contract if you are looking for a short-term investment or if you plan on taking withdrawals in excess of the permitted amount of Preferred Withdrawals in any Contract Year, as described in this prospectus. You should understand that while the Contract provides some protection against loss, you can lose money under the Contract. It is possible to lose a substantial amount of your principal investment. You should not buy the Contract if you are not willing to assume the risks associated with the Contract. See "Risk Factors."
How can the Contract be categorized under the Code? The Contract can be categorized under the Code as a:
•	Charitable Remainder Trust
•	Individual Retirement Annuity (IRA)
•	Investment-Only Contract (Qualified Plans)
•	Non-Qualified Contract
•	Roth IRA

•	Simplified Employee Pension IRA ("SEP IRA")
•	Simple IRA
If you purchase the Contract as an Individual Retirement Account or Roth IRA, the Contract will not provide you with any additional tax deferral benefits.
See "Contract Types and Federal Tax Considerations" for additional detail.
How do I purchase the Contract? You may purchase the Contract by completing an application and submitting a Purchase Payment of at least $25,000 to our Service Center. Only one Purchase Payment is allowed under the Contract. We may agree to accept multiple payments as part of a single Purchase Payment.
What are the investment options under the Contract? You may allocate your money under the Contract to one or more of the index-linked Strategies that are available for investment under the Contract. If you are simultaneously invested in the same Strategy for Strategy Terms that began on different dates, those investments will be considered separate Strategies. You may be invested in no more than five Strategies at any given time. There is no minimum dollar amount that can be allocated to a Strategy. Allocations to Strategies must be in whole percentages.
The Contract currently offers the following Strategies*:
•	BlackRock Select Factor Index, 1 Year, 100% Protection Level Strategy
•	BlackRock Select Factor Index, 1 Year, 95% Protection Level Strategy
•	BlackRock Select Factor Index, 1 Year, 90% Protection Level Strategy
•	BlackRock Select Factor Index, 3 Year, 100% Protection Level Strategy
•	BlackRock Select Factor Index, 3 Year, 95% Protection Level Strategy
•	BlackRock Select Factor Index, 3 Year, 90% Protection Level Strategy
•	J.P. Morgan Mozaic IISM Index, 1 Year, 100% Protection Level Strategy
•	J.P. Morgan Mozaic IISM Index, 1 Year, 95% Protection Level Strategy
•	J.P. Morgan Mozaic IISM Index, 1 Year, 90% Protection Level Strategy
•	J.P. Morgan Mozaic IISM Index, 3 Year, 100% Protection Level Strategy
•	J.P. Morgan Mozaic IISM Index, 3 Year, 95% Protection Level Strategy
•	J.P. Morgan Mozaic IISM Index, 3 Year, 90% Protection Level Strategy
•	MSCI EAFE Index, 1 Year, 100% Protection Level Strategy
•	MSCI EAFE Index, 1 Year, 95% Protection Level Strategy
•	MSCI EAFE Index, 1 Year, 90% Protection Level Strategy
•	MSCI EAFE Index, 3 Year, 95% Protection Level Strategy
•	MSCI EAFE Index, 3 Year, 90% Protection Level Strategy
•	NYSE® Zebra Edge® Index, 1 Year, 100% Protection Level Strategy
•	NYSE® Zebra Edge® Index, 1 Year, 95% Protection Level Strategy
•	NYSE® Zebra Edge® Index, 1 Year, 90% Protection Level Strategy
•	NYSE® Zebra Edge® Index, 3 Year, 100% Protection Level Strategy
•	NYSE® Zebra Edge® Index, 3 Year, 95% Protection Level Strategy
•	NYSE® Zebra Edge® Index, 3 Year, 90% Protection Level Strategy
•	SG Macro Compass Index, 1 Year, 100% Protection Level Strategy
•	SG Macro Compass Index, 1 Year, 95% Protection Level Strategy
•	SG Macro Compass Index, 1 Year, 90% Protection Level Strategy
•	SG Macro Compass Index, 3 Year, 100% Protection Level Strategy
•	SG Macro Compass Index, 3 Year, 95% Protection Level Strategy
•	SG Macro Compass Index, 3 Year, 90% Protection Level Strategy
•	S&P 500® Average Daily Risk Control 10% USD Price Return Index, 1 Year, 100% Protection Level Strategy
•	S&P 500® Average Daily Risk Control 10% USD Price Return Index, 1 Year, 95% Protection Level Strategy
•	S&P 500® Average Daily Risk Control 10% USD Price Return Index, 1 Year, 90% Protection Level Strategy
•	S&P 500® Average Daily Risk Control 10% USD Price Return Index, 3 Year, 100% Protection Level Strategy
•	S&P 500® Average Daily Risk Control 10% USD Price Return Index, 3 Year, 95% Protection Level Strategy
•	S&P 500® Average Daily Risk Control 10% USD Price Return Index, 3 Year, 90% Protection Level Strategy
•	S&P 500® Index, 1 Year, 100% Protection Level Strategy
•	S&P 500® Index, 1 Year, 95% Protection Level Strategy
•	S&P 500® Index, 1 Year, 90% Protection Level Strategy
•	S&P 500® Index, 3 Year, 95% Protection Level Strategy

•	S&P 500® Index, 3 Year, 90% Protection Level Strategy
* See "What are the Crediting Factors for a Strategy?" for information on the Participation Rate and Strategy Spread for each Strategy. Each Strategy has its own Minimum Participation Rate that will never be less than 5%, and each Strategy has its own Maximum Strategy Spread that will never be greater than the initial Strategy Spread identified in your Contract at the Date of Issue plus 2%. When a Strategy has both a Participation Rate less than 100% and a Strategy Spread greater than zero, the Participation Rate and Strategy Spread combine to reduce gains when Index Performance is positive. Additionally, when a Strategy has both a Participation Rate greater than 100% and a Strategy Spread greater than zero, the Participation Rate and Strategy Spread combine to increase losses when Index Performance is negative.
Each Index is described in more detail under "Strategies – Indexes" and "Risk Factors – Index Risk." We reserve the right to make Strategies available for investment that use Indexes other than those listed above. There is no guarantee that a Strategy using any of the Indexes listed above will always be available for investment.
Once you reach the Annuitization Date, the Strategies are not available for investment.
You should understand that Index Performance is important, but it is not the only factor used to calculate gains or losses under the Contract. Each Strategy has multiple components that impact your Strategy Earnings, either by adjusting the Index Performance or otherwise increasing or decreasing gain or loss.
What factors will affect my investment gains and losses under the Contract? Each Strategy has the following five Crediting Factors: an Index, which is the market index linked to a Strategy; a Strategy Term, which represents the duration of the Strategy in years; a Protection Level, which represents an amount of downside protection under a Strategy for a Strategy Term; a Participation Rate, which represents the proportion of the Index Performance reflected in the Strategy’s performance; and a Strategy Spread, which is an annualized percentage used as a deduction in the calculation of a Strategy’s performance. The Index, Strategy Term and Protection Level will not change for as long as we continue to offer the Strategy, while the Participation Rate and Strategy Spread can change for future Strategy Terms.
When selecting a Strategy for investment, you should not select a Strategy based on any single Crediting Factor in isolation. While one Crediting Factor for a Strategy may be more or less favorable or attractive to you, the other Crediting Factors also impact whether that Strategy is appropriate for you based on your financial needs and goals. You should consult a financial professional prior to selecting a Strategy for investment.
The following provides a brief description of the five Crediting Factors. See "Crediting Factors" for additional information.
1.	Index
The Index is the market index to which a Strategy is linked. The different Indexes under the Contract provide exposure to different markets and asset classes, all of which may perform differently compared to each other and during different time periods. When we calculate Strategy Earnings, if the Index Performance is negative, you will lose money under your Contract unless the Strategy’s downside protection protects you from the loss. When the Index Performance is positive, you may or may not gain money under your Contract, depending on the impact of the Strategy Spread.
We calculate the Index Performance on a point-to-point basis, which is done by comparing:
(a)	The value of the Index on the first day of the Strategy Term (the "Strategy Term Start Date") to
(b)	The value of the Index on a specific future date during the Strategy Term, which could be the last day of the Strategy Term (the "Strategy Term End Date") or any date prior to the Strategy Term End Date on which you take a withdrawal.
The result of this comparison will be the percentage change in the value of the Index between those two points in time. We refer to that change as the "Index Performance." For example, if the Index Value on the first and last day of a Strategy Term equals 1,000 and 1,100, respectively, the Index Performance between those two dates equals +10% (i.e., (10% = (1,100 – 1,000) / 1000). Conversely, if the Index Value on the first and last day of a Strategy Term equals 1,000 and 900, respectively, the Index Performance between those two dates equals -10% (i.e., -10% = (900 –1,000) / 1000).
Because we calculate Index Performance by comparing the value of the Index between two specific points in time, Index Performance may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time. This is true even for Strategies with Strategy Terms longer than one year.
Please note that there are certain exceptions to the manner in which we calculate Index Performance:

•	Lock-In. We calculate Index Performance differently when you have exercised the Lock-In feature for a Strategy. You may exercise the Lock-In feature on any business day prior to the Strategy Term End Date. Exercising the Lock-In feature operates to fix the Index Performance for the remainder of the Strategy Term as the change in the value of the Index between the Strategy Term Start Date and the "Lock-In Date."
For example, if the Index Value on the Strategy Term Start Date equals 1,000, and then on a given day during the Strategy Term, you lock-in an Index Value of 1,100, your Index Performance will be +10% for the remainder of the Strategy Term. This would be true even if the Index later increases in value above 1,100 or decreases in value below 1,100.
Index Performance may not equate to Strategy Earnings depending on the other Crediting Factors applicable to the Strategy. You should fully understand the operation and impact of the Lock-In feature prior to purchasing the Contract or exercising the Lock-In feature. See "Lock-In Risk" and "Lock-In" for additional information.
Index Substitution. We calculate Index Performance differently in the event that we substitute an Index during a Strategy Term. Subject to regulatory approval, we may substitute the Index during a Strategy Term if the Index is discontinued or if there is a substantial change to the calculation of the Index. See "Crediting Factors – Indexes."
Certain Indexes available under this Contract do not include income from any dividends paid by component companies. The exclusion of dividends from an Index will lower the Index Performance, particularly over the course of time. Certain Indexes are comprised of foreign issuers and include exchange rate methodologies that may lower a Strategy’s returns. See "Crediting Factors – Indexes."
2.	Strategy Term
The Strategy Term represents the duration of the Strategy, expressed in years. Currently, the Strategies offered under the contract have Strategy Terms of either 1 or 3 years. If you select a one-year Strategy Term, the performance of your investment will depend on the performance of the Index for up to a one-year period. If you select a three-year Strategy Term, the performance of your investment will depend on the performance of the Index for up to a three-year period.
3.	Protection Level
The Protection Level represents an amount of downside protection under a Strategy for a Strategy Term. The Protection Level is presented as a percentage (e.g., 100%, 95%, 90%). A higher Protection Level provides more protection against loss than a lower Protection Level. For example, if you select a Strategy with a 90% Protection Level, your rate of return that is calculated at the end of the Strategy Term cannot be lower than -10%. If you select a Strategy with a 100% Protection level, your rate of return that is calculated at the end of the Strategy Term cannot be lower than 0%.
The Protection Level only applies when we apply Strategy Earnings to your Contract at the end of a Strategy Term or when you take a Preferred Withdrawal prior to the end of a Strategy Term. Even when the Protection Level applies, unless the Protection Level is 100%, the Protection Level provides only limited protection against loss.
The Protection Level’s defined downside protection does not apply to a Non-Preferred Withdrawal. There is some downside protection provided for Non-Preferred Withdrawals, but the Protection Level’s defined downside protection may be reduced by certain negative adjustments associated with the Non-Preferred Withdrawal. This means that your risk of loss increases when you take a Non-Preferred Withdrawal prior to the end of a Strategy Term.
It is possible to lose a substantial amount of your principal investment under this Contract. The CDSC and MVA may also result in a loss of principal and related earnings if you take a Non-Preferred Withdrawal from your Contract during the first six Contract Years. This risk exists even if you are invested in a Strategy with an Index that is performing positively as of the date of your withdrawal.
4.	Participation Rate
The Participation Rate represents the proportion of the Index Performance that is reflected in the Strategy’s performance. The Participation Rate is presented as a percentage greater or less than, or equal to, 100% (e.g., 50% or 150%). The Participation Rate may have the effect of increasing or decreasing gains or losses as follows:

•	If the Participation Rate is greater than 100%, it will increase your upside potential when the Index Performance is positive. For example, if your Participation Rate is 150%, we will multiply any positive Index Performance by 150%.
A Participation Rate greater than 100% also increases your downside risk. For example, if your Participation Rate is 150%, we will multiply any negative Index Performance by 150% (subject to any applicable defined downside protection).
•	If the Participation Rate is less than 100%, it will decrease your upside potential when the Index Performance is positive. For example, if your Participation Rate is 90%, we will apply only 90% of the positive Index Performance.
A Participation Rate lower than 100% also decreases your downside risk when Index Performance is negative. For example, if your Participation Rate is 90%, we will only apply 90% of the negative Index Performance (subject to any applicable defined downside protection).
•	If the Participation Rate is equal to 100%, it will neither increase nor decrease your upside potential or downside risk.
We declare a new Participation Rate at the start of each Strategy Term, which may be different than the prior Participation Rate for the same Strategy. A Participation Rate may be set as low as 5%. A low Participation Rate would cause a Strategy to participate in the performance of the linked index to only a small extent. A Strategy’s Participation Rate for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.
5.	Strategy Spread
The Strategy Spread is an annualized percentage used as a deduction in the calculation of a Strategy’s performance. A Strategy Spread greater than 0% always has the effect of reducing a Strategy’s performance. A Strategy will never have a Strategy Spread lower than 0%.
The impact of a Strategy Spread increases over the course of the Strategy Term, reaching its full potential impact on the Strategy Term End Date. For instance, if a Strategy with a 1-year Strategy Term has a Strategy Spread of 2%, the potential impact of the Strategy Spread will not reach 2% until the Strategy Term End Date. If a Strategy with a 3-year Strategy Term has a Strategy Spread of 2%, the potential impact of the Strategy Spread will not reach 6% (2% per year) until the Strategy Term End Date.
A Strategy Spread can result in negative Strategy Earnings even if you have positive Index performance.
We declare a new Strategy Spread at the start of each new Strategy Term, which may be different than the prior Strategy Spread for the same Strategy. Each Strategy has its own Maximum Strategy Spread that will never be greater than the initial Strategy Spread plus 2%. A Strategy’s Strategy Spread for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.
How do I know what the Crediting Factors are for a Strategy that I want to invest in? As long as we continue to offer any Strategy listed above under "What are the investment options under the Contract," its Index, Strategy Term, and Protection Level will not change.
The Participation Rate and Strategy Spread for each Strategy will be declared prior to the beginning of each Strategy Term and are subject to change from Strategy Term to Strategy Term. Such changes will be subject to the following conditions and considerations:
•	The Participation Rate is guaranteed to never be lower than the "Minimum Participation Rate" applicable to that Strategy. Each Strategy has its own Minimum Participation Rate. Regardless, a Participation Rate will never be less than 5%.
When the Participation Rate increases from one Strategy Term to the next, your upside potential will increase, but your risk of loss also increases.
When the Participation Rate decreases from one Strategy Term to the next, your upside potential decreases, but your risk of loss also decreases.
•	The Strategy Spread is guaranteed never to be greater than the "Maximum Strategy Spread" applicable to that Strategy. The Maximum Strategy Spread for each Strategy will equal the initial Strategy Spread for that Strategy plus 2%.

When the Strategy Spread increases from one Strategy Term to the next, the Strategy Spread will have a greater impact on your gains and losses, decreasing gains and potentially increasing losses.
Before purchasing this Contract, you should contact the Service Center or your financial professional for information on the available Strategies and the current Participation Rates and Strategy Spreads. For existing contract owners, at least 30 days prior to the end of the Strategy Term, we will send you a notice stating (i) the Strategies that will be available for investment at the end of the Strategy Term, (ii) their respective Crediting Factors, including the Participation Rate and Strategy Spread that we declared for the upcoming Strategy Term, and (iii) how to communicate your instructions to us regarding what to do with your money invested in the maturing Strategy.
When selecting a Strategy for investment, you should understand that your gains or losses for a Strategy will not equal the gains or losses in the Index you choose. Each Strategy has multiple components that impact your Strategy Earnings, either by adjusting the Index Performance or otherwise increasing or decreasing gain or loss. You should not select a Strategy based on any single Crediting Factor in isolation. While one Crediting Factor for a Strategy may be more or less favorable or attractive to you, the other Crediting Factors also impact whether that Strategy is appropriate for you based on your financial needs and goals. You should consult a financial professional prior to selecting a Strategy for investment.
When are gains and losses applied to my Contract? Strategy Earnings are applied to your Contract at the end of a Strategy Term. Strategy Earnings are also applied to your Contract if you take a withdrawal prior to the end of a Strategy Term. Depending on the amount of your withdrawal, when you take a withdrawal prior to the end of a Strategy Term, we may calculate your Strategy Earnings differently than at the end of a Strategy Term. See, How are my gains and losses calculated when I take a Preferred Withdrawal prior to the end of a Strategy Term? and How are my gains and losses calculated when I take a Non-Preferred Withdrawal prior to the end of a Strategy Term?
How does the point-to-point calculation of Index Performance impact my gains and losses? Each Strategy uses a point-to-point calculation to determine the Index Performance. Under a point-to-point calculation, the Index Performance will be the percentage change in the value of the Index between the first day of the Strategy Term and the Strategy Term End Date (unless the Lock-In feature has been exercised). If a withdrawal is taken, the Index Performance will be the percentage change in the value of the Index between the first day of the Strategy Term and the date of the withdrawal (unless the Lock-In feature has been exercised prior to the withdrawal).
Use of a point-to-point calculation results in Index Performance being calculated at a single point in time, even for a Strategy with a three-year Strategy Term. As a result, you may experience negative or flat performance even when the Index experienced gains through some, or most, of the Strategy Term or prior to a withdrawal.
How are gains and losses calculated at the end of a Strategy Term? We calculate your Strategy Earnings at the end of a Strategy Term using the following process:
•	First, we calculate the Index Performance. If you have not exercised the Lock-in feature, the Index Performance will be the change in the value of the Index between the first day of the Strategy Term and the Strategy Term End Date. If you have exercised the Lock-in feature, the Index Performance will be the change in the value of the Index between the first day of the Strategy Term and the date the value of the Index was locked-in.
•	Second, we calculate the Adjusted Index Performance. The Adjusted Index Performance reflects the application of the Participation Rate and the Strategy Spread to the Index Performance.
The formula for calculating the Adjusted Index Performance is as follows: (Index Performance x Participation Rate) – (Strategy Spread x Elapsed Term). At the end of the Strategy Term, "Elapsed Term" will equal the length of the Strategy Term expressed in years, currently, 1 or 3.
•	Third, we calculate your rate of return, which will be applied as a percentage of the value of your investment in the Strategy. We refer to this rate of return as the "Strategy Earnings Percentage." The Strategy Earnings Percentage will equal the greater of (a) the Adjusted Index Performance or (b) the Protection Level minus 100%.
•	Fourth, using the Strategy Earnings Percentage, we calculate the dollar amount of gains or losses that will be applied to your Contract. We calculate that dollar amount by multiplying the Strategy Earnings Percentage by the value of your investment in the Strategy.
The table below provides examples of how your Strategy Earnings are calculated at the end of a Strategy Term. It assumes:

(i)	a one-year Strategy Term;
(ii)	a Protection Level of 90%;
(iii)	a Participation Rate of 100%;
(iv)	a Strategy Spread of 2%;
(v)	the value of your investment in the Strategy at the beginning of the Strategy Term equals $10,000; and
(vi)	no withdrawals were taken during the Strategy Term.

Example – Table 1
Index Performance	Strategy Earnings applied at end of a Strategy Term
Index Performance = 10%	Your Strategy Earnings would be +$800
• The Adjusted Index Performance equals 8%. This is calculated as follows: (10% x 100%) – (2% x 1) = 8%.
• The Strategy Earnings Percentage equals 8%. The Adjusted Index Performance (8%) is greater than the Protection Level minus 100% (-10%).
• The Strategy Earnings equal +$800. This is calculated by multiplying the Strategy Earnings Percentage (8%) by the value of the investment ($10,000).
• The value of your investment would now equal $10,800.
Index Performance = -5%	Your Strategy Earnings will be -$700
• The Adjusted Index Performance equals -7%. This is calculated as follows: (-5% x 100%) – (2% x 1) = -7%.
• The Strategy Earnings Percentage equals -7%. The Adjusted Index Performance (-7%) is greater than the Protection Level minus 100% (-10%).
• The Strategy Earnings equal -$700. This is calculated by multiplying the Strategy Earnings Percentage (-7%) by the value of the investment ($10,000).
• The value of your investment would now equal $9,300.
In this scenario, the 90% Protection Level did not limit the amount of negative Strategy Earnings that were applied to the Contract.
Index Performance = -15%	Your Strategy Earnings will be -$1,000
• The Adjusted Index Performance equals -17%. This is calculated as follows: (-15% x 100%) – (2% x 1) = -17%.
• The Strategy Earnings Percentage equals -10%. The Protection Level minus 100% (-10%) is greater than the Adjusted Index Performance (-17%).
• The Strategy Earnings equal -$1,000. This is calculated by multiplying the Strategy Earnings Percentage (-10%) by the value of the investment ($10,000).
• The value of your investment would now equal $9,000.
In this scenario, the 90% Protection Level limited the amount of negative Strategy Earnings that were applied to the Contract. If there was no downside protection, the Strategy Earnings would have been -$1,700.

The examples above assume a Participation Rate of 100%, which means that the Participation Rate neither increased nor decreased upside potential or downside risk. The table below compares how the Strategy Earnings in Example – Table 1 would change if the Participation Rate was increased to 110% or decreased to 90% and all other assumptions remained the same.
Example – Table 2
Index Performance	Strategy Earnings applied at end of a Strategy Term using different Participation Rates based on stated assumptions
	100% Participation Rate (Example – Table 1)	110% Participation Rate	90% Participation Rate
Index Performance = 10%	+$800	+$900	+$700
Index Performance = -5%	-$700	-$750	-$650
Index Performance = -15%	-$1,000	-$1,000	-$1,000
As illustrated in the table above, compared to Example – Table 1 which assumed a 100% Participation Rate:
•	A 110% Participation Rate increased gains when the Index performed positively, but also increased losses when the Index performed negatively.
•	Conversely, a 90% Participation Rate decreased gains when the Index performed positively, but also decreased losses when the Index performed negatively.
•	In all cases, when the Index Performance was so negative that the Adjusted Index Performance was below the Strategy’s defined downside protection, the Protection Level limited the realized losses.
When is a withdrawal a Preferred Withdrawal or Non-Preferred Withdrawal, and what is the difference? Whenever you take a withdrawal, including at the end of a Strategy Term, the withdrawal will be treated as either a "Preferred Withdrawal" or a "Non-Preferred Withdrawal." The Contract allows you to take a certain amount of Preferred Withdrawals each Contract Year, which we refer to as the "Preferred Withdrawal Amount." Any withdrawals in excess of the Preferred Withdrawal Amount will be Non-Preferred Withdrawals. If a given withdrawal exceeds the limit on Preferred Withdrawals, the non-excess portion will be treated as a Preferred Withdrawal and the excess portion will be treated as a Non-Preferred Withdrawal.
Each Contract year, we track your "Remaining Preferred Withdrawal Amount" for each Strategy, which is the remaining amount of Preferred Withdrawals that may be taken from that Strategy. If you are invested in multiple Strategies, your Strategies will have different Remaining Preferred Withdrawal Amounts. As a result, a partial withdrawal or full surrender will not result in the same level of Preferred Withdrawals across your Strategies.
Preferred Withdrawal Amount. At the beginning of each Contract Year prior to annuitization, your Preferred Withdrawal Amount for that Contract Year is equal to the greater of:
(a)	Your Contract Value at the beginning of the Contract Year (immediately prior to any partial withdrawal or full surrender on such day) multiplied by the applicable Preferred Withdrawal Percentage, or
(b)	The amount required to meet minimum distribution requirements for the Contract under the Code.
The Preferred Withdrawal Percentage is 7% for the first six Contract Years and then increases to 10.00% after you have completed six Contract Years.
Below we summarize the differences between Preferred Withdrawals and Non-Preferred Withdrawals under the Contract:
	Subject to Contingent Deferred Surrender Charges?	Subject to Market Value Adjustment?	Does the Downside Protection Provided by the Protection Level Apply?	Strategy Earnings Calculation?
Non-Preferred Withdrawals	Yes	Yes	Reduced	Less Favorable than Preferred Withdrawals

	Subject to Contingent Deferred Surrender Charges?	Subject to Market Value Adjustment?	Does the Downside Protection Provided by the Protection Level Apply?	Strategy Earnings Calculation?
Preferred Withdrawals	No	No	Yes	More favorable than Non-Preferred Withdrawals
How are my gains and losses calculated when I take a Preferred Withdrawal prior to the end of a Strategy Term? If you take a Preferred Withdrawal prior to the end of a Strategy Term, we will calculate Strategy Earnings using the same rate of return calculation that we use to calculate Strategy Earnings at the end of a Strategy Term (the Strategy Earnings Percentage), although you should understand how that process operates in the context of a withdrawal.
•	First, we calculate the Index Performance. The Index Performance will be the percentage change in the value of the Index between the first day of the Strategy Term and the date of the withdrawal. (If you previously exercised the Lock-in feature, the Index Performance will be the percentage change that was locked-in.)
•	Second, we calculate the Adjusted Index Performance. When calculating the Adjusted Index Performance, the Participation Rate will be applied in the same manner as at the end of the Strategy Term, but the impact of the Strategy Spread will depend on the amount of time that has elapsed during the Strategy Term. The Strategy Spread is determined by multiplying the Strategy Spread by the Elapsed Term.
•	Third, we calculate your rate of return. For Preferred Withdrawals this is the Strategy Earnings Percentage. The Strategy Earnings Percentage will equal the greater of (a) the Adjusted Index Performance or (b) the Protection Level minus 100%.
•	Fourth, we calculate your gains or losses based on your rate of return. Your Strategy Earnings will impact the amount of Strategy Value that we deduct from your Contract in order to satisfy the Preferred Withdrawal. When you have a gain, we will deduct less Strategy Value than the amount of the Preferred Withdrawal. When you have a loss, we will deduct more Strategy Value than the amount of the Preferred Withdrawal. In either case, you will receive the amount of the Preferred Withdrawal that you requested. We calculate gains and losses on withdrawals, and in turn the amount of Strategy Value to deduct when you take a Preferred Withdrawal, using the formula described in "Calculation of Strategy Earnings – Interim Strategy Earnings."
The table below provides examples of how your gains and losses are calculated when you take a Preferred Withdrawal prior to the end of a Strategy Term. It assumes the following:

(i)	a one-year Strategy Term;
(ii)	a Protection Level of 90%;
(iii)	a Participation Rate of 100%;
(iv)	a Strategy Spread of 2%; and
(v)	that you take a $1,000 Preferred Withdrawal at the midpoint of the Strategy Term.

Example – Table 3
Index Performance	Strategy Earnings on a Preferred Withdrawal
Index Performance to Date = 10%	You will receive the $1,000 Preferred Withdrawal as requested, but we will reduce your Strategy Value by only $917.43.

This is because the Preferred Withdrawal resulted in a gain of +$82.57 to your Strategy Value.

Explanation:
• The Adjusted Index Performance equals 9%. This is calculated as follows: (10% x 100%) – (2% x .5) = 9%.
• The Strategy Earnings Percentage equals 9%. The Adjusted Index Performance (9%) is greater than the Protection Level minus 100% (-10%).
• The Strategy Earnings equal $82.57. This is calculated by multiplying the Strategy Earnings Percentage (9%) by the amount of the Preferred Withdrawal ($1,000), and then dividing by 1 plus the Strategy Earnings Percentage.
• The Strategy Value is reduced by $917.43 ($1,000 minus $82.57).
Index Performance to Date = -5%	You will receive the $1,000 Preferred Withdrawal as requested, but we will reduce your Strategy Value by $1,063.83. This is because the Preferred Withdrawal resulted in a loss of -$63.83.

Explanation:
• The Adjusted Index Performance equals -6%. This is calculated as follows: (-5% x 100%) – (2% x .5) = -6%.
• The Strategy Earnings Percentage equals -6%. The Adjusted Index Performance (-6%) is greater than the Protection Level minus 100% (-10%).
• The Strategy Earnings equal -$63.83. This is calculated by multiplying the Strategy Earnings Percentage (-6%) by the amount of the Preferred Withdrawal ($1,000), and then dividing by 1 plus the Strategy Earnings Percentage.
• The Strategy Value is reduced by $1,063.83 ($1,000 minus -$63.83).
In this scenario, the 90% Protection Level did not limit the amount of negative Strategy Earnings applied to the Contract.

Example – Table 3
Index Performance	Strategy Earnings on a Preferred Withdrawal
Index Performance to Date = -15%	You will receive the $1,000 Preferred Withdrawal as requested, but we will reduce your Strategy Value will be reduced by $1,111.11. This is because the Preferred Withdrawal resulted in a loss of -$111.11.

Explanation:
• The Adjusted Index Performance equals -16%. This is calculated as follows: (-15% x 100%) – (2% x .5) = -16%.
• The Strategy Earnings Percentage equals -10%. The Protection Level minus 100% (-10%) is greater than the Adjusted Index Performance (-16%).
• The Strategy Earnings equal -$111.11. This is calculated by multiplying the Strategy Earnings Percentage (-10%) by the amount of the Preferred Withdrawal ($1,000), and then dividing by 1 plus the Strategy Earnings Percentage.
• The Strategy Value is reduced by $1,111.11 ($1,000 minus -$111.11).
In this scenario, the 90% Protection Level limited the amount of negative Strategy Earnings applied to the Contract. If there was no downside protection, the Strategy Earnings would have been -$190.48.
All or a portion of any withdrawal may be subject to federal income taxes, and Contract Owners taking withdrawals before age 59½ may be subject to a 10% penalty tax.
How are my gains and losses calculated when I take a Non-Preferred Withdrawal prior to the end of a Strategy Term? If you take a Non-Preferred Withdrawal prior to the end of a Strategy Term, we calculate the Strategy Earnings applied to your Contract using a process that differs (except as otherwise noted below) from the process we would use if you were taking a Preferred Withdrawal.
•	First, we calculate the Index Performance. This is not calculated differently than if you were taking a Preferred Withdrawal.
•	Second, we calculate the Adjusted Index Performance. This too is not calculated differently than if you were taking a Preferred Withdrawal.
•	Third, we calculate your rate of return. For Non-Preferred Withdrawals, we refer to this rate of return as the "Non-Preferred Strategy Earnings Percentage." Compared to the rate of return called the "Strategy Earnings Percentage" which would apply if you were taking a Preferred Withdrawal, the Non-Preferred Strategy Earnings Percentage operates to reduce gains and potentially increase losses.
When we calculate the Non-Preferred Strategy Earnings Percentage, the calculation proportionately reduces your gains based on the amount of time remaining in the Strategy Term (i.e., any gains are pro-rated). The calculation also may increase losses. Losses may be increased due to the application of the "Non-Preferred Withdrawal Adjustment Percentage," which reduces your downside protection and exposes you to a greater risk of loss.
The negative impacts of taking a Non-Preferred Withdrawal prior to the end of a Strategy Term can be magnified or reduced depending on the length of the Strategy Term and the amount of time that has elapsed during a Strategy Term. See "Risk Factors – Non-Preferred Withdrawal Risk."
See "Appendix C: Non-Preferred Strategy Earnings Percentage" for a detailed explanation of how we calculate the Non-Preferred Strategy Earnings Percentage.
•	Fourth, we calculate your gains or losses based on your rate of return. Same as when you take a Preferred Withdrawal, your Strategy Earnings will impact the amount of Strategy Value that we deduct in order to satisfy the Non-Preferred Withdrawal.

How do Gains and Losses compare for a Preferred Withdrawal and a Non-Preferred Withdrawal based on the same withdrawal assumptions? The table below compares how your Strategy Earning would change if the $1,000 Preferred Withdrawal reflected in Example – Table 3 above was instead a $1,000 Non-Preferred Withdrawal, also taken at the midpoint of the Strategy Term. For the Non-Preferred Withdrawal, the table below assumes a Non-Preferred Withdrawal Adjustment Percentage of 2%. All other assumptions are the same as in Table 3.
Example – Table 4
Index Performance	Gains and Losses on a Preferred Withdrawal (Example – Table 3)	Gains and Losses on a Non-Preferred Withdrawal*
Index Performance = 10%	+$82.57	+$43.06
Index Performance = -5%	-$63.83	-$63.83
Index Performance = -15%	-$111.11	-$123.60
	In this scenario, the Protection Level limited the amount of negative Strategy Earnings applied to the Contract. If there was no downside protection, the Strategy Earnings would have been $190.48.	In this scenario, the Protection Level did not apply, but the amount of negative Strategy Earnings was limited by the reduced downside protection. If there was no downside protection, the Strategy Earnings would have been $190.48.
As illustrated in the table above, other than gains calculated at the end of a Strategy Term, any gain that you realize on a Non-Preferred Withdrawal will be less than the gain you would have realized on a Preferred Withdrawal. While the loss that you realize on a Non-Preferred Withdrawal may be equal to the loss you would have realized on a Preferred Withdrawal, your downside protection will be lower, exposing you to a greater risk of loss.
If taken during the first six Contract Years, the Non-Preferred Withdrawal would also be subject to a contingent deferred sales charge as well as a market value adjustment that may be negative. See "How and why are Contingent Deferred Sales Charges (CDSCs) and Market Value Adjustments (MVAs) applied to Non-Preferred Withdrawals?" below. The table above does not include the reduction in Strategy Value due to such a contingent deferred sales charge or market value adjustment. Contingent deferred sales charges and negative market value adjustments will further reduce the value of your Contract when you take a Non-Preferred Withdrawal (perhaps significantly) and they are not subject to any downside protection under the Contract.
Additionally, all or a portion of any withdrawal may be subject to federal income taxes, and Contract Owners taking withdrawals before age 59½ may be subject to a 10% penalty tax.
What is the downside protection when I take a Non-Preferred Withdrawal prior to the end of a Strategy Term? When you take a Non-Preferred Withdrawal prior to the end of a Strategy Term, the defined downside protection provided by the Protection Level does not apply to the Non-Preferred Withdrawal. The Contract still provides downside protection to the withdrawal, but the downside protection is reduced.
For comparison purposes, when you take a Preferred Withdrawal prior to the end of a Strategy Term, your rate of return will be no lower than the Protection Level minus 100%. For example, if your Strategy has a 90% Protection Level, your rate of return will be no lower than -10%. When you take a Non-Preferred Withdrawal prior to the end of a Strategy Term, your rate of return will be no lower than the Protection Level minus 100%, minus an additional amount related to the Non-Preferred Withdrawal Adjustment Percentage. The Non-Preferred Withdrawal Adjustment Percentage therefore operates to reduce your downside protection when you take a Non-Preferred Withdrawal prior to the Strategy Term End Date.
The Non-Preferred Withdrawal Adjustment Percentage for all Strategies is 2% on an annualized basis. See "Calculation of Strategy Earnings – Non-Preferred Withdrawal Adjustment Percentage" for more information on the purpose of the Non-Preferred Withdrawal Adjustment Percentage.
The negative impact of the Non-Preferred Withdrawal Adjustment Percentage on downside protection decreases as the Strategy Term elapses. This is because the impact of the Non-Preferred Withdrawal Adjustment Percentage is calculated by multiplying the Non-Preferred Withdrawal Adjustment Percentage by a factor that decreases as time elapses, nearly reaching zero on the day prior to the Strategy Term End Date. At the beginning of the Strategy Term, the impact of Non-Preferred Withdrawal Adjustment Percentage is at its greatest, resulting in the least possible downside protection. On the day prior to the Strategy Term End Date, the impact of the Non-Preferred Withdrawal Adjustment Percentage is at its least, only slightly decreasing your downside protection that would otherwise apply under the Protection Level.

For example, assuming a one-year Strategy Term and a Protection Level of 90%:
•	If you took a Non-Preferred Withdrawal on the first day of the Strategy Term, the lowest possible rate of return related to the withdrawal would be -12%, meaning that you could realize a 2% greater loss than otherwise permitted by the Protection Level.
•	If you took a Non-Preferred Withdrawal at the midpoint of the Strategy Term, the lowest possible rate of return related to the withdrawal would be -11%, meaning that you could realize a 1% greater loss than otherwise permitted by the Protection Level.
•	If you took a Non-Preferred Withdrawal on the day prior to the Strategy Term End Date, the lowest possible rate of return related to the withdrawal would be -10.005%, meaning that you could realize a 0.005% greater loss than otherwise permitted by the Protection Level.
Because the Non-Preferred Withdrawal Percentage is annualized, its impact is magnified for Strategy Terms longer than one year.
For example, assuming a three-year Strategy Term and a Protection Level of 90%:
•	If you took a Non-Preferred Withdrawal on the first day of the Strategy Term, the lowest possible rate of return related to the withdrawal would be -16%, meaning that you could realize a 6% greater loss than otherwise permitted by the Protection Level.
•	If you took a Non-Preferred Withdrawal at the midpoint of the Strategy Term, the lowest possible rate of return related to the withdrawal would be -13%, meaning that you could realize a 3% greater loss than otherwise permitted by the Protection Level.
•	If you took a Non-Preferred Withdrawal on the day prior to the Strategy Term End Date, the lowest possible rate related to the withdrawal would be -10.005%, meaning that you could realize a 0.005% greater loss than otherwise permitted by the Protection Level.
You should understand that any reduced downside protection associated with Non-Preferred Withdrawals is in addition to any applicable contingent deferred sales charges or negative market value adjustments.
How and why are Contingent Deferred Sales Charges (CDSCs) and Market Value Adjustments (MVAs) applied to Non-Preferred Withdrawals?
Contingent Deferred Sales Charges. During the first six Contract Years, if you take a Non-Preferred Withdrawal (including at the end of a Strategy Term), the Non-Preferred Withdrawal will be subject to a CDSC. After the sixth Contract Year, no withdrawals are subject to CDSCs. CDSCs are not subject to any downside protection under the Contract and are in addition to any applicable MVA.
The Contract is designed to be a long-term investment. We charge the CDSC during the first six Contract Years to offset costs associated with the distribution of the Contract.
When a CDSC is imposed, the charge will equal the applicable "CDSC Percentage" multiplied by the dollar amount of the Non-Preferred Withdrawal. The CDSC Percentage will depend on the number of Contract Years you have completed when you take a Non-Preferred Withdrawal. The CDSC Percentage schedule is set forth below. The CDSC Percentage schedule starts at 8.00% for the first two Contract Years and then declines with each completed Contract Year thereafter until it reaches 0% after six completed Contract Years.
Number of Completed Contract Years	CDSC Percentage
0	8.00%
1	8.00%
2	7.00%
3	6.00%
4	5.00%
5	4.00%
6+	0.00%

There are circumstances under which a CDSC may be waived. See "Waiver or Reduction of the CDSC or MVA" and "Increase in Remaining Preferred Withdrawal Amount after a Long-Term Care and Terminal Illness or Injury (CDSC and MVA Waiver)."
Market Value Adjustments. During the first six Contract Years, if you take a Non-Preferred Withdrawal (including at the end of a Strategy Term), the Non-Preferred Withdrawal will be subject to an MVA. After the sixth Contract Year, no withdrawals are subject to MVAs. MVAs may be positive or negative. Negative MVAs are not subject to any downside protection under the Contract and are in addition to any applicable CDSC.
The Contract is designed to be a long-term investment. When you take a withdrawal, we may be required to liquidate interest rate sensitive fixed-income assets that we hold in order to satisfy our payment obligations under the Contract. The MVA is intended to approximate, without duplicating, our investment experience when we liquidate those assets. When interest rates have increased, the MVA will be negative. Conversely, when interest rates have decreased, the MVA will be positive. See "Contingent Deferred Sales Charge and Market Value Adjustment—Market Value Adjustment" for more information on how interest rates impact the MVA.
When an MVA is imposed, the MVA will equal the calculated "MVA Factor" multiplied by the dollar amount of the Non-Preferred Withdrawal. See "Contingent Deferred Sales Charge and Market Value Adjustment—Market Value Adjustment" for an explanation of how we calculate the MVA Factor, as well as "Appendix E: MVA Examples" for examples of how we calculate an MVA.
There are circumstances under which an MVA may be waived. See "Waiver or Reduction of the CDSC or MVA" and "Increase in Remaining Preferred Withdrawal Amount after a Long-Term Care and Terminal Illness or Injury (CDSC and MVA Waiver)."
Example Impact of CDSC and Negative MVA. If applicable, a CDSC and negative MVA will reduce your return on the Contract (perhaps significantly). For example, assume that you take a $1,000 Non-Preferred Withdrawal. Further, assume an 8% CDSC and a 3% negative MVA. In addition to the $1,000 withdrawal, an additional $110 would be deducted from the value of your Contract as a result of the CDSC and the MVA (i.e., (8% x $1,000) + (3% x $1,000) = $110). The CDSC and MVA are applied independently of any Strategy Earnings that may be applied to your Contract, either on a Strategy Term End Date or upon taking a Non-Preferred Withdrawal prior to a Strategy Term End Date.
What may I do at the end of a Strategy Term? A Strategy Term begins on the first day of the Strategy Term and ends on its Strategy Term End Date. Prior to the close of business on the Strategy Term End Date, you may take any one or more of the permissible actions listed below.
•	Reinvest – You may reinvest some or all of your Strategy Value in the same Strategy for another Strategy Term (with the Participation Rate and Strategy Spread that we declare for the upcoming Strategy Term), assuming that the Strategy is available for investment.
•	Transfer – You may transfer free of charge some or all of your Strategy Value to another Strategy that is available for investment.
•	Partial Withdrawal or Full Surrender – You may take a partial withdrawal or fully surrender the Contract, which will be treated as a Preferred Withdrawal and/or a Non-Preferred Withdrawal, depending on your Remaining Preferred Withdrawal Amount.
If you do not take any action prior to the close of business on a Strategy Term End Date, your Strategy Value will be reinvested in the same Strategy, but with the Participation Rate and Strategy Spread that we declare for the upcoming Strategy Term. If the same Strategy is no longer available for investment, the Strategy Value will be transferred to the Default Option. for the upcoming Strategy Term. See "Default Option."
Does the Contract provide a death benefit? Yes. Prior to the Annuitization Date, the Death Benefit is triggered on the death of the Annuitant, provided that (i) the death occurs prior to the Annuitization Date; (ii) the Contract is in force at the time of the death; and (iii) there is no Contingent Annuitant. Except as otherwise provided in this prospectus, the Death Benefit will equal the Contract Accumulation Value (which may be more, less, or equal to your Contract Value).
What annuity payment options are available once I reach the Annuitization Date? Subject to certain restrictions described in this prospectus, you may select from the following three annuity payment options under the Contract:
•	Single life annuity;
•	Joint and Survivor Annuity; or
•	Single life annuity with 10 or 20-year term certain.

Other annuity payments options may be available. If no annuity payment option is selected prior to the latest possible Annuitization Date, we will automatically select the single life annuity with a 20-year term certain for you. Once an annuity payment option is selected - whether by you or automatically by us - it may not be changed. All annuity payments are paid on a fixed basis.
How do I contact Nationwide? If you need more information, or you wish to submit a request, you should contact us at our Service Center:
By Mail	P.O. Box 182021, Columbus, Ohio 43218-2021
By Phone	1-800-848-6331 (TDD 1-800-238-3035)
By Fax	1-888-634-4472
On the Internet	www.nationwide.com
RISK FACTORS
The purchase and continued ownership of the Contract involves certain risks. You should carefully consider the following factors, in addition to the matters set forth elsewhere in this prospectus, prior to purchasing the Contract or deciding whether to maintain the Contract.
GENERAL LIQUIDITY RISK
We designed the Contract to be a long-term investment, not a short-term investment. You may take partial withdrawals or a full surrender at any time while your Contract is invested in one or more Strategies, but there may be negative consequences for doing so if the withdrawal amount exceeds the Remaining Preferred Withdrawal Amount. Withdrawals in excess of the Remaining Preferred Withdrawal Amount will be calculated in a different manner than if the withdrawal were a Preferred Withdrawal, and it may be subject to a CDSC and a negative MVA, which will negatively impact the performance of your Contract.
It’s important to note that while the CDSC and MVA are only applicable for the first six Contract Years, withdrawals will always be treated as either Preferred Withdrawals or Non-Preferred Withdrawals, even after the first six Contract Years. This means there is no "surrender period" after which all withdrawals will be treated the same. See "Non-Preferred Withdrawal Risk" below. In addition, any partial withdrawal or full surrender may also be subject to a 10% additional federal tax if taken before age 59½. If you plan on taking Non-Preferred Withdrawals, or if you plan to take partial withdrawals or a full surrender prior to age 59½, this Contract may not be appropriate for you.
We may defer payment for a partial withdrawal or full surrender under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. There are other circumstances under which we may delay the payment of partial withdrawals or full surrenders, as described in this prospectus. See "Withdrawals – General."
It is not possible to take withdrawals or surrender your Contract once you reach the Annuitization Date.
INVESTMENT RISK
The following describe various investment risks associated with the Contract:
•	When you invest in a Strategy, you are not directly participating in the performance of any stocks or other assets. Instead, the performance of the Strategy depends (in part) on the performance of its Index. The performance of an Index is based on changes in the values of the securities or other assets that comprise or define the Index. The securities comprising or defining the Indexes are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Indexes may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause you to realize investment losses. Your investment losses may be significant.
•	The historical performance of an Index or a Strategy does not guarantee future results. It is impossible to predict whether an Index or a Strategy will perform positively or negatively over the course of a Strategy Term.

•	While it is not possible to invest directly in an Index under the Contract or otherwise, when you invest in a Strategy, you are indirectly exposed to the investment risks associated with its Index. If you invest in a Strategy that has an Index with higher investment risks, your investment in that Strategy indirectly exposes you to those higher investment risks.
•	Because the Indexes under the Contract are all comprised or defined (at least in part) by a collection of equity securities, each Index is exposed to market risk and issuer risk. Market risk is the risk that market fluctuations may cause the value of a security or asset to fluctuate, sometimes rapidly and unpredictably. Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.
•	We calculate Index Performance by comparing the value of the Index between two specific points in time which means Index Performance may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time. This is true even for Strategies with three-year Strategy Terms.
•	If you are invested in multiple Strategies at the time that you request a partial withdrawal, you cannot select the specific Strategy(s) from which the partial withdrawal is to be taken. Your partial withdrawal will be allocated among all of your Strategies so that after the withdrawal is processed, the Strategy Values are allocated in the same proportion as before the withdrawal. This means that when you take a withdrawal you may be required to withdrawal money from a Strategy(s) that is performing negatively even if you have other Strategy(s) performing positively at the time of the withdrawal.
•	Certain Indexes available under this Contract do not include income from any dividends paid by component companies. The exclusion of dividends from an Index will lower the Index Performance, particularly over the course of time. Additionally, certain Indexes are comprised of foreign issuers and include exchange rate methodologies that may lower a Strategy’s returns. See, "Strategies – Indexes" for a summary of other important investment risks to which each Index under the Contract is exposed.
•	In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, which has resulted in market volatility and general economic uncertainty. Significant market volatility and negative investment returns in the market resulting from the COVID-19 pandemic could have a negative impact on the performance of the Indexes to which the Strategies are linked.
LIMITED GROWTH POTENTIAL RISK (STRATEGY SPREAD AND PARTICIPATION RATE RISK)
When you invest in a Strategy, the growth (or upside) potential of your investment is not capped, but if your Strategy has a Strategy Spread greater than 0%, it will reduce the upside potential of your investment. In addition, if the Participation Rate is less than 100%, the Participation Rate will also dampen the upside potential of your investment.
As part of the process for calculating Strategy Earnings, we calculate the AIP, which is then used to calculate the Strategy Earnings Percentage (SEP) and Non-Preferred Strategy Earnings Percentage (NSEP). See "Calculation of Strategy Earnings." The AIP is the Index Performance after the application of the Strategy Spread and the Participation Rate.
The Strategy Spread represents an annualized percentage rate that always has the effect of reducing the Index Performance. The effect of the Strategy Spread gradually increases over the course of the Strategy Term, reaching its full impact on the Strategy Term End Date.
•	When comparing Strategies with Strategy Terms that are the same length and all other Crediting Factors are the same, you should understand that a higher Strategy Spread is always more unfavorable to you than a lower Strategy Spread.
•	When determining the maximum impact a Strategy Spread will have on your Index Performance you multiply the Strategy Spread by the number of years in the Strategy Term (e.g., if the Strategy Spread is 2% and the Strategy Term is 3 years, this will reduce the Index Performance (after it’s been multiplied by the Participation Rate) by 6% at the end of the Strategy Term). Note: in leap years, there may be an additional day of Strategy Spread. See "Crediting Factors – Strategy Spread."
•	When comparing Strategies with Strategy Terms that differ in length, a higher Strategy Spread will always be more unfavorable to you on an annual basis, but the overall impact of a lower Strategy Spread over a multi-year Strategy Term may be more unfavorable to you than the overall impact of a higher Strategy Spread over a shorter Strategy Term.
The Participation Rate represents the proportion of Index Performance that is reflected in the AIP, and may have the effect of amplifying or dampening the Index Performance.

•	If the Participation Rate is greater than 100%, there will be more upside potential when the Index Performance is positive but more downside potential when the Index Performance is negative (subject to the level of loss protection provided by the Strategy’s Protection Level).
•	If the Participation Rate is less than 100%, there will be less upside potential when the Index Performance is positive but less downside potential when the Index Performance is negative (subject to the amount of downside protection provided by the Strategy’s Protection Level).
•	If the Participation Rate is equal to 100%, the Participation Rate will have no impact.
When selecting a Strategy for investment, you should not select a Strategy based on any single Crediting Factor, including the Participation Rate or the Strategy Spread. While one Crediting Factor for a Strategy may be more or less favorable or attractive to you, the other Crediting Factors also impact whether that Strategy is appropriate for you based on your financial needs and goals. You should consult with a financial professional prior to selecting a Strategy for investment.
REINVESTMENT RISK
Except in the limited circumstances under which we may substitute an Index, the Index, Strategy Term and Protection Level will not change for as long as we offer a Strategy. However, the Participation Rate and Strategy Spread may change from Strategy Term to Strategy Term. You do not have the right to reject any Participation Rate or Strategy Spread that we declare for a future Strategy Term. If you do not wish to invest in any of the Strategies at some point in the future, your only option will be to fully surrender your Contract. A full surrender may be subject to a CDSC and an MVA, and may also have negative tax consequences.
The extent to which you may transfer Strategy Value among the Strategies is restricted. Strategy Value in a Strategy cannot be transferred until the end of the Strategy Term, even if we substitute an Index during the Strategy Term, and you cannot transfer Strategy Value into a Strategy while its Strategy Term is ongoing. This restricts your ability to react to changes in market conditions during a Strategy Term other than through withdrawals and by exercising the Lock-In feature, which also has risks. You should consider whether the inability to reallocate Strategy Value at any time is consistent with your financial needs.
At least 30 days prior to the end of the Strategy Term, we will send you a notice stating (i) the Strategies that will be available for investment at the end of the Strategy Term, (ii) their respective Crediting Factors, including the Participation Rate and Strategy Spread that we declared for the upcoming Strategy Term, and (iii) how to communicate your instructions to us regarding what to do with your money invested in the maturing Strategy. In order to transfer Strategy Value from a Strategy on the Strategy Term End Date to another Strategy that is available for investment, we must receive your transfer request prior to the close of business on the Strategy Term End Date (or if the Strategy Term End Date is not a Business Day, then at least one Business Day prior to the Strategy Term End Date). If we do not receive such a transfer request, your Strategy Value will be treated in the following manner:
•	If the same Strategy is available for investment for another Strategy Term, your Strategy Value will remain in the same Strategy, but with the Participation Rate and Strategy Spread that we declare for the upcoming Strategy Term. This will occur even if the new Participation Rate and Strategy Spread are different from the Strategy’s Participation Rate and Strategy Spread for the previous Strategy Term or since you last selected that Strategy for investment. The Strategy may no longer be appropriate for your investment goals.
•	If the same Strategy is no longer available for investment, the Strategy Value will be transferred to the Default Option for the upcoming Strategy Term.
If you are reinvested in the same Strategy or transferred into the Default Option because we did not receive a transfer request from you, and you do not wish to be invested in that Strategy or the Default Option and want to make a change before the end of the new Strategy Term, your only option will be to fully surrender the Contract. You can take a partial withdrawal to mitigate your unwanted investment exposure, but if you are invested in multiple Strategies, you cannot instruct us to take the partial withdrawal solely from the undesired Strategy. Instead, your partial withdrawal will be allocated among all of your Strategies.
In addition, taking a partial withdrawal or full surrender may result in adjustments and charges, and may result in loss of principal or related earnings even if the Index was performing positively at the time of the partial withdrawal or full surrender. See "Non-Preferred Withdrawal or Excessive Risk" below. Taking a partial withdrawal or a full surrender may also have negative tax consequences.

NON-PREFERRED OR EXCESSIVE WITHDRAWAL RISK
To the extent possible, you should carefully manage the amount of your partial withdrawals, and the timing of any full surrender, to avoid taking withdrawals greater than the Preferred Withdrawal Amount (Non-Preferred Withdrawals).
Non-Preferred Withdrawals are subject to applicable CDSCs. The amount of a CDSC, if any, will depend on the amount of a Non-Preferred Withdrawal and the number of Contract Years that you have completed when you take a Non-Preferred Withdrawal. The CDSC schedule starts at 8.00% for the first two Contract Years and then declines with each completed Contract Year thereafter until it reaches 0% after six completed Contract Years. When a CDSC applies to a Non-Preferred Withdrawal, the CDSC will reduce the amount of your Cash Withdrawal. Preferred Withdrawals are not subject to CDSCs.
Non-Preferred Withdrawals are subject to MVAs during the MVA Period, which lasts until you have completed six Contract Years. An MVA—which may be positive, negative, or equal to zero—is assessed as a percentage of the Non-Preferred Withdrawal. If an MVA is negative, the MVA will reduce the amount of your Cash Withdrawal. Preferred Withdrawals are not subject to MVAs.
When you take a Non-Preferred Withdrawal prior to the Strategy Term End Date, we use the NSEP rather than the SEP to calculate earnings. The NSEP formula is typically less advantageous to you than the SEP formula, which is used to calculate any earnings when you take a Preferred Withdrawal. The NSEP formula is less advantageous to you than the SEP formula under the following conditions:
•	If the AIP is positive at the time of your Non-Preferred Withdrawal, the AIP will be reduced under the NSEP, while the SEP formula would not reduce the AIP. This means we will apply less Strategy Earnings under the NSEP formula.
•	If the AIP is less than the downside protection provided by the Strategy’s Protection Level at the time of your Non-Preferred Withdrawal, the NSEP’s Non-Preferred Withdrawal Adjustment Percentage will result in losses, including loss of principal, that are greater than the amount of downside protection provided by your Protection Level.
It is important to note that the potential impact of the Non-Preferred Withdrawal Adjustment Percentage on the NSEP decreases over the course of a Strategy Term. There is a risk that you may require Non-Preferred Withdrawals when the impact on the NSEP is higher.
It is also important to understand that the Non-Preferred Withdrawal Adjustment Percentage is an annualized percentage. This means that the maximum impact that the Non-Preferred Withdrawal Adjustment Percentage can have on a one-year Strategy Term is a 2% greater loss than the amount of downside protection provided by the Strategy’s Protection Level. The maximum impact that the Non-Preferred Withdrawal Adjustment Percentage can have on a three-year Strategy Term is a 6% greater loss than the amount of downside protection provided by the Strategy’s Protection Level.
CHANGES TO PARTICIPATION RATE AND STRATEGY SPREAD RISK
Except in the limited circumstances under which we may substitute an Index, the Crediting Factors for a Strategy will not change for the duration of an ongoing Strategy Term. Also, except in the limited circumstances under which we may substitute an Index, the Index, Strategy Term and Protection Level will not change for as long as we offer a Strategy. However, the Participation Rate and Strategy Spread may change from Strategy Term to Strategy Term. Other than the guaranteed minimums and maximums associated with a Strategy’s Participation Rate and Strategy Spread, which will not change for the entire time that the Strategy is offered under the Contract, there is no guarantee that a Strategy’s current Participation Rate and Strategy Spread will remain the same while you own the Contract.
You do not have the right to reject any Participation Rate or Strategy Spread that we declare for a future Strategy Term. If you do not wish to invest in any of the Strategies at some point in the future, your only option will be to fully surrender your Contract. A full surrender may be subject to a CDSC and an MVA, and any earnings on a Non-Preferred Withdrawal would be calculated using the Non-Preferred Strategy Earnings Percentage (NSEP). A full surrender may also have negative tax consequences.
You should evaluate whether our ability to change the Participation Rate and Strategy Spread, and your inability to reject such changes, is consistent with your investment goals. When such changes occur, you should also evaluate whether those changes are appropriate for you based on your investment goals and, if not, you should evaluate your options under the Contract, which may be limited and may have negative consequences associated with them, as described throughout this prospectus.

LOCK-IN RISK
Under the Lock-In feature, you may lock in an Index Value for a Strategy prior to the Strategy Term End Date. If you exercise the Lock-In feature, the Index Value that is next calculated after we receive your request will be locked in for purposes of calculating the Index Performance for the remainder of the Strategy Term. You should consider the following risks related to the Lock-In feature:
•	You may exercise the Lock-In feature only once during a Strategy Term. Once you exercise the Lock-In feature for a Strategy, it may not be revoked.
•	Once you exercise the Lock-In feature for a Strategy, you will no longer participate in the Index’s performance for the remainder of the Strategy Term, even if the Index performs positively.
•	As a result of locking in an Index Value, the Index Performance will not change for the remainder of the Strategy Term. However, the Index Performance is not the only factor when calculating your Strategy Earnings. Neither the AIP, SEP, nor NSEP will be locked in and will continue to change (perhaps negatively) over the course of the Strategy Term.
•	Even if you lock in an Index Value that, in turn, locks in a positive Index Performance, it may be possible to receive negative Strategy Earnings. This happens when the Strategy Spread component that is deducted from the Index Performance at the end of the Strategy Term (after the Index Performance has been multiplied by the Participation Rate) is greater than the positive Index Performance that was locked-in.
•	You should carefully consider the merits of locking in a negative Index Performance. If you lock in an Index Value that, in turn, locks in a negative Index Performance, it will not be possible to receive positive Strategy Earnings throughout the remainder of the Strategy Term. Under such circumstances, it is possible that you would have realized less losses or no losses if you exercised the Lock-In feature at a different time or not at all.
•	If you exercise the Lock-In feature for a Strategy, there is no additional earning potential for the Strategy Value allocated to the locked-in Strategy until the end of the Strategy Term (it does not accrue interest and there is no potential for additional earnings).
•	Although you may contact our Service Center to obtain the last calculated Index Value, you will not know the locked-in Index Value in advance. This is because we lock in the Index Value next calculated after we receive your request. The Index Value that is locked in may be lower than the Index Value that you last obtained or that was last calculated prior to receiving your request.
•	We will not provide advice or notify you regarding whether you should exercise the Lock-In feature or the optimal time for doing so, if one exists. You bear the risk that you will fail to exercise the Lock-In feature at the optimal time during a Strategy Term. You also bear the risk that you will exercise the Lock-In feature at a sub-optimal time during a Strategy Term. We will not warn you if you exercise the Lock-In feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Lock-In feature.
INDEX SUBSTITUTION RISK
The Index for a Strategy generally will not change for the duration of an ongoing Strategy Term. However, we may substitute the Index during a Strategy Term in limited circumstances. Subject to regulatory approval, we may substitute the Index if (a) the Index is discontinued or (b) there is a substantial change to the calculation of the Index. If we substitute an Index, the new Index will be similar in composition to the old Index. We will seek to notify you at least 30 days prior to substituting an Index for any Strategy in which you are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable.
You will have no right to reject the substitution of an Index. If we substitute the Index for a Strategy in which you are invested, you will not be permitted to transfer your Strategy Value until the end of the Strategy Term. See "Reinvestment Risk" above.
If we substitute the Index for a Strategy in which you are invested, the performance of the new Index may differ significantly from the performance of the old Index. This may negatively affect the Strategy Earnings applied to your Strategy and the Index Values that you can lock-in under the Lock-In feature.

INVESTMENT RISK DURING THE RIGHT TO EXAMINE PERIOD
Under state insurance laws, you have the right, during a limited period of time, to examine the Contract and decide if you want to keep it or cancel it. This right is referred to as a "free look" right. The length of this time period depends on state law and may vary depending on whether the purchase is a replacement of another annuity contract. For ease of administration, Nationwide will honor any free look cancellation request that is in good order and received at the Service Center or postmarked within 30 days after the Date of Issue.
Where state law requires the return of purchase payments for free look cancellations, Nationwide will return the Purchase Payment applied to the Contract, less any withdrawals from the Contract and any applicable federal and state income tax withholding. Where state law requires the return of contract value for free look cancellations, Nationwide will return the Contract Accumulation Value as of the date of the cancellation, less any withdrawals from the Contract and any applicable federal and state income tax withholding. It is possible that your Contract Accumulation Value may be less than your Purchase Payment.
NATIONWIDE’S FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY RISK
Our general account assets support our guarantees under the Contract and are subject to claims by our creditors. As such, our guarantees under the Contract are subject to our financial strength and claims-paying ability. There is a risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting our guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus. Additionally, information concerning our business and operations is set forth under "Nationwide Life Insurance Company and Subsidiaries."
In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, which has resulted in operational disruptions, as well as market volatility and general economic uncertainty. While Nationwide has implemented risk management and contingency plans and taken preventative measures and other precautions so it can continue to provide products and services to its customers, even as many of its employees and the employees of its service providers continue to work remotely, it is not currently possible to accurately estimate the full impact that the COVID-19 pandemic will have on Nationwide’s businesses as Nationwide continues to be subject to certain risks that could negatively impact its operations.
Additionally, prolonged current economic conditions, consumer behavior, economic shutdowns, state and federal legislation intended to ease the impact of the COVID-19 pandemic on consumers and voluntary hardship assistance that Nationwide provides to its customers, among other factors related to COVID-19, could affect the amount of sales and profitability of Nationwide’s businesses and could have a negative impact on its financial condition and operations.
While Nationwide is confident in its ability to manage the financial risks related to COVID-19, the extent and duration or the risks related to the COVID-19 pandemic are unknown at this time. It is possible these risks could impact Nationwide’s financial strength and claims-paying ability. There are many factors beyond Nationwide’s control that cannot be mitigated or foreseen that could have a negative impact on Nationwide and the operation of the contract. Nationwide continues to monitor the economic situation and assess its impact on its business operations closely.
To request additional information about Nationwide, contact the Service Center.
CYBER SECURITY RISK
Nationwide’s businesses are highly dependent upon its computer systems and those of its business partners. This makes Nationwide potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include direct risks, such as theft, misuse, corruption, and destruction of data maintained by Nationwide, and indirect risks, such as denial of service, attacks on service provider websites, and other operational disruptions that impede Nationwide’s ability to electronically interact with service providers. Cyber-attacks affecting Nationwide, intermediaries, and other service providers may adversely affect Nationwide and Contract values. In connection with any such cyber-attack, Nationwide and/or its service providers and intermediaries may be subject to regulatory fines and financial losses and/or reputational damage. Although Nationwide undertakes substantial efforts to protect its computer systems from cyber-attacks, including internal processes and technological defenses that are preventative or detective, and other controls designed to provide multiple layers of security assurance, there can be no guarantee that Nationwide or its service providers will avoid losses due to cyber-attacks or information security breaches in the future.

Cyber-attacks may negatively affect your investment in the Contract. In the event that values under your Contract are adversely affected as a result of the failure of Nationwide’s cyber-security controls, Nationwide will take reasonable steps to restore such levels to the levels that they would have been had the cyber-attack not occurred. Nationwide will not, however, be responsible for any adverse impact to values under your Contract that result from your or your designee’s negligent acts or failure to use reasonably appropriate safeguards to protect against cyber-attacks.
BUSINESS CONTINUITY RISK
Nationwide is exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, earthquakes, public health crises and terrorist acts, which could adversely affect Nationwide’s ability to administer the contracts. Natural and man-made disasters may require a significant contingent of Nationwide’s employees to work from remote locations. During these periods, Nationwide could experience decreased productivity, and a significant number of Nationwide’s workforce or certain key personnel may be unable to fulfill their duties if Nationwide’s data or systems are disabled or destroyed. In addition, an extended period of remote work arrangements could introduce operational risk and impair Nationwide’s ability to administer the contract.
Nationwide outsources certain critical business functions to third parties and, in the event of a natural or man-made disaster, relies upon the successful implementation and execution of the business continuity planning of such entities. While Nationwide closely monitors the business continuity activities of these third parties, successful implementation and execution of their business continuity strategies are largely beyond Nationwide’s control. If one or more of the third parties to whom Nationwide outsources such critical business functions experience operational failures, Nationwide’s ability to administer the contract could be impaired.
GENERAL INFORMATION ABOUT THE CONTRACT
THE CONTRACT
This prospectus describes the Contract. The Contract is an agreement between Nationwide and you, the Contract Owner or Joint Owner. The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. Under the Contract, you use your Purchase Payment or Contract Value to invest in one or more of the index-linked Strategies that we offer under the Contract, each including a defined level of downside protection. The return on your investment in a Strategy depends (in part) on the performance of the Strategy’s Index over the course of its Strategy Term. The value of your Contract will increase or decrease depending on the amount of Strategy Earnings that we credit to your Contract. When Strategy Earnings are credited to your contract you may experience a gain or a loss depending on whether the Strategy Earnings are positive or negative.
On the Annuitization Date, if it occurs, we promise to begin paying annuity payments based on the amount annuitized and the annuity payment option selected. You may not invest in the Strategies once you reach the Annuitization Date. See "Annuitization" for information on annuitizing the Contract.
The Contract has a Death Benefit that may be triggered prior to the Annuitization Date upon the death of the Annuitant. A surviving spouse may be eligible to continue the Contract. See "Death Benefit and Succession Rights."
All payments under the Contract are subject to the terms and conditions described in this prospectus, as well as our financial strength and claims-paying ability.
The Contract is available as a Non-Qualified Contract, which will provide you with certain tax deferral features under the Code. On the other hand, if you purchase the Contract as an Individual Retirement Account or Roth IRA, the Contract will not provide you with any additional tax deferral benefits.
STATE VARIATIONS
This prospectus describes the material rights and obligations under the Contract. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. For example, state law may require different right to examine and cancel periods. The state in which your Contract is issued also governs whether certain features will vary under your Contract. All material rights and obligations under your Contract will be included in your Contract or in riders or endorsements attached to your Contract. To review a copy of your Contract and any riders or endorsements, contact the Service Center. For more detailed information regarding provisions that vary by state, please see Appendix F: State Variations later in this prospectus.

PREMIUM TAXES
We will charge against your Contract any premium taxes levied by a state or other government entity in connection with your Contract. Premium tax rates currently range from 0% to 5.0%. This range is subject to change. The method that we use to assess premium taxes will be determined by us at our sole discretion in compliance with state law. Nationwide will assess premium taxes to the Contract at the time Nationwide is assessed the premium taxes by the state. Premium taxes may be deducted from death benefit proceeds.
NON-PARTICIPATING
The Contract is non-participating, meaning that the Contract will not share in our profits or surplus.
ASSIGNMENT
To the extent allowed by state law, we reserve the right to refuse our consent to any assignment at any time on a non-discriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. The Contract Owner may request to assign or transfer rights under the Contract by sending us a signed and dated request. We will not be bound by an assignment until we acknowledge it.
If we consent to an assignment, the assignment takes effect on the date it is signed, unless otherwise specified by the request. We are not responsible for the validity of an assignment, any tax consequences of any assignment, or for any payment or other settlement made prior to our receipt and consent of and assignment.
Upon assignment or a change in ownership of the Contract, the Death Benefit under the Contract will be the Surrender Value (rather than the Contract Accumulation Value) unless the requirements specified under "Death Benefit and Succession Rights – Calculation of the Death Benefit" are satisfied.
PURCHASING THE CONTRACT
PURCHASE PAYMENT
The Contract is issued in consideration of the single Purchase Payment paid by the Contract Owner. Only one Purchase Payment is allowed under the Contract. The minimum Purchase Payment is $25,000.
Your Purchase Payment should be made payable to Nationwide Life Insurance Company and submitted to our Service Center. Your Purchase Payment must be made in U.S. dollars and must be in a form acceptable to us. You may choose to make your Purchase Payment by personal check, Electronic Funds Transfer (EFT), or wire transfer. We will not accept a Purchase Payment in cash, by credit card, or by money order or travelers check. We reserve the right not to accept third-party checks.
We reserve the right to reject a Purchase Payment that is comprised of multiple payments paid to us over a period of time. If we permit you to make multiple payments as part of your Purchase Payment, the Contract will not be issued until all such payments are received. We reserve the right to hold such multiple payments in a non-interest bearing account until the Date of Issue.
Unless we agree in writing, we will not accept your Purchase Payment if your Purchase Payment plus any other purchase payments for any other annuity contracts issued by Nationwide to the Contract Owner, Annuitant, or Contingent Annuitant exceeds $1,000,000.
We reserve the right to refuse any application for the Contract. If we refuse your application, we will return your Purchase Payment.
We may be required to provide information about your Contract to government regulators. If mandated under applicable law, we may be required to reject a Purchase Payment and to refuse to process transaction requests under the Contract until instructed otherwise by the appropriate regulator.
DATE OF ISSUE
The Date of Issue is the date we issue your Contract. Your Purchase Payment is applied to the Contract on the Date of Issue. The Date of Issue will be the date as of which we have both received your Purchase Payment and approved your Contract application.

ALLOCATING YOUR PURCHASE PAYMENT
You tell us how to apply your Purchase Payment by specifying in the Contract application your desired allocation among the Strategies that are available for investment on the Date of Issue. You may invest your Purchase Payment in a single Strategy or in multiple Strategies. You may be invested in no more than five Strategies at any given time. If you are simultaneously invested in the same Strategy for Strategy Terms that began on different dates, those investments are considered separate Strategies for purposes of the maximum number of Strategies that you can have and for calculating the values and Strategy Earnings under this Contract. There is no minimum dollar amount that can be allocated to a Strategy. Allocations to Strategies must be in whole percentages.
RIGHT TO EXAMINE AND CANCEL
You have the right to examine and cancel the Contract. If you elect to cancel the Contract, you may return it to the Service Center within a certain period of time known as the "free look" period. Depending on the state in which the Contract was purchased (and, in some states, if the Contract is purchased as a replacement for another annuity contract), the free look period may be 10 days or longer. For ease of administration, Nationwide will honor any free look cancellation request that is in good order and received at the Service Center or postmarked within 30 days after the Date of Issue regardless of the state in which your Contract was issued.
Where state law requires the return of purchase payments for free look cancellations, Nationwide will return the Purchase Payment applied to the Contract, less any withdrawals from the Contract and any applicable federal and state income tax withholding. Where state law requires the return of contract value for free look cancellations, Nationwide will return the Contract Accumulation Value as of the date of the cancellation, less any withdrawals from the Contract and any applicable federal and state income tax withholding.
PARTIAL NON-PREFERRED WITHDRAWAL TREATED AS A FULL SURRENDER
Nationwide may treat a request for a partial withdrawal as a request for a full surrender of the Contract if the following three criteria exist: (i) any portion of the partial withdrawal is a Non-Preferred Withdrawal; (ii) the partial withdrawal would reduce the Contract Value to an amount less than $5,000; and (iii) the Purchase Payment minus the sum of any Gross Withdrawals since the Date of Issue is less than $5,000.
PARTIES TO THE CONTRACT AND RELATED PERSONS
Nationwide and the Contract Owner (including any Joint Owner) are the parties to the Contract. Other related persons—including any Annuitant, Contingent Annuitant, Beneficiary, and Contingent Beneficiary—have certain rights under the Contract. If the person purchasing the Contract names someone else as the Contract Owner, the purchaser will have no rights under the Contract unless he or she is named under the Contract as one of the other related persons listed above.
NATIONWIDE
Nationwide issues the Contract to the Contract Owner (and any Joint Owner). Nationwide assumes certain risks and promises to make certain payments under the Contract, as described in this prospectus.
CONTRACT OWNER
The Contract Owner has all rights under the Contract before the Annuitization Date, unless a Joint Owner is named, in which case the Contract Owner and the Joint Owner have equal rights under the Contract before the Annuitization Date. If you are purchasing the Contract for someone else and you will not be a Contract Owner, then you will have no rights under the Contract.
As of the Annuitization Date, the Annuitant(s) exercise all remaining rights under the Contract. See "Annuitization."
JOINT OWNER
If a Contract has a Joint Owner, the Contract Owner and the Joint Owner have an undivided interest in the Contract.
Non-Qualified Contract Owners can name a Joint Owner at any time before the Annuitization Date. However, Joint Owners must be spouses at the time joint ownership is requested, unless state law requires Nationwide to allow non-spousal Joint Owners. Joint ownership is not permitted for Contracts owned by a non-natural Contract Owner.

Generally, the exercise of any ownership rights under the Contract must be in writing and signed by both Joint Owners. However, if a written election, signed by both Contract Owners, authorizing Nationwide to allow the exercise of ownership rights independently by either Joint Owner is submitted, Nationwide will permit Joint Owners to act independently. If such an authorization is submitted, Nationwide will not be liable for any loss, liability, cost, or expense for acting in accordance with the instructions of either Joint Owner.
If either Joint Owner dies before the Annuitization Date, the Contract continues with the surviving Joint Owner as the remaining Contract Owner.
ANNUITANT AND CONTINGENT ANNUITANT
Annuitant
The Annuitant is the person who will receive annuity payments once you reach the Annuitization Date. The Annuitant is also the person whose death prior to the Annuitization Date triggers payment of the Death Benefit.
On the Date of Issue, the Annuitant must be age 85 or younger unless we approve a request to name an older Annuitant.
Only a Non-Qualified Contract Owner may name someone other than himself/herself as the Annuitant. The Contract Owner may not name a new Annuitant without Nationwide’s consent.
Contingent Annuitant
If a Contingent Annuitant is named and the Annuitant dies before the Annuitization Date, the Contingent Annuitant becomes the Annuitant. If the Contingent Annuitant becomes the Annuitant, all provisions of the Contract which are based on the death of the Annuitant will become based on the death of the Contingent Annuitant. In addition, once the Contingent Annuitant becomes the Annuitant, a new Contingent Annuitant cannot be named.
Only Non-Qualified Contract Owners may name a Contingent Annuitant.
On the Date of Issue, the Contingent Annuitant must be age 85 or younger unless we approve a request to name an older Contingent Annuitant.
BENEFICIARIES AND CONTINGENT BENEFICIARIES
The Beneficiary is the person who is entitled to the Death Benefit if the Annuitant (and Contingent Annuitant, if applicable) dies before the Annuitization Date and there is no Joint Owner. The Contract Owner can name more than one Beneficiary. Multiple Beneficiaries will share the Death Benefit equally, unless otherwise specified.
A Contingent Beneficiary will succeed to the rights of the Beneficiary if no Beneficiary is alive when a Death Benefit is paid. The Contract Owner can name more than one Contingent Beneficiary. Multiple Contingent Beneficiaries will share the Death Benefit equally, unless otherwise specified.
Unless otherwise directed by the Contract Owner, the following applies with respect to Beneficiaries and Contingent Beneficiaries under the Contract:
•	After the death of the Contract Owner (and Joint Owner, if any), a Beneficiary may name a successor beneficiary. A successor beneficiary will have the right to receive any payment or rights under the Contract after the Beneficiary’s death to which the Beneficiary would have been entitled, if he or she were alive.
•	If there is more than one Beneficiary under the Contract, they share equally in any payment or rights under the Contract to which they are entitled.
•	If there is more than one Contingent Beneficiary under the Contract, they share equally in any payment under the Contract to which they are entitled.
CHANGES TO PERSONS NAMED UNDER THE CONTRACT
To the extent allowed by state law, we reserve the right to refuse our consent to any request to change the Contract Owner at any time on a non-discriminatory basis if the change would violate or result in noncompliance with any applicable state or federal law or regulation. Prior to the Annuitization Date (and subject to any existing assignments), the Contract Owner may request to change the following:
•	Contract Owner (Non-Qualified Contracts only);

•	Joint Owner (must be the Contract Owner’s spouse);
•	Annuitant (subject to Nationwide’s underwriting and approval);
•	Contingent Annuitant (subject to Nationwide’s underwriting and approval);
•	Beneficiary; or
•	Contingent Beneficiary.
The Contract Owner must submit the request to Nationwide in writing and Nationwide must receive the request at the Service Center before the Annuitization Date. Once Nationwide receives and records the change request, the change will be effective as of the date the written request was signed (unless otherwise specified by the Contract Owner), whether or not the Contract Owner or Annuitant is living at the time it was recorded. The change will not affect any action taken by Nationwide before the change was recorded.
Any request to change the Contract Owner must be signed by the existing Contract Owner and the person designated as the new Contract Owner. Nationwide may require a signature guarantee.
If the Contract Owner is not a natural person and there is a change of the Annuitant, distributions will be made as if the Contract Owner died at the time of the change, regardless of whether the Contract Owner named a Contingent Annuitant.
Nationwide reserves the right to reject any change request that would alter the nature of the risk that Nationwide assumed when it originally issued the Contract.
Certain features under the Contract may have specific requirements as to who can be named as the Contract Owner, Annuitant, and/or Beneficiary in order to receive the benefit of the feature. Changes to the parties to the Contract may result in the termination or loss of benefit of these features.
If we permit an assignment or a change in ownership of the Contract, the Death Benefit under the Contract will be the Surrender Value (rather than the Contract Accumulation Value) unless the requirements specified under "Death Benefit and Succession Rights – Calculation of the Death Benefit" are satisfied.
STRATEGIES
GENERAL
You may invest in one or more of the Strategies offered under the Contract. When you invest in a Strategy, you remain invested in that Strategy for the length of the Strategy Term. The total amount of Strategy Earnings applied over the life of your Contract, if any, will depend on the Strategies that you select for investment and the actions that you take under the Contract.
You may have no more than five Strategies at any given time. Strategy Earnings are calculated separately for each Strategy. If you are simultaneously invested in the same Strategy for Strategy Terms that began on different dates, those investments are considered separate Strategies for purposes of the maximum number of Strategies that you can have and for calculating the values and Strategy Earnings under the Contract.
The amount of Strategy Earnings applied to a Strategy during and at the end of a Strategy Term depends on several factors, including:
•	The Strategy’s Crediting Factors (including the Index);
•	The performance of the Strategy’s Index; and
•	The extent to which you take withdrawals, if any.
We reserve the right to add or remove Strategies, subject to any necessary regulatory approval. We will not remove a Strategy during an ongoing Strategy Term.
CURRENT STRATEGIES
The Contract currently offers the following Strategies*:
•	BlackRock Select Factor Index, 1 Year, 100% Protection Level Strategy
•	BlackRock Select Factor Index, 1 Year, 95% Protection Level Strategy
•	BlackRock Select Factor Index, 1 Year, 90% Protection Level Strategy
•	BlackRock Select Factor Index, 3 Year, 100% Protection Level Strategy

•	BlackRock Select Factor Index, 3 Year, 95% Protection Level Strategy
•	BlackRock Select Factor Index, 3 Year, 90% Protection Level Strategy
•	J.P. Morgan Mozaic IISM Index, 1 Year, 100% Protection Level Strategy
•	J.P. Morgan Mozaic IISM Index, 1 Year, 95% Protection Level Strategy
•	J.P. Morgan Mozaic IISM Index, 1 Year, 90% Protection Level Strategy
•	J.P. Morgan Mozaic IISM Index, 3 Year, 100% Protection Level Strategy
•	J.P. Morgan Mozaic IISM Index, 3 Year, 95% Protection Level Strategy
•	J.P. Morgan Mozaic IISM Index, 3 Year, 90% Protection Level Strategy
•	MSCI EAFE Index, 1 Year, 100% Protection Level Strategy
•	MSCI EAFE Index, 1 Year, 95% Protection Level Strategy
•	MSCI EAFE Index, 1 Year, 90% Protection Level Strategy
•	MSCI EAFE Index, 3 Year, 95% Protection Level Strategy
•	MSCI EAFE Index, 3 Year, 90% Protection Level Strategy
•	NYSE® Zebra Edge® Index, 1 Year, 100% Protection Level Strategy
•	NYSE® Zebra Edge® Index, 1 Year, 95% Protection Level Strategy
•	NYSE® Zebra Edge® Index, 1 Year, 90% Protection Level Strategy
•	NYSE® Zebra Edge® Index, 3 Year, 100% Protection Level Strategy
•	NYSE® Zebra Edge® Index, 3 Year, 95% Protection Level Strategy
•	NYSE® Zebra Edge® Index, 3 Year, 90% Protection Level Strategy
•	SG Macro Compass Index, 1 Year, 100% Protection Level Strategy
•	SG Macro Compass Index, 1 Year, 95% Protection Level Strategy
•	SG Macro Compass Index, 1 Year, 90% Protection Level Strategy
•	SG Macro Compass Index, 3 Year, 100% Protection Level Strategy
•	SG Macro Compass Index, 3 Year, 95% Protection Level Strategy
•	SG Macro Compass Index, 3 Year, 90% Protection Level Strategy
•	S&P 500® Average Daily Risk Control 10% USD Price Return Index, 1 Year, 100% Protection Level Strategy
•	S&P 500® Average Daily Risk Control 10% USD Price Return Index, 1 Year, 95% Protection Level Strategy
•	S&P 500® Average Daily Risk Control 10% USD Price Return Index, 1 Year, 90% Protection Level Strategy
•	S&P 500® Average Daily Risk Control 10% USD Price Return Index, 3 Year, 100% Protection Level Strategy
•	S&P 500® Average Daily Risk Control 10% USD Price Return Index, 3 Year, 95% Protection Level Strategy
•	S&P 500® Average Daily Risk Control 10% USD Price Return Index, 3 Year, 90% Protection Level Strategy
•	S&P 500® Index, 1 Year, 100% Protection Level Strategy
•	S&P 500® Index, 1 Year, 95% Protection Level Strategy
•	S&P 500® Index, 1 Year, 90% Protection Level Strategy
•	S&P 500® Index, 3 Year, 95% Protection Level Strategy
•	S&P 500® Index, 3 Year, 90% Protection Level Strategy
* See "What are the Crediting Factors for a Strategy?" for information on the Participation Rate and Strategy Spread for each Strategy. Each Strategy has its own Minimum Participation Rate which will never be less than 5%, and each Strategy has its own Maximum Strategy Spread that will never be greater than the initial Strategy Spread identified in your Contract at the Date of Issue plus 2%. When a Strategy has both a Participation Rate less than 100% and a Strategy Spread greater than zero, the Participation Rate and Strategy Spread combine to reduce gains when Index Performance is positive. Additionally, when a Strategy has both a Participation Rate greater than 100% and a Strategy Spread greater than zero, the Participation Rate and Strategy Spread combine to increase losses when Index Performance is negative.
STRATEGY EARNINGS
We credit Strategy Earnings to a Strategy on the Strategy Term End Date. We refer to this form of Strategy Earnings as "Term Strategy Earnings." Term Strategy Earnings represent Strategy Earnings paid on the Strategy Value of a Strategy as of the Strategy Term End Date. Term Strategy Earnings take into account the performance of the Strategy’s Index over the course of the entire Strategy Term (except when the Lock-In feature has been exercised or in the event that the Index has been substituted).
We also credit Strategy Earnings to a Strategy when you take a partial withdrawal or full surrender prior to the Strategy Term End Date. We refer to this form of Strategy Earnings as "Interim Strategy Earnings." Interim Strategy Earnings represent both (i) any Strategy Earnings paid on any portion of the partial withdrawal or full surrender that is a Preferred Withdrawal and (ii) any Strategy Earnings paid on any portion of the partial withdrawal or full surrender that is a Non-Preferred Withdrawal. Interim Strategy Earnings take into account the performance of the Strategy’s Index between the beginning of the Strategy Term and the date on which the partial withdrawal or full surrender was taken (except when the Lock-In feature has been exercised or in the event that the Index has been substituted). Interim Strategy Earnings are not applied on a Strategy Term End Date, because only Term Strategy Earnings are applied on a Strategy Term End Date.
If you exercise the Lock-In feature for a Strategy, Term Strategy Earnings and Interim Strategy Earnings will take into account the performance of the Strategy’s Index from the beginning of the Strategy Term until the Lock-In Date. See "Calculation of Strategy Earnings – Lock-In."
See "Calculation of Strategy Earnings" for information about how Term Strategy Earnings and Interim Strategy Earnings are calculated.
ACTIONS ON STRATEGY TERM END DATES
At the end of a Strategy Term, you may take any one or more of the permissible actions listed below.
•	Reinvest – You may reinvest some or all of your Strategy Value in the same Strategy for another Strategy Term (with the Participation Rate and Strategy Spread that we declare for the upcoming Strategy Term), assuming that the Strategy is available for investment.
•	Transfer – You may transfer some or all of your Strategy Value to another Strategy that is available for investment for a Strategy Term (with the Participation Rate and Strategy Spread that we declare for the upcoming Strategy Term).
•	Partial Withdrawal or Full Surrender – You may take a partial withdrawal or fully surrender the Contract, which will be treated as a Preferred Withdrawal and/or a Non-Preferred Withdrawal, depending on your Remaining Preferred Withdrawal Amount.
For each of your Strategies, at least 30 days prior to the end of the Strategy Term, we will send you a notice stating (i) the Strategies that will be available for investment at the end of the Strategy Term, (ii) their respective Crediting Factors, including the Participation Rate and Strategy Spread that we declared for the upcoming Strategy Term, and (iii) how to communicate your instructions to us regarding what to do with the Strategy Value invested in the maturing Strategy.
If we do not receive instructions from you prior to the close of business on the Strategy Term End Date (or if the Strategy Term End Date is not a Business Day, then at least one Business Day prior to the Strategy Term End Date), your Strategy Value in the maturing Strategy will be treated as follows:
•	If the maturing Strategy is available for reinvestment, your entire Strategy Value in the maturing Strategy will be reinvested in the same Strategy for another Strategy Term, but with the Participation Rate and Strategy Spread that we declare for the upcoming Strategy Term.
•	If the maturing Strategy is not available for reinvestment, your entire Strategy Value in the maturing Strategy will be transferred to the Default Option.
If your Strategy Value is reinvested in the same Strategy or transferred to the Default Option, and you do not wish to be invested in that Strategy or the Default Option, your only option will be to fully surrender the Contract. You can take a partial withdrawal to mitigate your unwanted investment exposure, but if you are invested in multiple Strategies, you cannot instruct us to take the partial withdrawal solely from the undesired Strategy. Instead, your partial withdrawal will be allocated among all of your Strategies so that after the withdrawal is processed, the Strategy Values are allocated in the same proportion as before the withdrawal.
DEFAULT OPTION
As described above, if you have Strategy Value invested in a Strategy that will not be available for reinvestment for the next Strategy Term, and if we do not receive instructions from you prior to the close of business on the Strategy Term End Date (or if the Strategy Term End Date is not a Business Day, then at least one Business Day prior to the Strategy Term End Date), your entire Strategy Value in the maturing Strategy will be transferred to the Default Option. The Default Option is a 1-Year S&P 500® 100% Protection Level Strategy.
If you have Strategy Value invested in a Strategy that will not be available for reinvestment for the next Strategy Term, we will send you the Default Option’s Participation Rate and Strategy Spread for the next Strategy Term at least 30 days prior to the end of the Strategy Term End Date.
We will not change the Index for the Default Option unless the Index of the Default Option is discontinued or there is a substantial change to the calculation of the Index as described in "Crediting Factors – Indexes."

TRANSFERS BETWEEN STRATEGIES
On a Strategy Term End Date, you may transfer free of charge some or all of your Strategy Value in the maturing Strategy to another Strategy that is available for investment.
You are not permitted to transfer Strategy Value from a Strategy other than on its Strategy Term End Date. Nor are you permitted to transfer Strategy Value into a Strategy if its Strategy Term is ongoing.
If your Strategy Term End Date is a Business Day, a transfer request must be received by our Service Center prior to the close of business on that Business Day. If we do not receive a transfer request from you prior to the close of business on that Business Day, the transfer will not occur. If your Strategy Term End Date is not a Business Day, a transfer request must be received by our Service Center at least one Business Day prior to the Strategy Term End Date. If we do not receive a transfer request from you at least one Business Day prior to the Strategy Term End Date, the transfer will not occur. Transfer requests may be submitted in writing to our Service Center and must be signed by the Contract Owner. At our discretion, we may accept transfer requests by telephone or, if available, by Internet.
Your transfer request will not be deemed to be received by our Service Center until it is in good order. To be in good order, the transfer request must identify:
•	Your Contract Number;
•	The date of the first day of the upcoming Strategy Term;
•	The Strategy (or Strategies) from which you are transferring Strategy Value and the amount(s) to be transferred; and
•	The Strategy (or Strategies) to which you are transferring Strategy Value and the amount(s) (by percentage) to be transferred.
CREDITING FACTORS
GENERAL
Each Strategy has Crediting Factors that serve different purposes and impact your investment differently. We use the Crediting Factors to calculate the Strategy Earnings for each Strategy.
Each Strategy has the following five Crediting Factors:
(1)	Index;
(2)	Strategy Term;
(3)	Protection Level;
(4)	Participation Rate; and
(5)	Strategy Spread.

The table below briefly summarizes how the various Crediting Factors impact a Strategy.
Index	The market index to which the Strategy is linked
Strategy Term	The duration of the Strategy in years
Protection Level	A factor in the Strategy’s defined downside protection. A higher Protection Level means a higher amount of downside protection. A lower Protection Level means a lower amount of downside protection.
Participation Rate	A factor that amplifies or dampens the Strategy’s performance compared to the Index Performance. A higher Participation Rate means greater upside potential but also greater downside potential (subject to the downside protection). A lower Participation Rate means less upside potential but also less downside potential (also subject to the downside protection).
Strategy Spread	A factor used as a deduction in calculating a Strategy’s performance. In general, a higher Strategy Spread will reduce a Strategy’s performance more than a lower Strategy Spread.

When selecting a Strategy for investment, you should not select a Strategy based on any single Crediting Factor in isolation. While one Crediting Factor for a Strategy may be more or less favorable or attractive to you, the other Crediting Factors also impact whether that Strategy is appropriate for you based on your financial needs and goals. You should consult with a financial professional prior to selecting a Strategy for investment.
Except in the limited circumstances under which we may substitute an Index (see "Index" below), the Crediting Factors for a Strategy will not change for the duration of a given Strategy Term. The Index, Strategy Term and Protection Level will not change for as long as we continue offering a Strategy. However, the Participation Rate and Strategy Spread may change from Strategy Term to Strategy Term, subject to guaranteed minimums and maximums. More specifically:
•	For those Strategies that are available for initial investment under your Contract on the Date of Issue, their Crediting Factors (as well as any associated guaranteed minimums and maximums) will be described in your Contract.
•	For any new Strategies that we make available for investment under your Contract after the Date of Issue, their Crediting Factors (as well as any associated guaranteed minimums and maximums) will be declared by us at least 30 days prior to the beginning of their first Strategy Terms.
•	For all Strategies, after their first Strategy Terms, we will declare their Participation Rates and Strategy Spreads at least 30 days prior to the beginning of an upcoming Strategy Term, subject to their associated guaranteed minimums and maximums.
A Strategy’s Participation Rate and Strategy Spread for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.
The remainder of this section provides information about the Crediting Factors and the purposes that they serve under the Contract.
INDEXES
The Strategies are index-linked investment options. This means that the performance of a Strategy will depend, in part, on the performance of a particular market index over the course of a Strategy Term.
The Indexes under the Contract provide exposure to different markets and asset classes, all of which may perform differently compared to each other and during different time periods. When we calculate Strategy Earnings, if the Index Performance is negative, you will lose money under your Contract unless the Strategy’s downside protection protects you from the loss. When the Index Performance is positive, you may or may not gain money under your Contract, depending on the impact of the Strategy Spread.
We calculate the Index Performance on a point-to-point basis, which is done by comparing:
(a)	The value of the Index on the first day of the Strategy Term (the "Strategy Term Start Date") to
(b)	The value of the Index on a specific future date during the Strategy Term, which could be the last day of the Strategy Term (the "Strategy Term End Date") or any date prior to the Strategy Term End Date on which you take a withdrawal.
As discussed further below, certain Indexes include volatility control methodologies. There is no guarantee that any volatility control methodology will be successful. While volatility control may help mitigate the impact that significant market fluctuations may have on Index performance, volatility control may also limit an Index’s participation in rising markets, which may ultimately limit your gains (if any) under a Strategy. In addition, each Strategy already provides limited downside protection in the form of its Protection Level. You should therefore consider whether selecting a Strategy that is linked to an Index that also includes volatility control is consistent with your risk tolerances and investment goals.
There is no guarantee any Index’s methodology will yield any specific results.
The Indexes for the Strategies that we are offering for investment currently include:
BlackRock Select Factor Index (Ticker: BSELFCTX) – The BlackRock Select Factor Index is designed to provide diversified, multi-asset exposure, with a volatility control overlay. The Index has dynamic exposure to seven U.S.-listed exchange-traded funds ("ETFs"), including five ETFs that invest in equities ("Equity ETFs") and two ETFs that invest in fixed income ("Fixed Income ETFs").The Index also includes a short position against another ETF to moderate the Index’s exposure to the equity market.
Each Equity ETF emphasizes one of the following equity strategies:

•	Value – Stocks with lower valuations based on fundamentals
•	Momentum – Stocks exhibiting strong recent price trends
•	Quality – Stocks with strong and stable balance sheets
•	Size – Smaller, more nimble companies
•	Minimum Volatility – Stocks with lower levels of historical volatility
Each Fixed Income ETF primarily invests in U.S. Treasury obligations, one investing in short-term bonds and the other investing in long-term bonds.
The Index uses a rules-based methodology to dynamically adjust the weighting of the ETFs within the Index in response to changing market conditions. In general, when markets are volatile, the Index reduces its exposure to the U.S. equity market and shifts its fixed income exposure from short-term bonds to long-term bonds. Conversely, when markets are favorable, the Index increases its exposure to the U.S. equity market and shifts its fixed income exposure from long-term bonds to short-term bonds. The Index also seeks to maintain a target volatility of 5% by hedging a portion of the Index’s exposure to the U.S. equity market, adjusting the weightings of the Fixed Income ETFs, and adjusting the Index’s exposure to cash.
The performance of the Index reflects the reinvestment of ETF dividends back into the Index after the close of trading on the ex-dividend date. Return generated from the Index’s exposure to cash is included in the return of the Index.
Each underlying index includes hypothetical transaction and replication costs that negatively impact the performance of the index. These transaction and replication costs reflect the theoretical costs that would be charged, respectively, to buy or sell positions in each underlying index and to replicate the performance of each underlying index. The total amount deducted is not predictable due to a number of factors, such as the Index’s weightings and the performance of the underlying indexes. The ETFs are subject to actual management fees, other expenses, and transaction costs that negatively impact their performance and market prices and, consequently, negatively impact the performance of the Index.
The following is a brief description of the seven equity ETFs.
•	iShares Edge MSCI USA Value Factor ETF: This ETF seeks to track the investment results of the MSCI USA Enhanced Value Index, a weighted index composed of U.S. large- and mid-capitalization stocks with value characteristics and relatively lower valuations. The stocks included in the MSCI USA Enhanced Value Index are selected from the stocks included in the broader MSCI USA Index. The MSCI USA Enhanced Value Index selects stocks that exhibit certain higher value characteristics based on price-to-book value, price-to-forward earnings, and enterprise value-to-cash flow from operations relative to their peers within the corresponding Global Industry Classification Standard (GICS®) sector according to the index’s methodology.
While the MSCI USA Enhanced Value Index emphasizes stocks that are deemed to be value stocks, securities issued by companies that may be perceived as undervalued may fail to appreciate for long periods of time and may never realize their full potential value.
•	iShares Edge MSCI USA Momentum Factor ETF: This ETF seeks to track the investment results of the MSCI USA Momentum SR Variant Index, a weighted index composed of U.S. large- and mid-capitalization stocks exhibiting relatively higher price momentum characteristics. The stocks included in the MSCI USA Momentum SR Variant Index are selected from the stocks included in the broader MSCI USA Index. The MSCI USA Momentum SR Variant Index selects stocks based on the stocks’ momentum scores according to the index’s methodology.
While the MSCI USA Momentum SR Variant Index emphasizes stocks that are deemed to have high price momentum, stocks that previously exhibited high momentum characteristics may not experience positive momentum or may experience more volatility than the market as a whole. This ETF may experience higher tracking error (as discussed further below) than is typical for ETFs that track a market index.
•	iShares Edge MSCI USA Quality Factor ETF: This ETF seeks to track the investment results of the MSCI USA Sector Neutral Quality Index, a weighted index composed of U.S. large- and mid-capitalization stocks with quality characteristics as identified through certain fundamental metrics. The stocks included in the MSCI USA Sector Neutral Quality Index are selected from the stocks included in the broader MSCI USA Index. The MSCI USA Sector Neutral Quality Index selects stocks that exhibit certain higher quality characteristics (i.e., high return on equity, low earnings variability, and low leverage) relative to their peers within the corresponding Global Industry Classification Standard (GICS®) sector.

While the MSCI USA Sector Neutral Quality Index emphasizes stocks that are deemed to be quality stocks, there is no guarantee that the past performance of these stocks will continue. Companies that issue these stocks may experience lower than expected returns or may experience negative growth, as well as increased leverage, resulting in lower than expected or negative returns.
•	iShares Edge MSCI USA Size Factor ETF: This ETF seeks to track the investment results of the MSCI USA Low Size Index, a weighted index composed of U.S. large- and mid-capitalization stocks and that emphasizes relatively smaller average market capitalization. The MSCI USA Low Size Index includes all stocks in the MSCI USA Index. However, the MSCI USA Low Size Index reweights the stocks such that the representation of smaller capitalization companies is increased relative to larger capitalization companies.
The MSCI USA Low Size Index emphasizes stocks, in part, based on whether they are low size. The stocks of smaller companies within the ETF’s capitalization range may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid, than those on the larger end of the ETF’s capitalization range.
•	iShares Edge MSCI Min Vol USA ETF: This ETF seeks to track the investment results of the MSCI USA Minimum Volatility (USD) Index, a weighted index composed of U.S. large- and mid-capitalization stocks that, in the aggregate, have lower volatility characteristics relative to the U.S. large- and mid-cap equity market. The stocks included in the MSCI USA Minimum Volatility (USD) Index are selected from the stocks included in the broader MSCI USA Index. The MSCI USA Minimum Volatility (USD) Index selects stocks using a rules-based methodology that is designed to construct a portfolio with the lowest absolute volatility.
Although the MSCI USA Minimum Volatility (USD) Index emphasizes lower volatility, there is no guarantee that the index will successfully minimize volatility, and there is a risk that the ETF may experience more than minimum volatility. Securities in the ETF’s portfolio may be subject to price volatility, and the prices may not be any less volatile than the market as a whole, and could be more volatile.
The following is a brief description of the two Fixed Income ETFs.
•	iShares 1-3 Year Treasury Bond ETF: This ETF seeks to track the investment results of the ICE U.S. Treasury 1-3 Year Bond Index, which is composed of U.S. Treasury bonds with remaining maturities between one and three years.
•	iShares 20+ Year Treasury Bond ETF: This ETF seeks to track the investment results of the ICE U.S. Treasury 20+ Year Bond Index, which is composed of U.S. Treasury bonds with remaining maturities greater than 20 years.
Each ETF is subject to numerous investment risks. By selecting a Strategy that is linked to the BlackRock Select Factor Index, you will be indirectly exposed to the investment risks of the underlying ETFs. Such risks may adversely affect an ETF’s performance and, consequently, the performance of the BlackRock Select Factor Index.
In addition to the investment risks previously identified above for particular ETFs, the investment risks to which the ETFs are subject include (but are not limited to) the following.
•	Each ETF perform negatively over short periods due to short-term market movements and over longer periods during more prolonged market downturns.
•	The performance of each ETF depends on the performance of individual securities in which the ETF has exposure. Changes in the financial condition or credit rating of an issuer of those securities may cause the value of the securities to decline.
•	Each ETF seeks to track the investment results of a specific market index. There is no guarantee that an ETF’s investment results will have a high degree of correlation to the performance of the index that it seeks to track, or that the ETF will achieve its investment objective. Each ETF may be subject to tracking error, which is the divergence of an ETF’s performance from that of the index it seeks to track. This risk may be heightened during times of increased market volatility or other unusual market conditions. Among other reasons, tracking error may result because an ETF incurs fees and expenses while the index does not.
•	Each ETF faces numerous market trading risks, including the potential lack of an active market for fund shares, losses from trading in secondary markets, periods of high volatility, and disruptions in the creation/redemption process. Any of these factors, among others, may lead to an ETF’s shares trading at a premium or discount to net asset value.
•	The Equity ETFs invest in equity securities. Equity securities are subject to changes in value, and their values may be more volatile than those of other asset classes.

•	Each Equity ETF primarily invests in large- and mid-capitalization companies. In general, large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets. Compared to large-capitalization companies, mid-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid-capitalization companies may be more volatile and less liquid than those of large-capitalization companies.
•	Each Fixed Income ETF is exposed to the risk that the ETF’s income may decline if interest rates fall. This decline in income can occur because the ETF may subsequently invest in lower-yielding bonds as bonds in its portfolio mature, are near maturity or are called, bonds in the underlying index are substituted, or the ETF otherwise needs to purchase additional bonds.
•	Each Fixed Income ETF is exposed to the risks that during periods of very low or negative interest rates, the ETF may be unable to maintain positive returns or pay dividends. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, result in heightened market volatility, and detract from the ETF’s performance to the extent the ETF is exposed to such interest rates. Additionally, under certain market conditions in which interest rates are low and the market prices for portfolio securities have increased, the ETF may have a very low, or even negative yield. A low or negative yield would cause the ETF to lose money in certain conditions and over certain time periods. An increase in interest rates will generally cause the value of securities held by the ETF to decline, may lead to heightened volatility in the fixed-income markets, and may adversely affect the liquidity of certain fixed-income investments, including those held by the ETF. The historically low interest rate environment heightens the risks associated with rising interest rates.
•	Each Fixed Income ETF primarily invests in U.S. Treasury obligations. U.S. Treasury obligations may differ from other securities in their interest rates, maturities, times of issuance, and other characteristics and may provide relatively lower returns than those of other securities. Similar to other issuers, changes to the financial condition or credit rating of the U.S. government may cause the value of the ETF’s U.S. Treasury obligations to decline.
The Index also includes a short position against the iShares Core S&P 500® ETF, an ETF that seeks to track the performance of the S&P 500® Index. The purpose of this short position is to provide a partial hedge against the performance of the U.S. equity markets. In the most defensive market state, the equity hedge is set to a target weight of -50%. In a neutral market state, the equity hedge is set to a target weight of -33.33%. In an aggressive market state, the equity hedge is set to a target weight of 0%. To the extent that the equity hedge is set to a target weight greater than 0%, this Index will not be fully participating in any equity market growth.
On a monthly basis, the Index computes the target weighting of the Equity ETFs based on its rule-based methodology reflecting factors such as (i) the current stage of the economic cycle (i.e., contraction, expansion, recovery, or slowdown), (ii) the extent to which an ETF offers attractive value (based on market prices of underlying stocks) relative to underlying fundamentals (based on financial reporting metrics of constituent companies); and (iii) the extent to which daily adjusted returns demonstrative above-market price momentum. Any changes to the Equity ETFs’ target weightings are introduced in equal increments over a rebalancing period that generally extends for 10 business days.
On a daily basis, the Index uses market signals derived from the high-yield bond market to compute the target weighting of the Fixed Income ETFs and the Index’s short position against the iShares Core S&P 500 ETF. Changes to these target weightings are introduced in equal increments over a period that generally extends for 5 business days. The Index also uses these market signals to compute the Index’s volatility control overlay on a daily basis. The resulting adjustments for the volatility control overlay are implemented with a one business day lag.
Use of the BlackRock Select Factor Index in connection with annuity contracts has been exclusively licensed to Nationwide.
J.P. Morgan Mozaic IISM Index (Ticker: JMOZAIC2) – The J.P. Morgan Mozaic IISM Index ("J.P. Morgan Index") tracks futures contracts referencing a diversified group of equity and fixed income assets, and indexes referencing commodities futures. Returns from investing in futures contracts are generally derived from three sources: (a) changes in the price of the relevant futures contracts (which is known as the "price return"); (b) any profit or loss realized when replacing the relevant futures contract as it reaches its expiration date with a similar futures contract that has a later expiration date (which is known as the "roll return"); and (c) any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the "collateral return"). The J.P. Morgan Index, which is an "excess return index", measures the "price return" and "roll return" associated with an investment in uncollateralized future contracts. In contrast, a "total return" index would also measure the "collateral return" as well as the "price return" and "roll return".
A futures contract is a financial instrument in which a party agrees to pay a fixed price for the delivery of an asset at a specified future date. The market value of a futures contract is affected by the price or value of the underlying asset referenced by the contract. In general, although the value of a futures contract may or may not track the price or value of the referenced asset, as the price or value of the referenced asset rises (or falls), the market value of the futures contract will generally rise (or fall). The market value of a futures contract is affected by other factors in addition to the referenced asset’s price or value, including but not limited to changing supply and demand relationships, interest rates, governmental and regulatory policies, and the policies of exchanges on which futures contracts trade. In addition, futures markets are subject to disruptions due to various factors, including lack of liquidity, participation of speculators, and government regulation and intervention. These factors and others can cause the price of futures contracts to be volatile and could adversely affect the value of the index. The index is currently comprised solely of futures contracts (or indexes referencing futures contracts) traded on regulated futures exchanges, but the index may in the future include over-the-counter contracts traded through facilities that are subject to lesser degrees of regulation or no substantive regulation.
The following is a brief description of the J.P. Morgan Index’s equity, fixed income, and commodities components:
•	Equity Components. The J.P. Morgan Index’s equity components expose the index to the performance of stock markets. The index gains exposure to stock market performance by including specific futures contracts that track various U.S. and foreign stock market indexes. The index’s equity futures contracts reference the S&P 500® Index (comprised of large-capitalization U.S. companies), Nasdaq-100 Index® (comprised of large-capitalization non-financial U.S. and foreign companies traded on The Nasdaq Stock Market), Russell 2000® Index (comprised of small-capitalization U.S. companies), DAX® Index (comprised of large-capitalization companies traded on the Frankfurt Stock Exchange), FTSE® 100 Index (comprised of large-capitalization companies traded on the London Stock Exchange), and Tokyo Stock Price Index (TOPIX®) (comprised of large-capitalization traded on the Tokyo Stock Exchange).
In general, large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets. Compared to large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of small-capitalization companies may be more volatile and less liquid than those of large-capitalization companies. Securities issued by non-U.S. companies are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changes in currency exchange rates; and greater political, regulatory, and economic uncertainty).
•	Fixed Income Components. The J.P. Morgan Index’s fixed income components expose the index to the performance of a group of U.S. and foreign government bonds. The index gains exposure to these government bonds by including futures contracts that reference U.S. Treasury notes (notes issued by the U.S. government), Euro Bunds (bonds issued by the German federal government), Gilts (bonds issued by the U.K. government), and JBGs (bonds issued by the Japanese government). The value of fixed income investments like bonds are subject to investment risks such as interest rate risk (i.e., negative fluctuations in market value due to changes in interest rates) and credit risk (i.e., the risk of default).
The prices of government bonds are significantly influenced by the creditworthiness of the governments that issue them. U.S. rating agencies have downgraded the creditworthiness and/or assigned negative outlooks to many governments worldwide, including the U.S., U.K., Germany, and Japan, and may continue to do so in the future. The index’s exposure to its fixed income components may be greater, perhaps significantly greater, than its exposure to its equity or commodities components. If the index has greater exposure to its fixed income components, a change in the value of the index’s fixed income futures contracts may have a greater impact on the index’s return than a change in the value of the index’s equity or commodities components.
•	Commodities Components. The J.P. Morgan Index’s commodities components expose the index to the performance of commodities in the energy, industrial metal, and precious metal sectors. The index gains exposure to these commodities by including futures contracts that reference commodities such as crude oil, ULS diesel, natural gas, RBOB gasoline, aluminum, copper, lead, nickel, tin, zinc, gold, platinum, and silver. Global prices of commodities are primarily affected by the global supply and demand, but they are also significantly influenced, among other factors, by speculative actions, currency exchange rates, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities, and sudden disruptions in supply. These factors and others may cause the performance of commodity investments to be extremely volatile and unpredictable.
The Index may be subject to increased volatility due to the potential use of significant leverage. The J.P. Morgan Index may use leverage to increase return from its equity, fixed income, or commodities components because the sum of the weights of the components may be greater than 100%, up to a maximum total weight of 300%. In addition, the weight of the fixed income component can reflect significant leverage, up to 250%. When a component is leveraged, any price movements for that component will result in greater changes in the index’s value than if leverage were not used. In particular, the use of leverage will magnify any negative performance which, in turn, could adversely affect the value of the index.
The J.P. Morgan Index utilizes a rules-based methodology based on momentum and smoothing volatility. The index’s methodology identifies market directions in trending markets. As such, the index may not perform well in markets characterized by short-term volatility.
On a monthly basis, the index is rebalanced to strategically adjust its composition to include the equity, fixed income, and commodities components with the greatest returns over the previous six months, and those components are weighted based on the index’s target annualized volatility of approximately 4.2%. There can be no assurance that the index’s methodology will generate positive performance or achieve its target volatility. As part of its methodology for seeking the target volatility, the index may not be fully exposed to its equity, fixed income, or commodity components at all times. Any portion of the index without market exposure will not participate in positive market movements.
The J.P. Morgan Index also includes a "stop-loss" feature. If on any day the overall index’s weekly return is less than -3%, the index removes its market exposure entirely. After one week, the index re-establishes its market exposure. The stop-loss feature may reduce the risk of potential short-term loss in the index during a period of significant market distress but may also cause the index to miss a potential recovery in the underlying asset classes.
Use of the J.P. Morgan Index in connection with annuity contracts has been exclusively licensed to Nationwide.
MSCI EAFE Index (Ticker: MXEA) – The MSCI EAFE Index is designed to represent the performance of large and mid-cap securities across 21 developed markets, including countries in Europe, Australasia and the Far East, excluding the U.S. and Canada. The Index is available for a number of regions and market segments/sizes and covers approximately 85% of the free float-adjusted market capitalization in each of the 21 countries. The MSCI EAFE Index used is a price index and does not include dividends declared by any of the companies in this Index.
In general, large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets. Compared to large-capitalization companies, mid-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid-capitalization companies may be more volatile and less liquid than those of large-capitalization companies. Securities issued by non-U.S. companies are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changes in currency exchange rates; and greater political, regulatory, and economic uncertainty).
NYSE ® Zebra Edge® Index (Ticker: ZEDGNY) – The NYSE® Zebra Edge® Index is an equally-weighted index that uses a rules-based contrarian methodology favoring "cool" stocks over "hot" stocks within the universe of the 500 stocks included in the NYSE® U.S. Large Cap Equal Weight IndexTM. Cool stocks are stocks that have experienced lower trading frequency over the last two years and lower volatility over the last three months and one year. Hot stocks are stocks that have experienced the highest trading frequency over the last two years and the highest volatility over the last three months and one year. The index rebalances quarterly based on its methodology. There can be no assurance that the index’s methodology will generate positive performance.
The index also rebalances daily as part of its risk control process designed to mitigate volatility. When certain volatility thresholds are triggered, the index moves a portion of its equity allocation to U.S. Treasury futures or cash. The index’s exposure to U.S. Treasury futures and cash is adjusted on a daily basis. To the extent that the index reduces its exposure to the equity markets, the index will not be fully participating in any equity market growth. The risk control overlay strategies may not successfully manage volatility.

The NYSE® Zebra Edge® Index is primarily comprised of stocks of large-capitalization U.S. companies. In general, large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets. The index may also include U.S. Treasury bond futures. Fixed income investments like U.S. Treasury bonds are subject to investment risks such as interest rate risk (i.e., negative fluctuations in market value due to changes in interest rates) and credit risk (i.e., the risk of default). To the extent that the index includes U.S. Treasury bond futures, it is exposed to the risks associated with fixed income investments. U.S. Treasury bonds and futures may not experience (and historically have not experienced) the growth rate of equity investments.
SG Macro Compass Index (Ticker: SGMACRO) – The SG Macro Compass Index is a rules-based index sponsored by Société Générale that provides exposure to a basket of underlying indexes, each of which in turn tracks a basket of stocks or futures contracts referencing a diversified group of equity, fixed income, and commodities futures.
The underlying indexes are included in the basket at predetermined weights based on an algorithmic model that looks at real GDP growth and inflation expectations to identify a current market state, either "expansion," "contraction," or "neutral." A neutral or contraction market state will result in the Index’s exposure to the fixed income market being significantly greater than its exposure to the equity or commodities market. An expansion market state will result in the Index’s exposure to the equity market being significantly greater than its exposure to the fixed income or commodities market. When the Index has greater exposure to a particular market, fluctuations in that market will have a greater impact on the Index’s return than fluctuations in the other markets. The Index reallocates its basket of underlying indexes based on the market state on a quarterly basis. The commodities-based underlying index has a constant weighting regardless of the market state.
The Index has thirteen underlying indexes, eleven of which are composed of (or reference) equities, fixed income, or commodities futures contracts that are traded on regulated futures exchanges. The remaining two underlying indexes are composed of U.S. stocks.
Each underlying index includes hypothetical transaction and replication costs that negatively impact the performance of the index. These transaction and replication costs reflect the theoretical costs that would be charged, respectively, to buy or sell positions in each underlying index and to replicate the performance of each underlying index. The total amount deducted is not predictable due to a number of factors, such as the SG Macro Compass Index’s weightings and leverage and the performance of the underlying indexes. In addition, for each underlying index referencing international futures contracts, the hypothetical conversion of foreign currency into U.S. dollars may negatively impact the performance of the underlying index. These hypothetical costs and conversions are not charges under your Contract. However, because they negatively impact the performance of the underlying indexes, they will negatively impact the performance of SG Macro Compass Index.
Futures-Based Underlying Indexes
Provided below is a brief description of the eleven underlying indexes composed of (or referencing) futures contracts (three equity futures indexes, seven fixed incomes futures indexes, and one commodities futures index). A futures contract is a financial instrument in which a party agrees to pay a fixed price for the delivery of an asset at a specified future date. The market value of a futures contract is affected by the price or value of the underlying asset referenced by the contract. In general, although the value of a futures contract may or may not track the price or value of the referenced asset, as the price or value of the referenced asset rises (or falls), the market value of the futures contract will generally rise (or fall). The market value of a futures contract is affected by other factors in addition to the referenced asset’s price or value, including but not limited to, changing supply and demand relationships, interest rates, governmental and regulatory policies, and the policies of exchanges on which futures contracts trade. In addition, futures markets are subject to disruptions due to various factors, including lack of liquidity, participation of speculators, and government regulation and intervention. These factors and others can cause the price of futures contracts to be volatile and could adversely affect the value of the futures-based underlying indexes and, by extension, the value of the SG Macro Compass Index. Returns from investing in futures contracts are generally derived from three sources: (a) changes in the price of the relevant futures contract (which is known as the "price return"); (b) any profit or loss realized when replacing the relevant futures contract as it reaches its expiration date with a similar futures contract that has a later expiration date (which is known as the "roll return"); and (c) any interest earned on the cash deposited as collateral for the purchase of the relevant futures contract (which is known as the

"collateral return"). The futures-based underlying indexes are "excess return" indexes, meaning they measure the "price return" and "roll return" associated with an investment in uncollateralized future contracts, rather than a "total return" index which would also measure the "collateral return."
The eleven underlying indexes are as follows:
•	Equity Futures Indexes – IND1CUE1, IND1CEE1, IND1CJE1: The three equity futures underlying indexes provide the SG Macro Compass Index with exposure to stock markets. Each underlying index gains exposure to stock market performance by including specific futures contracts that track certain U.S. and foreign stock market indexes. The underlying indexes’ futures contracts reference, respectively, the S&P 500® Index (comprised of large-capitalization U.S. companies), the DAX® Index (comprised of large-capitalization companies traded on the Frankfurt Stock Exchange), and the Nikkei 225® Index (comprised of large-capitalization companies traded on the Tokyo Stock Exchange).
In general, large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets. Securities issued by non-U.S. companies are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changes in currency exchange rates; and greater political, regulatory, and economic uncertainty).
•	Fixed Income Futures Indexes – IND1BJB, IND1BFV, IND1BTY, IND1BUS, IND1BOE, IND1CER1, IND1BUB: The seven fixed income futures underlying indexes provide the SG Macro Compass Index with exposure to the performance of groups of U.S. and foreign government bonds. Each underlying index gains exposure to these government bonds by including futures contracts that reference U.S. Treasury notes (5, 10, and 20 year notes issued by the U.S. government), Euro Bunds (5, 10, and 30 year bonds issued by the German federal government), and JBGs (10 year bonds issued by the Japanese government).
The value of fixed income investments like bonds are subject to investment risks such as interest rate risk (i.e., negative fluctuations in market value due to changes in interest rates) and credit risk (i.e., the risk of default). The prices of government bonds are significantly influenced by the creditworthiness of the governments that issue them. U.S. rating agencies have downgraded the creditworthiness and/or assigned negative outlooks to many governments worldwide, including the U.S., Germany, and Japan, and may continue to do so in the future.
•	Commodities Futures Index – IND1CARC: The commodities futures underlying index exposes the SG Macro Compass Index to the performance of commodities (excluding gold and silver). The underlying index gains exposure to these commodities by including futures contracts that reference natural gas, WTI crude, Brent crude oil, gasoline blendstock, heating oil, corn, wheat, Kansas wheat, soybean, soybean oil, soybean meal, cotton, coffee, sugar, live cattle, lean hogs, copper, aluminum, nickel, gas oil and zinc. Global prices of commodities are primarily affected by the global supply and demand, but they are also significantly influenced, among other factors, by speculative actions, currency exchange rates, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities, and sudden disruptions in supply. These factors and others may cause the performance of commodity investments to be extremely volatile and unpredictable.
Underlying Indexes Composed of U.S. Stocks
The two underlying indexes composed of U.S. stocks further expose the SG Macro Compass Index to the U.S. stock market. Both underlying indexes employ rules-based methodologies to select and track stocks included in the S& P 500® Index. The S&P 500® Index is comprised of large-capitalization companies.
The following includes a brief description of the two underlying indexes composed of U.S. stocks.
•	SGI Low Vol 200 Index: The SGI Low Vol 200 Index selects on a monthly basis the 200 stocks that, subject to a liquidity threshold, have exhibited the lowest realized volatility over the previous year. It then weights those stocks inversely proportional to their volatility, with stocks exhibiting lower volatility receiving greater weighting.
•	SGI Equity Value US Index: The SGI Equity Value US Index selects on a quarterly basis an equally weighted basket of the 100 stocks that score the highest according to a methodology that seeks to identify undervalued stocks by comparing stocks according to five fundamental ratios: book to price; earnings to price; one year forward earnings to price; earnings before interest, taxes, depreciation, and amortization (EBITDA) to enterprise value; and free cash flow to price.
Leverage

The SG Macro Compass Index may use leverage of up to 200% to increase returns from its underlying indexes. When an underlying index is leveraged, any price movements for that underlying index will result in greater changes in the SG Macro Compass Index’s value than if leverage were not used. In particular, the use of leverage will magnify any negative performance which, in turn, could adversely affect the value of the SG Macro Compass Index (perhaps significantly).
Volatility Control Mechanism
The SG Macro Compass Index utilizes a rules-based volatility control mechanism that is intended to maintain a target volatility of approximately 5%. There can be no assurance that the SG Macro Compass Index will achieve its target volatility. Depending on market conditions, the SG Macro Compass Index may be underexposed to the basket of underlying indexes during periods of volatile growth and overexposed during periods of steady market declines. Any portion of the Index without market exposure will not participate in positive market movements and therefore will not earn any returns.
Use of the SG Macro Compass Index in connection with annuity contracts has been exclusively licensed to Nationwide.
S&P 500® Average Daily Risk Control 10% USD Price Return Index (Ticker: SPXAV10P) – The S&P 500® Average Daily Risk Control 10% USD Price Return Index seeks to limit the volatility of the S&P 500® Index to a target level of 10%.
This Index has exposure to two components: its underlying index (the S&P 500® Index) and a cash component. Please see "S&P 500® Index" below for a description of the underlying index. On a daily basis, the Index is dynamically adjusted based on its target volatility. Generally, if volatility increases, the Index moves weight out of the underlying index and into cash. Conversely, if volatility decreases, the Index moves more weight into the underlying index and weights less in cash.
To the extent that this Index reduces its exposure to its underlying index in response to volatility, this Index will not be fully participating in any equity market growth. Decreasing the Index’s equity exposure during periods of volatility may mitigate the impact of short-term, significant market fluctuations on the Index’s return, but may also cause the Index to not fully participate in market recoveries. There is no guarantee that this Index will achieve its target volatility.
This Index does not include dividends declared by any of the companies in the underlying index as part of its return. No return is generated within the Index by the cash component.
S&P 500® Index (Ticker: SPX) – The S&P 500® is widely regarded as the best single gauge of large-cap U.S. equities. The index includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500® Index does not include dividends declared by any of the companies in this Index.
In general, large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities.
Additional Index Information
We reserve the right to add or remove any Index in the future. There is no guarantee that a Strategy using any of the Indexes listed above will always be available for investment.
The Index for a Strategy generally will not change for the duration of an ongoing Strategy Term. However, we also reserve the right to substitute the Index during a Strategy Term at any time, in limited circumstances. Subject to regulatory approval, we may substitute the Index if (a) the Index is discontinued or (b) there is a substantial change to the calculation of the Index. If we substitute an Index, the new Index will be similar in composition to the old Index. We will seek to notify you at least 30 days prior to substituting an Index for any Strategy in which you are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable.
If we substitute an Index during a Strategy Term, the Index Performance for the Strategy (unless the Lock-In feature has been exercised) will be equal to the result of compounding the performance of the old index prior to the substitution date and the performance of the new index after the substitution date. This is equal to (1+A) x (1+B) -1 where:

•	A is equal to the percentage change in the value of the old Index between the Strategy Term Start Date (or the first day during the Strategy Term on which the old Index was used, whichever is later) and the value of the Index on the date of substitution; and
•	B is equal to the percentage change in the value of the new Index between the date of substitution and the relevant later date in the Strategy Term.
For example, assume that we substitute the Index for a Strategy on a date during the Strategy Term. Also assume that the Index Performance for the old Index between the Strategy Term Start Date and the substitution date was +10%, and that the Index Performance for the new Index between the substitution date and the Strategy Term End Date was -5%. In this scenario, the Index Performance between the Strategy Term Start Date and the Strategy Term End Date would be +4.5%, i.e. (1+10%) x (1 + -5%) -1.
STRATEGY TERM
The Strategy Term represents the duration of the Strategy, expressed in years. Each Strategy has its own Strategy Term. The lengths of Strategy Terms may vary among Strategies. The length of a Strategy Term will not change for as long as we continue to offer that Strategy. Currently, the Strategies offered under the contract have Strategy Terms of either 1 or 3 years.
A Strategy Term may begin on the Date of Issue or a Contract Anniversary. A Strategy Term ends on its Strategy Term End Date, which will always be a Contract Anniversary.
Because you are not permitted to transfer Contract Value during a Strategy Term, you should understand that a Strategy with a longer Strategy Term provides less flexibility to allocate your Contract Value than a Strategy with a shorter Strategy Term. This means if you invest in Strategies with longer Strategy Terms, you will have fewer opportunities to transfer Contract Value among the Strategies.
PROTECTION LEVEL
The Protection Level represents an amount of downside protection under a Strategy for a Strategy Term. The Protection Level is presented as a percentage (e.g., 100%, 95%, 90%). A higher Protection Level provides more protection against loss than a lower Protection Level. For example, if you select a Strategy with a 90% Protection Level, your rate of return that is calculated at the end of the Strategy Term cannot be lower than -10%. If you select a Strategy with a 100% Protection level, your rate of return that is calculated at the end of the Strategy Term cannot be lower than 0%. The Protection Level for a Strategy will not change for as long as we offer that Strategy.
The maximum amount of loss that you may realize on a Strategy Term End Date, or when you take a Preferred Withdrawal, is your Protection Level minus 100% (e.g. a 100% Protection Level minus 100% protects you from all market loss; a 90% Protection Level minus 100% protects you from loss in excess of -10%; etc.). In those circumstances, we use the Strategy Earnings Percentage (SEP) to calculate your Strategy Earnings.
The Protection Level’s defined downside protection does not apply to a Non-Preferred Withdrawal. There is some downside protection provided for Non-Preferred Withdrawals, but the maximum amount of loss that you may realize is greater when you take a Non-Preferred Withdrawal. In that circumstance, we use the Non-Preferred Strategy Earnings Percentage (NSEP) to calculate your Strategy Earnings. For the NSEP, the maximum amount of loss that you may realize is greater than the maximum amount of loss under the SEP due to the Non-Preferred Withdrawal Adjustment Percentage.
You should understand that the Protection Level provides only limited protection against downside potential. The Protection Level does not provide absolute protection against negative Strategy Earnings. You may lose money, and it is possible to lose a substantial amount of your principal investment under this Contract. When comparing Strategies with different Protection Levels, a higher Protection Level provides more protection against loss than a lower Protection Level.
You should also understand that the downside protection provided by a Strategy’s Protection Level only applies to a single Strategy Term. If you remain invested in the Strategy over multiple Strategy Terms, you can experience losses up to the downside protection (and more, if you take a Non-Preferred Withdrawal) each Strategy Term. In effect, the cumulative losses over multiple Strategy Terms could significantly exceed the level of downside protection provided by the Protection Level for one Strategy Term.

Example
The table below illustrates the impact of the Protection Level on the SEP and the NSEP. See "Calculation of Strategy Earnings – Strategy Earnings Percentage (SEP) and Non-Preferred Strategy Earnings Percentage (NSEP)."
Protection Level	Your Maximum Amount of Loss using the SEP for 1 and 3 Year Strategy Terms	Your Maximum Amount of Loss using the NSEP* for 1-Year Strategy Term	Your Maximum Amount of Loss using the NSEP* for 3-Year Strategy Term
100%	0%	-2%	-6%
95%	-5%	-7%	-11%
90%	-10%	-12%	-16%
* Assumes a withdrawal on the first day of the Strategy Term and therefore the highest possible impact of the Non-Preferred Withdrawal Adjustment Percentage of 2%. The potential impact of the Non-Preferred Withdrawal Adjustment Percentage on the NSEP gradually decreases over the course of a Strategy Term, reaching its least potential impact on the day prior to the Strategy Term End Date. As a result, your maximum amount of loss using the NSEP will gradually decrease as the Strategy Term elapses.
PARTICIPATION RATE
The Participation Rate represents the portion of the Index Performance that is used to calculate the AIP. The Participation Rate is presented as a percentage greater or less than, or equal to, 100% (e.g., 50% or 150%). The Participation Rate may have the effect of increasing gains or losses (or neither) as follows:
•	If the Participation Rate is greater than 100%, it will increase your upside potential when the Index Performance is positive. For example, if your Participation Rate is 150%, we will multiply any positive Index Performance by 150%.
A Participation Rate greater than 100% also increases your downside risk. For example, if your Participation Rate is 150%, we will multiply any negative Index Performance by 150% (subject to any applicable defined downside protection).
•	If the Participation Rate is less than 100%, it will decrease your upside potential when the Index Performance is positive. For example, if your Participation Rate is 90%, we will apply only 90% of the positive Index Performance.
A Participation Rate lower than 100% also decreases your downside risk when Index Performance is negative. For example, if your Participation Rate is 90%, we will only apply 90% of the negative Index Performance (subject to any applicable defined downside protection).
•	If the Participation Rate is equal to 100%, it will neither increase nor decrease your upside potential or downside risk.
The Participation Rate for a Strategy will not change for the duration of a Strategy Term. However, we may change a Strategy’s Participation Rate for future Strategy Terms. The Participation Rate for a Strategy is guaranteed to never be lower than the applicable "Minimum Participation Rate." Each Strategy has its own Minimum Participation Rate, which will never be less than 5%.

Example
The table below illustrates the impact of the Participation Rate on the AIP. The Participation Rate is used to calculate the AIP, which is an adjusted Index Performance. The formula for the AIP may be found under "Calculation of Strategy Earnings – Adjusted Index Performance."
Index Performance	Participation Rate	Adjusted Index Performance (Assuming 0% Strategy Spread)
+10%	125%	+12.5%
+10%	100%	+10%
+10%	50%	+5%
+10%	15%	1.5%
-10%	125%	-12.5%
-10%	100%	-10%
-10%	50%	-5%
-10%	15%	-1.5%
STRATEGY SPREAD
The Strategy Spread is an annualized percentage used as a deduction in the calculation of a Strategy’s performance. A Strategy Spread greater than 0% always has the effect of reducing a Strategy’s performance. A Strategy will never have a Strategy Spread lower than 0%. With all other Crediting Factors being equal, a Strategy Spread allows Nationwide to offer a higher Participation Rate for a Strategy than what would be offered on the same Strategy without the Strategy Spread.
The Strategy Spread will not change for the duration of a Strategy Term. However, we may change a Strategy’s Strategy Spread for future Strategy Terms. The Strategy Spread is guaranteed to never be greater than the applicable "Maximum Strategy Spread." Each Strategy has its own Maximum Strategy Spread that will never be greater than the initial Strategy Spread at Date of Issue plus 2%.
To calculate the Strategy Spread’s impact at any point in time, it is multiplied by the Elapsed Term. As an annualized percentage, the Strategy Spread’s potential impact increases over the course of the Strategy Term, reaching its full impact on the Strategy Term End Date. For instance, if a Strategy has a one-year Strategy Term and a Strategy Spread of 2%, the impact of the Strategy Spread will not reach 2% until the Strategy Term End Date. Further, if a Strategy has a three-year Strategy Term and a Strategy Spread of 2%, the impact of the Strategy Spread will not reach 6% until the Strategy Term End Date.
During a leap year there may be an additional day of accrual of the Strategy Spread if leap day is part of the Strategy Term (e.g. for a 1-year Strategy Term, in non-leap years the Elapsed Term at the end of the Strategy Term would be 1, but in a leap year the Elapsed Term would be 1.0027.)
A Strategy Spread can result in negative Strategy Earnings even if you have positive Index performance. See "Limited Growth Potential Risk (Strategy Spread and Participation Rate Risk)" for additional risk information about the Strategy Spread.

Examples
The table below illustrates the impact of the Strategy Spread on a Strategy with a one-year Strategy Term. The Strategy Spread is used to calculate the Adjusted Index Performance (AIP), which is effectively the Index Performance adjusted for the Participation Rate and Strategy Spread. The table assumes the AIP is calculated at the end of the Strategy Term. See "Calculation of Strategy Earnings – Adjusted Index Performance."
Index Performance	Strategy Spread*	Adjusted Index Performance* (Assuming 100% Participation Rate)
+10%	2%	+8.0%
+5%	2%	+3.0%
+1%	2%	-1.0%
-5%	2%	-7.0%
-10%	2%	-12.0%
* This column assumes that the Strategy has a Strategy Spread of 2%.
STRATEGY AND CONTRACT VALUES
As reflected in the table below, there are various values associated with each of your Strategies, and there are related values associated with your entire Contract. This section provides additional detail about each of these values.
Value Associated with a Strategy	Related Value Associated with the Entire Contract
Strategy Value	Contract Value
Strategy Accumulation Value	Contract Accumulation Value
Modified Strategy Value	Modified Contract Value
In addition to the values included in the table above, your Contract also has a Surrender Value. The Surrender Value is the amount available upon full surrender of the Contract. The Surrender Value is equal to the Modified Contract Value minus any applicable CDSC and after any applicable MVA. We may deduct taxes from the Surrender Value.
See "Appendix B: Modified Strategy Value Formula and Examples" for examples of the Surrender Value calculation.
STRATEGY VALUE AND CONTRACT VALUE
Strategy Value
The Strategy Value represents, as of a given date during a Strategy Term, the value of a Strategy without taking into account any unrealized Strategy Earnings. The Strategy Value is not a cash value that can be withdrawn. Instead, it is a value that we use to calculate your Term Strategy Earnings, the Strategy Accumulation Value, and the Modified Strategy Value. A Strategy’s Strategy Value only changes when we apply Term Strategy Earnings on a Strategy Term End Date, or when you take a partial withdrawal or transfer amounts in or out of the Strategy.
If the first day of a Strategy Term is the Date of Issue, the Strategy Value equals the portion of the Purchase Payment allocated to the Strategy. If the first day of a Strategy Term is a Contract Anniversary, the Strategy Value is the Strategy Value for the Strategy Account on the previous Strategy Term End Date (if any), minus transfers to other Strategy(s) plus transfers from other Strategy(s).
Each subsequent day during the Strategy Term, the Strategy Value equals:

(1)	The Strategy Value on the first day of the Strategy Term, as described above, minus
(2)	The total dollar amount of all Gross Withdrawals deducted from the Strategy during the Strategy Term, plus
(3)	The total dollar amount of all Strategy Earnings applied to the Strategy during the Strategy Term, plus
(4)	The amount of any adjustment to the Strategy Value in connection with the Death Benefit during the Strategy Term (see "Death Benefit and Succession Rights – Calculation of the Death Benefit"), minus
(5)	The amount of any premium taxes deducted from the Strategy during the Strategy Term.
Contract Value
Your Contract Value always equals the sum of all your Strategy Values. Like your Strategy Value(s), your Contract Value is not a cash value that can be withdrawn.
STRATEGY ACCUMULATION VALUE AND CONTRACT ACCUMULATION VALUE
Strategy Accumulation Value
The Strategy Accumulation Value is the value of a Strategy if unrealized Strategy Earnings were to be applied to the entire Strategy Value using the Strategy Earnings Percentage (or SEP) as of a given date. The Strategy Accumulation Value is not a cash value that can be withdrawn. The Strategy Accumulation Value is a daily value expressed in dollars that is provided to show how a Strategy is performing throughout a Strategy Term.
Each day during a Strategy Term, the Strategy Accumulation Value is equal to the Strategy Value x (1 + SEP).
Examples
The following three examples assume a Strategy Value of $50,000.
•	If on a day during the Strategy Term, the SEP equals 10%, your Strategy Accumulation Value on that day equals $55,000.
•	If on a day during the Strategy Term, the SEP equals 0%, your Strategy Accumulation Value on that day equals $50,000.
•	If on a day during the Strategy Term, the SEP equals -8%, your Strategy Accumulation Value on that day equals $46,000.
Contract Accumulation Value
Your Contract Accumulation Value always equals the sum of your Strategy Accumulation Values as of a given date. Like your Strategy Accumulation Value(s), your Contract Accumulation Value is not a cash value that may be withdrawn.
MODIFIED STRATEGY VALUE AND MODIFIED CONTRACT VALUE
Modified Strategy Value
The Modified Strategy Value is the maximum Gross Withdrawal that may be taken from a Strategy as of a given date during a Strategy Term. On a Strategy Term End Date, the Modified Strategy Value is equal to your Strategy Value plus any Term Strategy Earnings. On any day other than the Strategy Term End Date, the Modified Strategy Value is equal to your Strategy Value plus any Interim Strategy Earnings that would be applied if you withdrew your entire Strategy Value. You should understand the following:
•	In order to take the maximum Gross Withdrawal from a Strategy, you must fully surrender your Contract. A full surrender will terminate the Contract.
•	If you take a partial withdrawal or full surrender that is greater than the Remaining Preferred Withdrawal Amount (a Non-Preferred Withdrawal), it may be subject to a CDSC and an MVA, and any Interim Strategy Earnings on the Non-Preferred Withdrawal would be calculated using the Non-Preferred Strategy Earnings Percentage (NSEP).
•	The calculation of the Modified Strategy Value depends on the amount of the Preferred Withdrawal allocated to that Strategy. Preferred Withdrawals are always allocated among all of your Strategies using a specific formula described in the "Withdrawals – Preferred Withdrawals and Non-Preferred Withdrawals" section.

On the Strategy Term End Date, your Strategy Value and your Modified Strategy Value will always be the same.
See "Appendix B: Modified Strategy Value Formula and Examples" for the formula we use when calculating the Modified Strategy Value and for examples of the calculation.
Modified Contract Value
Your Modified Contract Value always equals the sum of your Modified Strategy Values as of a given date. Your Modified Contract Value represents the maximum Gross Withdrawal that you may take from your Contract as of a given date.
In order to take the maximum Gross Withdrawal from the Contract, you must fully surrender your Contract. A full surrender will terminate the Contract.
SURRENDER VALUE
The Surrender Value is the amount available upon full surrender of the Contract. The Surrender Value is equal to the Modified Contract Value minus any applicable CDSC and plus any applicable MVA. We may deduct taxes from the Surrender Value.
CALCULATION OF STRATEGY EARNINGS
We credit Strategy Earnings to a Strategy on the Strategy Term End Date. We refer to this form of Strategy Earnings as "Term Strategy Earnings." Term Strategy Earnings represent Strategy Earnings paid on the Strategy Value of a Strategy as of the Strategy Term End Date. Term Strategy Earnings take into account the performance of the Strategy’s Index (except when the Lock-In feature has been exercised or in the event that the Index has been substituted) and the other Crediting Factors over the course of the entire Strategy Term.
We also apply Strategy Earnings to a Strategy when you take a partial withdrawal or full surrender prior to the Strategy Term End Date. We refer to this form of Strategy Earnings as "Interim Strategy Earnings."
Interim Strategy Earnings take into account the performance of the Strategy’s Index between the beginning of the Strategy Term and the date on which the partial withdrawal or full surrender was taken (except when the Lock-In feature has been exercised or in the event that the Index has been substituted) and other Crediting Factors.
If you exercise the Lock-In feature for a Strategy, Term Strategy Earnings and Interim Strategy Earnings will take into account the performance of the Strategy’s Index from the beginning of the Strategy Term until the Lock-In Date. See "Calculation of Strategy Earnings – Lock-In."
All Strategy Earnings may be positive, negative, or equal to zero.
TERM STRATEGY EARNINGS
On a Strategy Term End Date, the Term Strategy Earnings that will be applied to a Strategy are equal to the Strategy Value multiplied by the Strategy Earnings Percentage (SEP).
Term Strategy Earnings are always calculated using only the SEP, which differs from Interim Strategy Earnings, which may be calculated using the SEP and/or the Non-Preferred Strategy Earnings Percentage (NSEP), depending on whether or not your gross withdrawal amount exceeds the Remaining Preferred Withdrawal Amount.
Term Strategy Earnings Examples
The examples below illustrate the calculation of Term Strategy Earnings, which are only calculated on a Strategy Term End Date. Term Strategy Earnings = Strategy Value x SEP. The following examples assume a Strategy Value of $50,000.
•	If the SEP equals 10%: Term Strategy Earnings = $50,000 x 10% = $5,000
•	If the SEP equals 0%: Term Strategy Earnings = $50,000 x 0% = $0
•	If the SEP equals -8%: Term Strategy Earnings = $50,000 x -8% = -$4,000
INTERIM STRATEGY EARNINGS
Interim Strategy Earnings represent both:

•	any Strategy Earnings paid on any portion of the partial withdrawal or full surrender that is a Preferred Withdrawal; and
•	any Strategy Earnings paid on any portion of the partial withdrawal or full surrender that is a Non-Preferred Withdrawal.
As reflected in the three-step process below, Interim Strategy Earnings may be calculated using either the SEP, the NSEP, or both. For a particular Strategy:
•	If the partial withdrawal or full surrender results in only a Preferred Withdrawal, your Interim Strategy Earnings will be calculated based solely on the SEP.
•	If there is no Remaining Preferred Withdrawal Amount when the partial withdrawal or full surrender is taken, the entire withdrawal will be treated as a Non-Preferred Withdrawal, and your Interim Strategy Earnings will be calculated based solely on the NSEP.
•	If the partial withdrawal or full surrender is made up of both a Preferred Withdrawal and a Non-Preferred Withdrawal, your Interim Strategy Earnings will be calculated based on both the SEP and NSEP.
Upon taking a partial withdrawal or full surrender prior to the Strategy Term End Date, we calculate Interim Strategy Earnings (your gains or losses) using the following three-step process:
•	Step One – We calculate the Interim Strategy Earnings for each Strategy for any portion of the partial withdrawal or full surrender that is a Preferred Withdrawal as follows:
Interim Strategy Earnings on a Preferred Withdrawal = SEP x amount of the Preferred Withdrawal attributable to the Strategy / (1 + SEP)
•	Step Two – We calculate the Interim Strategy Earnings for each Strategy for any portion of the partial withdrawal or full surrender that is a Non-Preferred Withdrawal as follows:
Interim Strategy Earnings on a Non-Preferred Withdrawal = NSEP x amount of the Non-Preferred Withdrawal attributable to the Strategy / (1 + NSEP)
•	Step Three – We add the Interim Strategy Earnings calculated in Steps One and Two to determine your total Interim Strategy Earnings applied to your Strategy in connection with the partial withdrawal or full surrender.
Interim Strategy Earnings will impact the amount of Strategy Value that we deduct from your Contract in order to satisfy a withdrawal. When you have a gain, we will deduct less Strategy Value than the amount of the Gross Withdrawal that you requested. When you have a loss, we will deduct more Strategy Value than the amount of the Gross Withdrawal that you requested. In either case, the amount of the Gross Withdrawal that you requested does not change based on the Interim Strategy Earnings. A withdrawal’s impact to the Strategy Value is called the "Net Withdrawal", which is equal to the amount of the Gross Withdrawal requested minus the Interim Strategy Earnings calculated under the three-step process above.
If you take a withdrawal on the Strategy Term End Date, the withdrawal is processed after any Term Strategy Earnings are applied to your Contract and there will be no Interim Strategy Earnings calculated on the withdrawal. This is because the SEP and NSEP will always equal zero immediately after the Term Strategy Earnings are applied on the Strategy Term End Date.
The three-step process described above is applied on a Strategy by Strategy basis. If you are invested in multiple Strategies, your Strategies will likely have different Remaining Preferred Withdrawal Amounts attributable to each Strategy. As a result, it is unlikely that a partial withdrawal or full surrender will result in the same level of Preferred Withdrawals across your Strategies. A Preferred Withdrawal is proportionately allocated among the Strategies based on the Strategy Accumulation Values at the time of the withdrawal. A Non-Preferred Withdrawal is proportionately allocated among the Strategies based on the Modified Strategy Values at the time of the withdrawal, or if the withdrawal is part Preferred Withdrawal and part Non-Preferred Withdrawal, a Non-Preferred Withdrawal is proportionately allocated among the Strategies based on the Modified Strategy Values that remain after the Preferred Withdrawal is taken.

Examples
The tables below illustrate the calculation of Interim Strategy Earnings applied to a Strategy. In these examples, the partial withdrawal from a Strategy is greater than the Remaining Preferred Withdrawal Amount. A portion of the Gross Withdrawal is a Preferred Withdrawal, and a portion is a Non-Preferred Withdrawal.
Positive Strategy Earnings
Preferred Withdrawal	Interim Strategy Earnings on the Preferred Withdrawal (Step One)*	Non- Preferred Withdrawal	Interim Strategy Earnings on the Non-Preferred Withdrawal (Step Two)**	Total Interim Strategy Earnings (Step Three)
$7,000	$913	$4,000	$364	$1,277
* Assumes an SEP of 15%
** Assumes an NSEP of 10%
Negative Strategy Earnings
Preferred Withdrawal	Interim Strategy Earnings on the Preferred Withdrawal (Step One)*	Non- Preferred Withdrawal	Interim Strategy Earnings on the Non-Preferred Withdrawal (Step Two)**	Total Interim Strategy Earnings (Step Three)
$7,000	-$778	$4,000	-$545	-$1,323
* Assumes an SEP of -10%
** Assumes an NSEP of -12%
STRATEGY EARNINGS PERCENTAGE (SEP) AND NON-PREFERRED STRATEGY EARNINGS PERCENTAGE (NSEP)
On each day during a Strategy Term, we calculate the SEP and the NSEP for each Strategy. The SEP and NSEP generally change on a day-to-day basis. Neither the SEP nor the NSEP will impact the performance of your Strategy until Strategy Earnings are applied.
SEP
The SEP is the rate of return used to calculate Strategy Earnings when you receive Term Strategy Earnings and when you receive Interim Strategy Earnings on a Preferred Withdrawal. The SEP compares the Adjusted Index Performance to the amount of downside protection provided by a Strategy’s Protection Level, and applies whichever is greater, resulting in gains based on the full AIP or losses subject to the downside protection provided by the Strategy’s Protection Level.
More specifically, the SEP for a Strategy is the greater of (a) the Adjusted Index Performance or (b) the Protection Level minus 100%.

Examples
The following examples illustrate the calculation of the SEP based on the formula described above. For the following examples, assume the Protection Level is 90% (and therefore protects you from loss in excess of -10%).
•	If the AIP equals 20%, the SEP equals 20% (20% is greater than -10%)
•	If the AIP equals -5%, the SEP equals -5% (-5% is greater than -10%)
•	If the AIP equals -15%, the SEP equals -10% (-15% is less than -10%)
NSEP
The NSEP is the rate of return used to calculate Strategy Earnings upon a Non-Preferred Withdrawal. Like the SEP, the NSEP compares the AIP to the amount of downside protection provided by the Strategy’s Protection Level; however, the NSEP is different because it prorates (reduces) positive earnings and includes the Non-Preferred Withdrawal Adjustment Percentage when the AIP would result in a loss that exceeds the amount of downside protection provided by the Strategy’s Protection Level.
Importantly, your potential maximum amount of loss under the SEP and the NSEP are not the same. Your potential maximum amount of loss under the NSEP will be greater due to the assessment of the Non-Preferred Withdrawal Adjustment Percentage. See "Calculation of Strategy Earnings – Non-Preferred Withdrawal Adjustment Percentage" for additional information.
The NSEP calculation effectively works as follows:
•	If the AIP is greater than 0%, the NSEP proportionately reduces your gains based on the amount of time remaining in the Strategy Term (i.e., any gains are pro-rated) (resulting in less gains compared to the SEP which does not reduce the AIP);
•	If the AIP is less than 0% but greater than or equal to the amount of downside protection provided by the Protection Level, the NSEP will equal the AIP (NSEP will be equal to SEP); and
•	If the AIP is less than the amount of downside protection provided by the Protection Level, the Non-Preferred Withdrawal Adjustment Percentage applies, and it will reduce the NSEP to an amount less than the downside protection provided by the Protection Level (resulting in more losses compared to SEP).
It’s important to note that while the NSEP can be less than the downside protection provided by a Strategy’s Protection Level, the Protection Level does limit how negative the NSEP can be. The most negative the NSEP could be for a Strategy is: (the Strategy’s Protection Level – 100%) – (Non-Preferred Withdrawal Adjustment Percentage x Strategy Term).
The Non-Preferred Withdrawal Adjustment Percentage will only be applicable if the AIP is less than the downside protection provided by the Protection Level (Protection Level minus 100%) when you take a Non-Preferred Withdrawal.
See "Appendix C: Non-Preferred Strategy Earnings Percentage" for the NSEP formula and examples of the NSEP calculation.
NON-PREFERRED WITHDRAWAL ADJUSTMENT PERCENTAGE
The Non-Preferred Withdrawal Adjustment Percentage is a factor in the NSEP formula (see "Appendix C: Non-Preferred Strategy Earnings Percentage" for the NSEP formula). The assessment of the Non-Preferred Withdrawal Adjustment Percentage is the reason why your potential maximum amount of loss under the NSEP is greater than under the SEP. The Non-Preferred Withdrawal Adjustment Percentage is 2%.
We buy various assets to support our obligation to pay the strategy earnings under the contract. When you take a withdrawal before a Strategy’s Strategy Term End Date, we may realize costs associated with changes in the market value of these assets and any unamortized expenses from purchasing these assets. We use the Non-Preferred Withdrawal Adjustment Percentage, when applicable, to take into account the approximate current market value of assets in tandem with the unamortized cost of the purchase of these assets.

The potential impact of the Non-Preferred Withdrawal Adjustment Percentage on the NSEP gradually decreases over the course of a Strategy Term, reaching its least potential impact on the day prior to the Strategy Term End Date. As a result, your maximum amount of loss under the NSEP will gradually decrease as the Strategy Term elapses. Nonetheless, your maximum amount of loss under the NSEP will never be equal to or less than your maximum amount of loss under the SEP.
Based on the NSEP formula, the potential impact of a Non-Preferred Withdrawal Adjustment Percentage within the NSEP formula is directly related to the length of a Strategy Term. For example, if one Strategy has a one-year Strategy Term and another Strategy has a three-year Strategy Term, the potential impact of the Non-Preferred Withdrawal Adjustment Percentage for the three-year Strategy Term is three times greater than for the one-year Strategy Term.
If you do not take any Non-Preferred Withdrawals, the Non-Preferred Withdrawal Adjustment Percentage will not affect your Contract.
ADJUSTED INDEX PERFORMANCE (AIP)
Each day during a Strategy Term, including the Strategy Term End Date, we calculate the AIP. The AIP is calculated for each Strategy using the Index Performance, the Participation Rate, and the Strategy Spread. The AIP generally changes on a day-to-day basis. The AIP does not directly affect your Strategy Earnings. Rather the AIP is used in the calculation of the Strategy Earnings Percentage (or SEP) and the Non-Preferred Strategy Earnings Percentage (or NSEP).
The AIP for a Strategy is calculated as follows: (Index Performance x Participation Rate) – (Strategy Spread x Elapsed Term).
For example, if a Strategy with a 1-year Strategy Term has a Participation Rate of 80% and a Strategy Spread of 2%:
•	If the Index Performance is 10% after half a year, then the AIP on that date would be 7% (10% Index Performance X 80% Participation Rate minus 2% Strategy Spread X Elapsed Term of .5)
•	If the Index Performance is 10% after one year, then the AIP on that date would be 6% (10% Index Performance X 80% Participation Rate minus 2% Strategy Spread X Elapsed Term of 1).
You should understand that the AIP does not equal the percentage change in the value of Strategy’s Index between the beginning of a Strategy Term and a future date during the Strategy Term. Instead, the AIP represents an adjusted Index Performance since it reflects the impact of the Participation Rate and the Strategy Spread.
•	The Participation Rate may have the effect of amplifying or dampening the AIP, depending on whether the Participation Rate is greater or less than 100%, respectively. See "Crediting Factors – Participation Rate."
•	A Strategy Spread greater than 0% always has the effect of reducing the AIP. The effect of the Strategy Spread gradually increases over the course of the Strategy Term, reaching its full potential impact on the Strategy Term End Date. See "Crediting Factors – Strategy Spread."
INDEX PERFORMANCE
Each day during a Strategy Term, including the Strategy Term End Date, we calculate the Index Performance. We calculate the Index Performance for a Strategy on a point-to-point basis, and the Index Performance generally fluctuates day to day. Use of a point-to-point calculation results in Index Performance being calculated at a single point in time, even for a Strategy with a three-year Strategy Term. As a result, you may experience negative or flat performance even when the Index experienced gains through some, or most, of the Strategy Term or prior to a withdrawal.
While the Index Performance is important to the amount of Strategy Earnings that are ultimately applied to a Strategy, you should understand that we do not calculate Strategy Earnings based solely on the Index Performance. Rather, the Index Performance is used in the calculation of the AIP.
We calculate the Index Performance for a Strategy as follows:
Index Performance = (A – B) / B, where:
A = Index Value on that specific date during the Strategy Term
B = Index Value on the first day of a Strategy Term

For example, if the Index Value on the first and last day of a Strategy Term equals 1,000 and 1,100, respectively, the Index Performance between those two dates equals +10% (i.e., (1,100 – 1,000) / 1,000). Conversely, if the Index Value on the first and last day of a Strategy Term equals 1,000 and 900, respectively, the Index Performance between those two dates equals -10% (i.e., ((900 –1,000) / 1,000).
If an Index Value is not provided to us by an Index provider or is otherwise unavailable on a Business Day, the Index Value will be the closing value of the Index for the previous Business Day.
As described under "Crediting Factors – Indexes," there are circumstances under which we may substitute an Index during a Strategy Term. If we substitute an Index during a Strategy Term, we will calculate the Index Performance for the old Index between the first day of the Strategy Term (or the first day on which the old Index was used, whichever is later) until the date of substitution. After the date of substitution, we will calculate the Index Performance for the new Index from the date of substitution until the calculation date. We will then add the Index Performance for the old Index (which may be positive, negative, or equal to zero) to the Index Performance of the new Index (which may be positive, negative, or equal to zero).
LOCK-IN
For any Strategy, on any Business Day prior to the Strategy Term End Date, you may lock in the Index Value for that Strategy. The locked-in Index Value will be used for purposes of calculating the Index Performance for the remainder of the Strategy Term. As a result, the Index Performance will not change for the remainder of the Strategy Term. If you are simultaneously invested in the same Strategy for Strategy Terms that began on different dates, those investments will be considered separate Strategies.
For example, if the Index Value on the first day of a Strategy Term equals 1,000, and then on a given day during the Strategy Term, you lock-in an Index Value of 1,100, your Index Performance will be +10% for the remainder of the Strategy Term, even if the Index is later valued during the Strategy Term at an amount greater than 1,100 or less than 1,100.
For each Strategy, the Lock-In feature may be exercised only once during a Strategy Term. If you have multiple Strategies, you may exercise the Lock-In feature for any, all, or none of the Strategies during their respective Strategy Terms, and you may exercise the Lock-In feature at different times during the Strategies’ respective Strategy Terms. Exercise of the Lock-In feature is irrevocable.
To exercise the Lock-In feature for a Strategy, you must submit a request to our Service Center. If we receive your request prior to the close of business on a Business Day, we will lock-in the Index Value for that Strategy calculated on that Business Day as of the close of business. If we receive your request on a non-Business Day, or after the close of a Business Day, we will lock in the Index Value for that Strategy calculated on the next Business Day as of the close of business.
If the Index for a Strategy is substituted after you exercise the Lock-In feature for that Strategy, as described under "Crediting Factors – Index," changes in the value of the new Index will not impact your Strategy. We will use the Index Performance for the old Index as of the Lock-In Date for purposes of calculating your Strategy Earnings. That Index Performance will not change under any circumstances for the remainder of the Strategy Term.
You should fully understand the risks associated with the Lock-In feature. See "Risk Factors – Lock-In Risk."
WITHDRAWALS
At any time prior to the Annuitization Date, you may take a partial withdrawal or fully surrender the Contract.
•	When you take a partial withdrawal, you are withdrawing a portion of your money under the Contract. For a partial withdrawal, the Cash Withdrawal must be at least $100.
•	When you take a full surrender, you are withdrawing all of your money under the Contract. Unlike a partial withdrawal, a full surrender results in the termination of your Contract.
If you are invested in multiple Strategies at the time that you request a partial withdrawal, you cannot select the specific Strategy(s) from which a partial withdrawal is to be taken. The withdrawal is allocated so that after the withdrawal is processed, the Strategy Values are allocated in the same proportion as before the withdrawal. This is described under "Preferred Withdrawals and Non-Preferred Withdrawals" below.

You should carefully consider the consequences of taking withdrawals greater than the Preferred Withdrawal Amount (referred to as Non-Preferred Withdrawals) before you purchase the Contract, as they may be subject to CDSCs and MVAs, and the earnings calculation applicable to these withdrawals is less advantageous to you than the earnings calculation applicable to Preferred Withdrawals.
You must submit a request for a partial withdrawal or full surrender to our Service Center. We will not process a request until it is received by us in good order. We will not consider the request to be in good order unless the request (i) is in writing or another form that we deem acceptable and (ii) includes all the information necessary for us to process the request.
We reserve the right to:
•	Suspend or delay the date of any partial withdrawal or full surrender payment while a partial withdrawal or full surrender request is not in good order;
•	Delay payment of any partial withdrawal or full surrender for up to six months from the date that we receive the request, subject to regulatory approval; and
•	Require that the signature(s) associated with any partial withdrawal or full surrender request be guaranteed by a qualifying institution or other firm qualified to give such a guaranty.
If you wish to fully surrender the Contract, you will receive the Surrender Value. The Surrender Value equals your Modified Contract Value minus any applicable CDSC and after the application of any MVA. We may also deduct taxes from the amount payable to you.
Nationwide may treat a request for a partial withdrawal as a request for a full surrender of the Contract if the following three criteria exist: (i) any portion of the partial withdrawal is a Non-Preferred Withdrawal; (ii) the partial withdrawal would reduce the Contract Value to an amount less than $5,000; and (iii) the Purchase Payment minus the sum of any Gross Withdrawals since the Date of Issue is less than $5,000.
GROSS WITHDRAWALS, NET WITHDRAWALS, AND CASH WITHDRAWALS
When you take a partial withdrawal or full surrender, we calculate the Gross Withdrawal(s), Net Withdrawal(s), and Cash Withdrawal(s) associated with that transaction.
•	Gross Withdrawal. With respect to the Contract as a whole, a Gross Withdrawal refers to the reduction in your Modified Contract Value as a result of the partial withdrawal or full surrender. With respect to a particular Strategy, a Gross Withdrawal refers to the reduction in your Modified Strategy Value as a result of the partial withdrawal or full surrender. A Gross Withdrawal does not represent the amount that you actually receive. A Gross Withdrawal equals the related Cash Withdrawal plus any applicable CDSC and taxes withheld, and minus any applicable MVA (which can be positive or negative).
•	Net Withdrawal. With respect to the Contract as whole, a Net Withdrawal refers to the reduction in your Contract Value as a result of the partial withdrawal or full surrender. With respect to a particular Strategy, a Net Withdrawal refers to the reduction in your Strategy Value as a result of the partial withdrawal or full surrender. A Net Withdrawal does not represent the amount that you actually receive and serves only as a tracking value used by us in the administration of your Contract. A Net Withdrawal equals the related Gross Withdrawal minus any Interim Strategy Earnings.
•	Cash Withdrawal. With respect to the Contract as a whole, a Cash Withdrawal refers to the total dollar amount that you receive as a result of the partial withdrawal or full surrender. A Cash Withdrawal equals the related Gross Withdrawal minus any applicable CDSC and deducted taxes, and after the application of any MVA.
When you take a partial withdrawal, you must indicate the dollar amount of the withdrawal. You must also indicate whether that dollar amount should be taken in the form of a Gross Withdrawal or a Cash Withdrawal under the Contract.
•	If you indicate that the dollar amount should be taken in the form of a Gross Withdrawal under the Contract, you will not necessarily know the dollar amount that you will actually receive, but you will know the overall reduction to your Modified Contract Value. Your Cash Withdrawal may be more or less than the Gross Withdrawal that you requested.
•	If you indicate that the dollar amount should be taken in the form of a Cash Withdrawal under the Contract, you will know the dollar amount that you will actually receive, but you will not necessarily know the overall reduction to your Modified Contract Value. In order to pay you a certain Cash Withdrawal, we may need to reduce your Modified Contract Value by an amount greater than the Cash Withdrawal that you requested.

PREFERRED WITHDRAWALS AND NON-PREFERRED WITHDRAWALS
General
Preferred Withdrawals are not subject to any CDSC or MVA, and Interim Strategy Earnings for a Preferred Withdrawal are calculated using the Strategy Earnings Percentage (SEP).
Non-Preferred Withdrawals may be subject to CDSCs and MVAs, and Interim Strategy Earnings for a Non-Preferred Withdrawal are calculated using the Non-Preferred Strategy Earnings Percentage (or NSEP).
Each Contract Year, your total Gross Withdrawals (if any) up to your Preferred Withdrawal Amount will be treated as Preferred Withdrawals. Any Gross Withdrawal in excess of your Preferred Withdrawal Amount will be treated as a Non-Preferred Withdrawal.
At any given time during a Contract Year, your Remaining Preferred Withdrawal Amount represents the total amount of Gross Withdrawals that may be taken from your Contract during the remainder of the Contract Year as Preferred Withdrawals. If only a portion of a Gross Withdrawal exceeds your Remaining Preferred Withdrawal Amount, the amounts up to the Remaining Preferred Withdrawal Amount will be treated as a Preferred Withdrawal and the excess portion will be treated as a Non-Preferred Withdrawal.
You should carefully consider the consequences of taking Non-Preferred Withdrawals, as these withdrawals may be subject to CDSCs and MVAs. In addition, when you take a Non-Preferred Withdrawal prior to the Strategy Term End Date, we use the NSEP rather than the SEP to calculate Interim Strategy Earnings. The NSEP formula is typically less advantageous to you than the SEP formula, which is used to calculate any Interim Strategy Earnings when you take a Preferred Withdrawal.
Calculating the Preferred Withdrawal Amount and the Remaining Preferred Withdrawal Amount
At the beginning of each Contract Year prior to the Annuitization Date, your Preferred Withdrawal Amount for that Contract Year will be the greater of (1) your Contract Value at the beginning of the Contract Year (immediately prior to any partial withdrawal or full surrender on such day) multiplied by the applicable Preferred Withdrawal Percentage, or (2) the amount required to meet minimum distribution requirements for this Contract under the Code. The table below sets forth the Preferred Withdrawal Percentages under the Contract. The applicable Preferred Withdrawal Percentage will depend on the number of completed Contract Years. As reflected in the table below, the Preferred Withdrawal Percentage increases after you have completed six Contract Years.
Number of Completed Contract Years	Preferred Withdrawal Percentage
0	7.00%
1	7.00%
2	7.00%
3	7.00%
4	7.00%
5	7.00%
6+	10.00%
On any day during a Contract Year, your Remaining Preferred Withdrawal Amount equals the Preferred Withdrawal Amount for that Contract Year minus the total dollar amount of all Gross Withdrawals already taken during the Contract Year. The Remaining Preferred Withdrawal Amount will never be less than zero.
Each Contract Year’s Preferred Withdrawal Amount is non-cumulative. If you have a Remaining Preferred Withdrawal Amount greater than zero at the end of a Contract Year, that Remaining Preferred Withdrawal Amount will not be added to your Preferred Withdrawal Amount for the next Contract Year or any later Contract Year. Each Gross Withdrawal during a Contract Year will decrease your Preferred Withdrawal Amount dollar-for-dollar.

Preferred Withdrawals and Non-Preferred Withdrawals at a Strategy Level
When you take a withdrawal, we determine how the Gross Withdrawal is allocated among your Strategies based on whether the withdrawal is a Preferred Withdrawal and/or Non-Preferred Withdrawal. A Preferred Withdrawal is proportionately allocated among the Strategies based on the Strategy Accumulation Values at the time of the withdrawal. A Non-Preferred Withdrawal is proportionately allocated among the Strategies based on the Modified Strategy Values at the time of the withdrawal, or if the withdrawal is part Preferred Withdrawal and part Non-Preferred Withdrawal, a Non-Preferred Withdrawal is proportionately allocated among the Strategies based on the Modified Strategy Values that remain after the Preferred Withdrawal is taken.
Withdrawals are proportioned differently among the Strategies for Preferred Withdrawals and Non-Preferred Withdrawals as a result of the different Interim Strategy Earnings calculations used for Preferred Withdrawals and Non-Preferred Withdrawals. Interim Strategy Earnings on a Preferred Withdrawal use the SEP, and Interim Strategy Earnings on Non-Preferred Withdrawals use the NSEP.
After a withdrawal is processed, the Strategy Values will be allocated in the same proportion as before the withdrawal.
More specifically, when you take a withdrawal, we determine the Preferred Withdrawal and Non-Preferred Withdrawal amounts attributable to each Strategy using the following two-step process:
Step One – We first determine the portion of the Preferred Withdrawal attributable to each Strategy as follows:
Portion of a Preferred Withdrawal attributable to a Strategy = A x B / C, where:
A = The dollar amount of the Preferred Withdrawal
B = The Strategy Accumulation Value for the Strategy (prior to the partial withdrawal or full surrender)
C = The Contract Accumulation Value (prior to the partial withdrawal or full surrender)
Step Two – We next determine the portion of the Non-Preferred Withdrawal attributable to each Strategy as follows:
Portion of a Non-Preferred Withdrawal attributable to a Strategy = A x (B – C) / (D – E), where:
A = The dollar amount of the Non-Preferred Withdrawal
B = The Modified Strategy Value for the Strategy (prior to the partial withdrawal or full surrender)
C = The portion of a Preferred Withdrawal attributable to the Strategy (calculated in Step One)
D = The Modified Contract Value (prior to the partial withdrawal or full surrender)
E = The dollar amount of the Preferred Withdrawal
See "Appendix D: Withdrawal Examples" for examples of Preferred Withdrawals and Non-Preferred Withdrawals.
CONTINGENT DEFERRED SALES CHARGE AND MARKET VALUE ADJUSTMENT
CONTINGENT DEFERRED SALES CHARGE
When you take a Non-Preferred Withdrawal under the Contract during the first six Contract Years, the Non-Preferred Withdrawal will be subject to a Contingent Deferred Sales Charge (CDSC). After the sixth Contract Year, no withdrawals will be subject to a CDSC. A CDSC always has the effect of reducing your Cash Withdrawal. We will never apply a CDSC to a Preferred Withdrawal.
When a CDSC is imposed, the CDSC will equal the CDSC Base x CDSC Percentage.
The CDSC Base will equal the dollar amount of the Non-Preferred Withdrawal. If only a portion of a Gross Withdrawal is treated as a Non-Preferred Withdrawal, the CDSC Base will equal the portion of the Gross Withdrawal that is a Non-Preferred Withdrawal.

The CDSC Percentage will depend on the number of Contract Years you have completed when you take a Non-Preferred Withdrawal. The CDSC Percentage schedule is set forth below. The CDSC Percentage schedule starts at 8.00% for the first two Contract Years and then declines with each completed Contract Year thereafter until it reaches 0% after six completed Contract Years.
Number of Completed Contract Years	CDSC Percentage (as a percentage of the CDSC Base)
0	8.00%
1	8.00%
2	7.00%
3	6.00%
4	5.00%
5	4.00%
6+	0.00%
No CDSC is charged on the payment of the Death Benefit, any partial withdrawals or full surrender after the Death Benefit is paid, or annuity payments made after Annuitization Date.
CDSCs are intended to reimburse us for expenses that we incur in connection with the sale of the Contract.
MARKET VALUE ADJUSTMENT
When you take a Non-Preferred Withdrawal during the MVA Period, which is the first six Contract Years, the Non-Preferred Withdrawal will be subject to a Market Value Adjustment (MVA). After the sixth Contract Year, Non-Preferred Withdrawals will not be subject to MVAs. We will never apply an MVA to a Preferred Withdrawal.
An MVA, when applied, may be positive, negative, or equal to zero. If an MVA is negative, it will decrease your Cash Withdrawal. If an MVA is positive, it will increase your Cash Withdrawal. If an MVA is equal to zero, it will have no effect on your Cash Withdrawal.
The MVA is intended to approximate, without duplicating, our experience when we liquidate fixed-income assets in order to satisfy our payment obligations under the Contract. We utilize a market value reference rate to determine this approximation. When liquidating assets, Nationwide may realize either a gain or a loss. If the market value reference rate has increased relative to the market value reference rate on the Date of Issue, the MVA will be negative. Conversely, if the market value reference rate has decreased relative to the market value reference rate on the Date of Issue, the MVA will be positive.
When an MVA is imposed, the MVA will equal the MVA Base x MVA Factor.
In the formula above, the MVA Base equals the dollar amount of the Non-Preferred Withdrawal. If only a portion of a Gross Withdrawal is treated as a Non-Preferred Withdrawal, the MVA Base will equal the portion of the Gross Withdrawal that is a Non-Preferred Withdrawal.
We calculate the MVA Factor using the following formula:
MVA Factor = MVA Scaling Factor x (A – B) x N/12, where:
A = Initial Market Value Reference Rate
B = Market Value Reference Rate on the date we process the withdrawal
N = Number of whole (partial months will be rounded up to the next whole month) remaining in the MVA Period, calculated from the date that we process the withdrawal
In the formula above, the MVA Scaling Factor will be greater or less than, or equal to, 1.0. The MVA Scaling Factor is declared by Nationwide and is included in your Contract. Within the formula, the MVA Scaling Factor serves to amplify or dampen the MVA Factor for purposes of the MVA calculation. An MVA Scaling Factor greater than 1.0 increases the magnitude of the MVA, an MVA Scaling Factor less than 1.0 dampens the magnitude of the MVA. An MVA Scaling Factor equal to 1 has no effect on the MVA.

The Market Value Reference Rate refers to the yield of the MVA Index, which is the Bloomberg Barclays U.S. Corporate Index. The Market Value Reference Rate of the MVA Index as of the Date of Issue (the Initial Market Value Reference Rate) is included in your Contract. The daily Market Value Reference Rate may be obtained thereafter by contacting the Service Center. If the daily Market Value Reference Rate is not available on any day on which the value is needed, we will use the Market Value Reference Rate for the previous Business Day.
If the Market Value Reference Rate is no longer available, or if we at our sole discretion determine that the Market Value Reference Rate is no longer appropriate for purposes of calculating the MVA, we will substitute another method for determining the MVA, subject to any required regulatory approval. We will notify you of any such change.
See "Appendix E: MVA Examples" for examples of the MVA calculation.
WAIVER OR REDUCTION OF THE CDSC OR MVA
Nationwide may waive (or reduce) any applicable CDSC and waive some or part of the MVA for the following transactions:
(1)	No CDSC or MVA is charged on payment of the Death Benefit or on any partial withdrawals or full surrender after the Death Benefit is paid.
(2)	Nationwide may decide not to charge a CDSC and/or apply an MVA if the Contract is surrendered in exchange for another contract issued by Nationwide or one of its affiliated insurance companies. If another contract issued by Nationwide or one of its affiliates is exchanged for the Contract, Nationwide may reduce the CDSC and/or waive part of the MVA on the Contract. A CDSC and/or MVA may apply to the contract received in exchange for the Contract.
INCREASE IN REMAINING PREFERRED WITHDRAWAL AMOUNT AFTER A LONG-TERM CARE AND TERMINAL ILLNESS OR INJURY (CDSC AND MVA WAIVER)
General
After the occurrence of a Long-Term Care Event ("LTC Event") or Terminal Illness or Injury Event ("TI Event") all partial withdrawals and any full surrender will be treated entirely as Preferred Withdrawals (thereby requiring us to waive any otherwise applicable CDSCs and MVAs). This CDSC and MVA waiver is only available if the Contract Owner and Annuitant are the same person, and as of the Date of Issue that person is no older than 80 years old.
In addition, for purposes of this CDSC and MVA waiver, if the Contract Owner is not a natural person, we will treat the Annuitant as the Contract Owner.
There are no charges associated with these waivers.
Long-Term Care Event
An LTC Event occurs if at any time after the first Contract Anniversary, the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is confined to a Long-Term Care Facility or Hospital beginning after the Date of Issue and is confined for a continuous period of 90 days or more. If there is a Joint Owner, the confinement of the Contract Owner or Joint Owner may qualify as an LTC Event. An LTC Event waiver claim (including written proof of confinement) must be received by us while the confinement is ongoing or within 90 days after the confinement ends. If it was not reasonably possible to give written proof of confinement in the time required, we will not reduce or deny the waiver if such proof is given as soon as reasonably possible. In any event, the written proof required must be given no later than one year from after the confinement ends unless the Contract Owner was legally incapacitated.
A "Hospital" is defined as a state licensed facility which is operated as a hospital according to the law of the jurisdiction in which it is located; operates primarily for the care and treatment of sick or injured persons as inpatients; provides continuous 24 hours a day nursing service by or under the supervision of a registered graduate professional nurse (R.N.) or a licensed practical nurse (L.P.N.); is supervised by a staff of physicians; and has medical and diagnostic facilities.
A "Long-Term Care Facility" is defined as a state licensed skilled nursing facility or intermediate care facility that does not include: a home for the aged or mentally ill, a community living center, or a place that primarily provides domiciliary, residency, or retirement care; or a place owned or operated by a member of the Contract Owner's immediate family.

Terminal Illness or Injury Event
A TI Event occurs if at any time after the first Contract Anniversary, the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is diagnosed by a physician (who is not a party to the Contract nor an immediate family member of a party to the Contract) as having a Terminal Illness or Injury beginning after the Date of Issue. If there is a Joint Owner, the Terminal Illness or Injury of the Contract Owner or Joint Owner may qualify as a TI Event.
A "Terminal Illness or Injury" is defined as an illness or injury diagnosed after the Date of Issue by a physician that is expected to result in death within 12 months of diagnosis.
DEATH BENEFIT AND SUCCESSION RIGHTS
DEATH PRIOR TO ANNUITIZATION
Death of Contract Owner who is not the Annuitant
If the deceased Contract Owner (or Joint Owner) is not an Annuitant, and the deceased Contract Owner (or Joint Owner) dies before the Annuitization Date while the Contract is in force, no Death Benefit is payable. Under such circumstances, contractual rights under the Contract will succeed as follows:
(1)	Contract Owner / Joint Owner. If there is a surviving Contract Owner or Joint Owner, the survivor becomes the sole Contract Owner. The Contract otherwise continues uninterrupted.
(2)	Beneficiary(ies). If there is no surviving Contract Owner or Joint Owner, the Beneficiary(ies) becomes (become) the new contract owner for purposes of the Code.
(3)	Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) becomes (become) the new contract owner for purposes of the Code.
(4)	Last Surviving Contract Owner's or Joint Owner’s Estate. If there is no surviving Contingent Beneficiary, the estate of the last surviving Contract Owner or Joint Owner becomes the new Contract Owner.
Death of Contract Owner who is the Annuitant
If the deceased Contract Owner (or Joint Owner) is an Annuitant, and the deceased Contract Owner (or Joint Owner) dies before the Annuitization Date while the Contract is in force, the Death Benefit may or may not become payable depending on whether there is a Contingent Annuitant.
If there is Contingent Annuitant, the Contingent Annuitant takes the place of the deceased Annuitant under the Contract and no Death Benefit is payable. There will no longer be a Contingent Annuitant under the Contract.
If there is no Contingent Annuitant, the Death Benefit becomes payable. Rights to the Death Benefit will be as follows:
(1)	Contract Owner / Joint Owner. If there is a surviving Contract Owner or Joint Owner, the survivor is entitled to the Death Benefit.
(2)	Beneficiary(ies). If there is no surviving Contract Owner or Joint Owner, the Beneficiary(ies) is (are) entitled to the Death Benefit.
(3)	Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) is (are) entitled to the Death Benefit.
(4)	Last Surviving Contract Owner's or Joint Owner’s Estate. If there is no surviving Contingent Beneficiary, the estate of the last surviving Contract Owner or Joint Owner is entitled to the Death Benefit.
Death of Annuitant who is not the Contract Owner
If the deceased Annuitant is not the Contract Owner (or Joint Owner), and the deceased Annuitant dies before the Annuitization Date while the Contract is in force, the Death Benefit may or may not become payable depending on whether there is a Contingent Annuitant.
If there is a Contingent Annuitant, the Contingent Annuitant takes the place of the deceased Annuitant under the Contract and no Death Benefit is payable. The Contract otherwise continues without interruption and there will no longer be a Contingent Annuitant under the Contract.

If there is no Contingent Annuitant, the Death Benefit becomes payable. Rights to the Death Benefit will be as follows:
(1)	Beneficiary(ies). The Beneficiary(ies) is (are) entitled to the Death Benefit.
(2)	Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) is (are) entitled to the Death Benefit.
(3)	Last Surviving Contract Owner's or Joint Owner’s Estate. If there is no surviving Contingent Beneficiary, the estate of the last surviving Contract Owner or Joint Owner is entitled to the Death Benefit.
DEATH AFTER ANNUITIZATION
After the Annuitization Date, under no circumstances will the Death Benefit become payable. All payments under the Contract depend on the annuity payment option selected.
PAYMENT OF THE DEATH BENEFIT
When the Death Benefit becomes payable, we will not pay the Death Benefit until we receive in writing at our Service Center each of the following:
•	Proper proof of death;
•	Instructions regarding the method of distribution; and
•	Any forms required by a state or other jurisdiction.
Proper proof of death includes:
•	A certified copy of the death certificate of the deceased Annuitant;
•	A copy of a certified decree of a court of competent jurisdiction as to the finding of death;
•	A written statement by a medical doctor who attended the deceased; or
•	Any other proof of death that we deem acceptable.
The methods of distribution depend on the person (or people) to whom the Death Benefit will be paid. Under all circumstances, the method of distribution selected must comply with any applicable requirements under the Code.
The following applies to the payment of the Death Benefit:
(1)	If the person entitled to receive the Death Benefit is the surviving spouse of the deceased Contract Owner, the surviving spouse can do one of the following:
a.	Elect to receive their portion of the Death Benefit as a lump sum;
b.	Elect to receive their portion of the Death Benefit as an annuity;
c.	Elect to receive their portion of the Death Benefit as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide; or
d.	Elect to continue the Contract with his or her portion of the Death Benefit and become the new Contract Owner.
(2)	For any other person(s) entitled to receive the Death Benefit, he or she can do one of the following:
a.	Elect to receive their portion of the Death Benefit as a lump sum;
b.	Elect to receive their portion of the Death Benefit as an annuity; or
c.	Elect to receive their portion of the Death Benefit as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide.
If the Contract has more than one Beneficiary entitled to the Death Benefit, the Contract Value will continue to be allocated to the applicable Strategies until the first Beneficiary provides Nationwide with all the information necessary to pay that Beneficiary’s portion of the Death Benefit. At the time the first Beneficiary’s proceeds are paid, the remaining portion(s) of the Death Benefit that is allocated to the Strategies will be reallocated to the Transition Account until instructions are received from the remaining Beneficiary(ies).

If any Beneficiary entitled to receive the Death Benefit elects to continue the Contract as the new owner or becomes a beneficial owner of the Contract, the Beneficiary’s entire portion of the Death Benefit will be automatically reallocated to the Default Option. This reallocation to the Default Option will occur on the date the Beneficiary’s election is received in good order. The Default Option’s Strategy Term will begin on the date the Beneficiary’s portion of the Death Benefit is reallocated to the Default Option. The Crediting Factors applicable to the Default Option will be the new business Crediting Factors in effect on the date the Beneficiary’s portion of the Death Benefit is reallocated to the Default Option. Thereafter, any partial withdrawal or full surrender is treated as a Preferred Withdrawal.
The Transition Account is a short-term liquid investment account. We establish interest rates for all amounts in the Transition Account on a monthly basis, but we do not guarantee any specific minimum rate. The Transition Account is not designed for long-term investing. The Contract Owner cannot elect to allocate Contract Value to the Transition Account. Withdrawals from the Transition Account are not subject to any CDSCs or MVAs. The value in the Transition Account will equal the amount of the Death Benefit transferred into the Transition Account plus any interest credited to the Transition Account minus any amounts withdrawn from the Transition Account.
CALCULATION OF THE DEATH BENEFIT
Except as provided below, the Death Benefit will equal the Contract Accumulation Value as of the date the Death Benefit becomes payable. The Strategy Value for each Strategy is adjusted to equal its Strategy Accumulation Value on that date, and as a result, the Contract Value is adjusted to equal the Contract Accumulation Value on that date. The Contract Accumulation Value may be less than, greater than, or equal to your Contract Value.
If the Contract Owner is changed, or if the Contract is assigned, prior to the Death Benefit becoming payable, the Death Benefit will equal the Surrender Value rather than the Contract Accumulation Value, except in any of the following circumstances:
(a)	The new Contract Owner or assignee assumes full ownership of the Contract. We reserve the right to determine when such circumstances occur in our sole discretion. Examples of such circumstances may include (a) when ownership is transferred from an individual to a revocable trust for the benefit of the same individual; (b) when ownership changes due to a change in a Contract Owner’s spouse; or (c) when ownership changes because there is a change to a court appointed guardian representing the Contract Owner during the Contract Owner’s lifetime.
(b)	Ownership of a Contract as an IRA or Roth IRA is being changed from one custodian to another, from the Contract Owner to a custodian, or from a custodian to the Contract Owner.
(c)	The assignment is for the purpose of effectuating an exchange pursuant to Section 1035 of the Code.
(d)	The change is the removal of a Contract Owner or Joint Owner when the Contract is jointly owned.
Taxes may be deducted from the Death Benefit in all circumstances.
ANNUITIZATION
Annuity Commencement Date
The Annuity Commencement Date is the date on which annuity payments are scheduled to begin. Generally, the Contract Owner designates the Annuity Commencement Date at the time of application. If no Annuity Commencement Date is designated at the time of application, Nationwide will establish the Annuity Commencement Date as the date the Annuitant reaches age 90. The Contract Owner may initiate a change to the Annuity Commencement Date at any time. Additionally, Nationwide will notify the Contract Owner approximately 90 days before the impending Annuity Commencement Date of the opportunity to change the Annuity Commencement Date or annuitize the contract.
Any request to change the Annuity Commencement Date must meet the following requirements:
•	the request is made prior to the Annuitization Date;
•	the requested date is at least two years after the Date of Issue;
•	the requested date is not later than the first day of the first calendar month after the Annuitant’s 90th birthday unless approved by Nationwide; and
•	the request for change is made in writing, submitted to the Service Center and approved by Nationwide.

Generally, Nationwide will not initiate annuitization until specifically directed to do so. However, for Non-Qualified Contracts only, Nationwide will automatically initiate annuitization within 45 days after the Annuity Commencement Date (whether default or otherwise), unless (1) Nationwide has had direct contact with the Contract Owner (indicating that the contract is not abandoned); or (2) the Contract Owner has taken some type of action which is inconsistent with the desire to annuitize.
Annuitization
Annuitization is the period during which annuity payments are received. Annuitization is irrevocable once annuity payments have begun. Upon Annuitization Date, the Annuitant must elect an annuity payment option.
Annuity purchase rates are used to determine the amount of the annuity payments based upon the annuity payment option elected. Actual purchase rates used to determine annuity payments will be those in effect on the Annuitization Date. Annuity benefits at the time of their commencement will not be less than those that would be provided by the application of the Surrender Value to purchase a single premium immediate annuity contract at purchase rates offered by Nationwide at the time to the same class of annuitants.
Fixed Annuity Payments
Fixed annuity payments provide for level annuity payments. Premium taxes are deducted prior to determining fixed annuity payments. The fixed annuity payments will remain level unless the annuity payment option provides otherwise.
Frequency and Amount of Payments
Annuity payments are based on the annuity payment option elected.
If the net amount to be annuitized is less than $2,000, Nationwide reserves the right to pay this amount in a lump sum instead of periodic annuity payments.
Nationwide reserves the right to change the frequency of payments if the amount of any payment becomes less than $100. The payment frequency will be changed to an interval that will result in payments of at least $100. Nationwide will send annuity payments no later than 10 Business Days after each annuity payment date.
Annuity Payment Options
The Annuitant must elect an annuity payment option before the Annuitization Date. If the Annuitant does not elect an annuity payment option, the fixed single life annuity with 240 monthly payments guaranteed annuity payment option will be assumed as the automatic form of payment upon annuitization. Once elected or assumed, the annuity payment option may not be changed.
Not all of the annuity payment options may be available in all states. Additionally, the annuity payment options available may be limited based on the Annuitant’s age (and the joint annuitant’s age, if applicable) or requirements under the Code.
Nationwide reserves the right to refuse any purchase payment that would result in the cumulative total for all contracts issued by Nationwide on the life of any one Annuitant or owned by any one Contract Owner to exceed $1,000,000. If a Contract Owner does not submit purchase payments in excess of $1,000,000, or if Nationwide has refused to accept purchase payments in excess of $1,000,000, the references in this provision to purchase payments in excess of $1,000,000 will not apply. If the Contract Owner is permitted to submit purchase payments in excess of $1,000,000, additional restrictions apply, as follows.
Annuity Payment Options for Contracts with Total Purchase Payments and/or Surrender Value Annuitized Less Than or Equal to $2,000,000
If, at the Annuitization Date, the total of the purchase payment made to the contract and/or the Surrender Value annuitized is less than or equal to $2,000,000, the annuity payment options available are:
•	Single life;
•	Joint and survivor; and
•	Single life with a 10 or 20 year term certain.
Each of the annuity payment options is discussed more thoroughly below.

Single Life
The single life annuity payment option provides for annuity payments to be paid during the lifetime of the Annuitant. This option is not available if the Annuitant is 86 or older on the Annuitization Date.
Payments will cease with the last payment before the Annuitant’s death. For example, if the Annuitant dies before the second annuity payment date, the Annuitant will receive only one payment. The Annuitant will only receive two annuity payments if he or she dies before the third payment date, and so on. No death benefit will be paid.
No withdrawals other than the scheduled annuity payments are permitted.
Joint and Survivor
The joint and survivor annuity payment option provides for annuity payments to continue during the joint lifetimes of the Annuitant and joint annuitant. After the death of either the Annuitant or joint annuitant, payments will continue for the life of the survivor. This option is not available if the Annuitant or joint annuitant is 86 or older on the Annuitization Date.
Payments will cease with the last payment due prior to the death of the last survivor of the Annuitant and joint annuitant. As is the case of the single life annuity payment option, there is no guaranteed number of payments. Therefore, it is possible that if the Annuitant dies before the second annuity payment date, the Annuitant will receive only one annuity payment. No death benefit will be paid.
No withdrawals other than the scheduled annuity payments are permitted.
Single Life with a 10 or 20 Year Term Certain
The single life with a 10 or 20 year term certain annuity payment option provides that monthly annuity payments will be paid during the Annuitant’s lifetime or for the term selected, whichever is longer. The term may be either 10 or 20 years.
If the Annuitant dies before the end of the 10 or 20 year term, payments will be paid to the beneficiary for the remainder of the term.
No withdrawals other than the scheduled annuity payments are permitted.
Any Other Option
Annuity payment options not set forth in this provision may be available. Any annuity payment option not set forth in this provision must be approved by Nationwide.
Annuity Payment Options for Contracts with Total Purchase Payments and/or Surrender Value Annuitized Greater Than $2,000,000
If, at the Annuitization Date, the total of the purchase payment made to the contract and/or the Surrender Value to be annuitized is greater than $2,000,000, Nationwide may limit the annuity payment option to the longer of:
1.	a fixed single life annuity with a 20 year term certain; or
2.	a fixed single life annuity with a term certain to age 95.
Annuitization of Amounts Greater than $5,000,000
Additionally, Nationwide may limit the amount that may be annuitized on a single life to $5,000,000. If the total amount to be annuitized is greater than $5,000,000 under this contract and/or for all Nationwide issued annuity contracts with the same Annuitant, the Contract Owner must:

1.	reduce the amount to be annuitized to $5,000,000 or less by taking a partial withdrawal from the Contract;
2.	reduce the amount to be annuitized to $5,000,000 or less by exchanging the portion of the Surrender Value in excess of $5,000,000 to another annuity contract; or
3.	annuitize the portion of the Surrender Value in excess of $5,000,000 under an annuity payment option with a term certain, if available.
CONTRACT TYPES AND FEDERAL TAX CONSIDERATIONS
Types of Contracts
The contracts described in this prospectus are classified according to the tax treatment to which they are subject under the Code. Following is a general description of the various contract types. Eligibility requirements, tax benefits (if any), limitations, and other features of the contracts will differ depending on contract type.
Non-Qualified Contracts
A Non-Qualified Contract is a contract that does not qualify for certain tax benefits under the Code, such as deductibility of purchase payments, and which is not an IRA, Roth IRA, SEP IRA, or Simple IRA.
Upon the death of the owner of a Non-Qualified Contract, mandatory distribution requirements are imposed to ensure distribution of the entire balance in the contract within a required period.
Non-Qualified Contracts that are owned by natural persons allow the deferral of taxation on the income earned in the contract until it is distributed or deemed to be distributed. Non-Qualified Contracts that are owned by non-natural persons, such as trusts, corporations, and partnerships are generally subject to current income tax on the income earned inside the contract, unless the non-natural person owns the contract as an agent of a natural person.
Charitable Remainder Trusts
Charitable Remainder Trusts are trusts that meet the requirements of Section 664 of the Code. Non-Qualified Contracts that are issued to Charitable Remainder Trusts will differ from other Non-Qualified Contracts in three respects:
1.	Waiver of sales charges. In addition to any sales load waivers included in the contract, Charitable Remainder Trusts may also withdraw the difference between:
a.	the contract value on the day before the withdrawal; and
b.	the total amount of purchase payments made to the contract (less an adjustment for amounts surrendered).
2.	Contract ownership at annuitization. On the annuitization date, if the contract owner is a Charitable Remainder Trust, the Charitable Remainder Trust will continue to be the contract owner and the annuitant will NOT become the contract owner.
3.	Recipient of death benefit proceeds. With respect to the death benefit proceeds, if the contract owner is a Charitable Remainder Trust, the death benefit is payable to the Charitable Remainder Trust. Any designation in conflict with the Charitable Remainder Trust’s right to the death benefit will be void.
While these provisions are intended to facilitate a Charitable Remainder Trust’s ownership of this contract, the rules governing Charitable Remainder Trusts are numerous and complex. A Charitable Remainder Trust that is considering purchasing this contract should seek the advice of a qualified tax and/or financial professional prior to purchasing the contract. An annuity that has a Charitable Remainder Trust endorsement is not a Charitable Remainder Trust; the endorsement is merely to facilitate ownership of the contract by a Charitable Remainder Trust.
Individual Retirement Annuities (IRAs)
IRAs are contracts that satisfy the provisions of Section 408(b) of the Code, including the following requirements:
•	the contract is not transferable by the owner;
•	the premiums are not fixed;
•	if the contract owner is younger than age 50, the annual premium cannot exceed $5,500; if the contract owner is age 50 or older, the annual premium cannot exceed $6,500 (although rollovers of greater amounts from Qualified Plans, tax sheltered annuities, certain 457 governmental plans, and other IRAs can be received);

•	certain minimum distribution requirements must be satisfied after the owner attains the age of 70½ prior to January 1, 2020. See "Tax Changes" for the change the SECURE Act made to this requirement;
•	the entire interest of the owner in the contract is nonforfeitable; and
•	after the death of the owner, additional distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.
Depending on the circumstance of the owner, all or a portion of the contributions made to the account may be deducted for federal income tax purposes.
IRAs may receive rollover contributions from other individual retirement accounts, other individual retirement annuities, tax sheltered annuities, certain 457 governmental plans, and qualified retirement plans (including 401(k) plans).
When the owner of an IRA attains the age of 70½ prior to January 1, 2020, the Code requires that certain minimum distributions be made. The SECURE Act was enacted on December 20, 2019 and increased the age an IRA owner is required to begin certain minimum distributions from age 70½ to age 72. However, the change only applies to an IRA owner who attains age 72 on or after January 1, 2020. In addition, upon the death of the owner of an IRA, mandatory distribution requirements are imposed by the Code to ensure distribution of the entire contract value within the required statutory period. Due to recent changes in Treasury Regulations, the amount used to compute the mandatory distributions may exceed the contract value.
Failure to make the mandatory distributions can result in an additional penalty tax of 50% of the excess of the amount required to be distributed over the amount that was actually distributed.
For further details regarding IRAs, refer to the disclosure statement provided when the IRA was established and the annuity contract’s IRA endorsement.
As used herein, the term "individual retirement plans" shall refer to both individual retirement annuities and individual retirement accounts that are described in Section 408 of the Code.
One-Rollover-Per-Year Limitation
A contract owner can receive a distribution from an IRA and roll it into another IRA within 60 days from the date of the distribution and not have the amount of the distribution included in taxable income. Only one rollover per year from a contract owner’s IRA is allowed. The one year period begins on the date the contract owner receives the IRA distribution, and not on the date the IRA was rolled over. The Internal Revenue Service (IRS) has interpreted this one-rollover-per-year limitation as applying separately to each IRA a contract owner owns.
However, on March 20, 2014, the IRS issued Announcement 2014-15 in which it decided to follow the Tax Court’s interpretation of the one rollover per year rule in the Bobrow case. In Bobrow, the Tax Court interpreted the one-rollover-per-year limitation as applying in the aggregate to all the IRAs that a taxpayer owns. This means that a contract owner cannot make an IRA rollover distribution if, within the previous one year period, an IRA rollover distribution was taken from any other IRAs owned. Also, rollovers between an individual’s Roth IRAs would prevent a separate rollover within the 1-year period between the individual’s traditional IRAs, and vice versa.
Direct transfers IRA funds between IRA trustees are not subject to the one rollover per year limitation because such transfers are not considered rollover distributions. Also, a rollover from a traditional IRA to a Roth IRA (a conversion) is not subject to the one roll over per year limitation, and such a rollover is disregarded in applying the one rollover per year limitation to other rollovers.
Roth IRAs
Roth IRA contracts are contracts that satisfy the provisions of Section 408A of the Code, including the following requirements:
•	the contract is not transferable by the owner;
•	the premiums are not fixed;
•	if the contract owner is younger than age 50, the annual premium cannot exceed $5,500; if the contract owner is age 50 or older, the annual premium cannot exceed $6,500 (although rollovers of greater amounts from other Roth IRAs and other individual retirement plans can be received);
•	the entire interest of the owner in the contract is nonforfeitable; and
•	after the death of the owner, certain distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.

A Roth IRA can receive a rollover from an individual retirement plan or another eligible retirement plan; however, the amount rolled over from the individual retirement plan or other eligible retirement plan to the Roth IRA is required to be included in the owner’s federal gross income at the time of the rollover, and will be subject to federal income tax. However, a rollover or conversion of an amount from an IRA or eligible retirement plan after December 31, 2017 cannot be recharacterized back to an IRA.
For further details regarding Roth IRAs, please refer to the disclosure statement provided when the Roth IRA was established and the annuity contract’s IRA endorsement.
Simplified Employee Pension IRAs (SEP IRA)
A SEP IRA is a written plan established by an employer for the benefit of employees which permits the employer to make contributions to an IRA established for the benefit of each employee.
An employee may make deductible contributions to a SEP IRA subject to the same restrictions and limitations as an IRA. In addition, the employer may make contributions to the SEP IRA, subject to dollar and percentage limitations imposed by both the Code and the written plan.
A SEP IRA plan must satisfy:
•	minimum participation rules;
•	top-heavy contribution rules;
•	nondiscriminatory allocation rules; and
•	requirements regarding a written allocation formula.
In addition, the plan cannot restrict withdrawals of non-elective contributions, and must restrict withdrawals of elective contributions before March 15th of the following year.
When the owner of a SEP IRA attains the age of 70½ prior to January 1, 2020, the Code requires that certain minimum distributions be made. The SECURE Act was enacted on December 20, 2019 and increased the age an IRA owner is required to begin certain minimum distributions from age 70½ to age 72. However, the change only applies to an IRA owner who attains age 72 on or after January 1, 2020. Due to recent changes in Treasury Regulations, the amount used to compute the minimum distributions may exceed the contract value. In addition, upon the death of the owner of a SEP IRA, mandatory distribution requirements are imposed by the Code to ensure distribution of the entire contract value within the required statutory period.
Simple IRAs
A Simple IRA is an Individual Retirement Annuity that is funded exclusively by a qualified salary reduction arrangement and satisfies:
•	vesting requirements;
•	participation requirements; and
•	administrative requirements.
The funds contributed to a Simple IRA cannot be commingled with funds in other individual retirement plans or SEP IRAs.
A Simple IRA cannot receive rollover distributions except from another Simple IRA.
When the owner of a Simple IRA attains the age of 70½ prior to January 1, 2020, the Code requires that certain minimum distributions be made. The SECURE Act was enacted on December 20, 2019 and increased the age an IRA owner is required to begin certain minimum distributions from age 70½ to age 72. However, the change only applies to an IRA owner who attains age 72 on or after January 1, 2020. Due to recent changes in Treasury Regulations, the amount used to compute the minimum distributions may exceed the contract value. In addition, upon the death of the owner of a Simple IRA, mandatory distribution requirements are imposed by the Code to ensure distribution of the entire contract value within the required statutory period.
Investment Only (Qualified Plans)
Contracts that are owned by Qualified Plans are not intended to confer tax benefits on the beneficiaries of the plan; they are used as investment vehicles for the plan. The income tax consequences to the beneficiary of a Qualified Plan are controlled by the operation of the plan, not by operation of the assets in which the plan invests.
Beneficiaries of Qualified Plans should contact their employer and/or trustee of the plan to obtain and review the plan, trust, summary plan description and other documents for the tax and other consequences of being a participant in a Qualified Plan.

Federal Tax Considerations
The tax consequences of purchasing a contract described in this prospectus will depend on:
•	the type of contract purchased;
•	the purposes for which the contract is purchased; and
•	the personal circumstances of individual investors having interests in the contracts.
See Synopsis of the Contracts for a brief description of the various types of contracts and the different purposes for which the contracts may be purchased.
Existing tax rules are subject to change, and may affect individuals differently depending on their situation. Nationwide does not guarantee the tax status of any contracts or any transactions involving the contracts.
If the contract is purchased as an investment of certain retirement plans (such as qualified retirement plans, IRAs, and custodial accounts as described in Sections 401, 408(a), and 403(b)(7) of the Internal Revenue Code), the tax advantages enjoyed by the contract owner and/or annuitant may relate to participation in the plan rather than ownership of the annuity contract. Such plans are permitted to purchase investments other than annuities and retain tax-deferred status.
The following is a brief summary of some of the federal income tax considerations related to the contracts. In addition to the federal income tax, distributions from annuity contracts may be subject to state and local income taxes. The tax rules across all states and localities are not uniform and therefore will not be discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Nothing in this prospectus should be considered to be tax advice. Contract owners and prospective contract owners should consult a financial professional, tax advisor or legal counsel to discuss the taxation and use of the contracts.
The Internal Revenue Code sets forth different income tax rules for the following types of annuity contracts:
•	IRAs;
•	SEP IRAs;
•	Simple IRAs;
•	Roth IRAs; and
•	Non-Qualified Contracts.
IRAs, SEP IRAs and Simple IRAs
Distributions from IRAs, SEP IRAs and Simple IRAs are generally taxed when received. If any portion of the amount contributed to the IRA was nondeductible for federal income tax purposes, then a portion of each distribution is excludable from income.
If distributions of income from an IRA are made prior to the date that the owner attains the age of 59½ years, the income is subject to an additional penalty tax of 10% unless an exception applies. (For Simple IRAs, the 10% penalty is increased to 25% if the distribution is made during the 2-year period beginning on the date that the individual first participated in the Simple IRA.) The 10% penalty tax can be avoided if the distribution is:
•	made to a beneficiary on or after the death of the owner;
•	attributable to the owner becoming disabled (as defined in the Internal Revenue Code);
•	part of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies); or of the owner and his or her designated beneficiary;
•	used for qualified higher education expenses;
•	used for expenses attributable to the purchase of a home for a qualified first-time buyer
If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner’s gross estate for estate tax purposes.
Roth IRAs
Distributions of earnings from Roth IRAs are taxable or non-taxable depending upon whether they are "qualified distributions" or "nonqualified distributions." A "qualified distribution" is one that is made after the Roth IRA has satisfied the five-year rule and meets one of the following requirements:
•	it is made on or after the date on which the contract owner attains age 59½;
•	it is made to a beneficiary (or the contract owner's estate) on or after the death of the contract owner;
•	it is attributable to the contract owner's disability; or
•	it is used for expenses attributable to the purchase of a home for a qualified first-time buyer.

The five-year rule is satisfied if a five-taxable year period has passed. The five taxable-year period begins with the first taxable year in which a contribution is made to any Roth IRA established for the owner.
A qualified distribution is not included in gross income for federal income tax purposes.
A non-qualified distribution is not includable in gross income to the extent that the distribution, when added to all previous distributions, does not exceed the total amount of contributions made to the Roth IRA. Any non-qualified distribution in excess of the total contributions is includable in the contract owner's gross income in the year that is distributed to the contract owner.
Special rules apply for Roth IRAs that have proceeds received from an IRA prior to January 1, 1999 if the owner elected the special four-year income averaging provisions that were in effect for 1998.
If non-qualified distributions of income from a Roth IRA are made prior to the date that the owner attains the age of 59½ years, the income is subject to an additional penalty tax of 10% unless an exception applies. The penalty tax can be avoided if the distribution is:
•	made to a beneficiary on or after the death of the owner;
•	attributable to the owner becoming disabled (as defined in the Internal Revenue Code);
•	part of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary;
•	for qualified higher education expenses; or
•	used for expenses attributable to the purchase of a home for a qualified first-time buyer.
If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner's gross estate for tax purposes.
Non-Qualified Contracts - Natural Persons as Contract Owners
Generally, the income earned inside a Non-Qualified Annuity Contract that is owned by a natural person is not taxable until it is distributed from the contract.
Distributions before the Annuitization Date are taxable to the contract owner to the extent that the cash value of the contract exceeds the contract owner's investment at the time of the distribution. In general, the investment in the contract is equal to the purchase payments made with after-tax dollars, reduced by any nontaxable distributions. Distributions, for this purpose, include partial surrenders, any portion of the contract that is assigned or pledged; or any portion of the contract that is transferred by gift. For these purposes, a transfer by gift may occur upon annuitization if the contract owner and the annuitant are not the same individual.
With respect to annuity distributions on or after the Annuitization Date, a portion of each annuity payment is excludable from taxable income. The amount excludable is based on the ratio between the contract owner's investment in the contract and the expected return on the contract. Once the entire investment in the contract is recovered, all distributions are fully includable in income. The maximum amount excludable from income is the investment in the contract. If the annuitant dies before the entire investment in the contract has been excluded from income, and as a result of the annuitant's death no more payments are due under the contract, then the unrecovered investment in the contract may be deducted on his or her final tax return.
Commencing after December 31, 2010, the Internal Revenue Code provides that if only a portion of a nonqualified annuity contract is annuitized for either (a) a period of 10 years or greater, or (b) for the life or lives of one or more persons, then the portion of the contract that has been annuitized would be treated as if it were a separate annuity contract. This means that an Annuitization Date can be established for a portion of the annuity contract (rather than requiring the entire contract to be annuitized at once) and the above description of the taxation of annuity distributions after the Annuitization Date would apply to the portion of the contract that has been annuitized. The investment in the contract is required to be allocated pro rata between the portion of the contract that is annuitized and the portion that is not. All other benefits under the contract (e.g., death benefit) would also be reduced pro rata. For example, if 1/3 of the cash value of the contract were to be annuitized, the death benefit would also be reduced by 1/3.
In determining the taxable amount of a distribution that is made prior to the annuitization date, all annuity contracts issued after October 21, 1988 by the same company to the same contract owner during the same calendar year will be treated as one annuity contract.

A special rule applies to distributions from contracts that have investments in the contract that were made prior to August 14, 1982. For those contracts, distributions that are made prior to the Annuitization Date are treated first as the nontaxable recovery of the investment in the contract as of that date. A distribution in excess of the amount of the investment in the contract as of August 14, 1982, will be treated as taxable income.
The Internal Revenue Code imposes a penalty tax if a distribution is made before the contract owner reaches age 59½. The amount of the penalty is 10% of the portion of any distribution that is includable in gross income. The penalty tax does not apply if the distribution is:
•	the result of a contract owner's death;
•	the result of a contract owner's disability (as defined in the Internal Revenue Code);
•	one of a series of substantially equal periodic payments made over the life (or life expectancy) of the contract owner or the joint lives (or joint life expectancies) of the contract owner and the beneficiary selected by the contract owner to receive payment under the annuity payment option selected by the contract owner; or
•	is allocable to an investment in the contract before August 14, 1982.
If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner's gross estate for estate tax purposes.
Non-Qualified Contracts - Non-Natural Persons as Contract Owners
The previous discussion related to the taxation of Non-Qualified Contracts owned by individuals. Different rules (the so-called "non-natural persons" rules) apply if the contract owner is not a natural person.
Generally, contracts owned by corporations, partnerships, trusts, and similar entities are not treated as annuity contracts under the Internal Revenue Code. Therefore, income earned under a Non-Qualified Contract that is owned by a non-natural person is taxed as ordinary income during the taxable year that it is earned. Taxation is not deferred, even if the income is not distributed out of the contract. The income is taxable as ordinary income, not capital gain.
The non-natural persons rules do not apply to all entity-owned contracts. For purposes of the rule that annuity contracts that are owned by non-natural persons are not treated as annuity contracts for tax purposes, a contract that is owned by a non-natural person as an agent of an individual is treated as owned by the individual. This would cause the contract to be treated as an annuity under the Internal Revenue Code, allowing tax deferral. However, this exception does not apply when the non-natural person is an employer that holds the contract under a non-qualified deferred compensation arrangement for one or more employees.
The non-natural persons rules also do not apply to contracts that are:
•	acquired by the estate of a decedent by reason of the death of the decedent;
•	issued in connection with certain qualified retirement plans and individual retirement plans;
•	purchased by an employer upon the termination of certain qualified retirement plans; or
•	immediate annuities within the meaning of Section 72(u) of the Internal Revenue Code.
If the annuitant, who is the individual treated as owning the contract, dies before the contract is completely distributed, the balance may be included in the annuitant's gross estate for estate tax purposes, depending on the obligations that the non-natural owner may have owed to the annuitant.
Exchanges
As a general rule, federal income tax law treats exchanges of property in the same manner as a sale of the property. However, pursuant to Section 1035 of the Internal Revenue Code, an annuity contract may be exchanged tax-free for another annuity contract, provided that the obligee (the person to whom the annuity obligation is owed) is the same for both contracts. If the exchange includes the receipt of other property, such as cash, in addition to another annuity contract special rules may cause a portion of the transaction to be taxable to the extent of the value of the other property.
In June, 2011 the IRS issued Rev. Proc. 2011-38, which addresses the income tax consequences of the direct transfer of a portion of the cash value of an annuity contract in exchange for the issuance of a second annuity contract. Rev. Proc. 2011-38 modified and superseded prior guidance that was contained in Rev. Proc. 2008-24. A direct transfer that satisfies the revenue procedure will be treated as a tax-free exchange under Section 1035 of the Code if, for a period of at least 180 from the date of the direct transfer, there are no distributions or surrenders from either annuity contract involved in the exchange. In addition, the 180 day period will be deemed to have been satisfied with respect to amounts received as an annuity for a period of 10 years or more, or as an annuity for the life of one or more persons. The taxation of distributions (other than distributions described in the immediately preceding sentence) received from either contract within the 180 day period will be determined using general tax principles to determine the substance of those payments. For example, they could be treated as taxable "boot" in an otherwise tax-free exchange, or as a distribution from the new contract. Rev. Proc. 2011-38 also removed numerous exceptions to the 180-waiting period that Rev. Proc. 2008-24 provided for its 12 month waiting period. Please discuss any tax consequences concerning any contemplated or completed transactions with a professional tax advisor. See, also, Non-Qualified Contracts - Natural Persons as Contract Owners, above.
Additional Medicare Tax
Section 1411 of the Internal Revenue Code imposes a surtax of 3.8% on certain net investment income received by individuals and certain trusts and estates. The surtax is imposed on the lesser of (a) net investment income or (b) the excess of the modified adjusted gross income over a threshold amount. For individuals, the threshold amount is $250,000 (married filing jointly); $125,000 (married filing separately); or $200,000 (other individuals). The threshold for an estate or trust for 2020 is $7,500.
Modified adjusted gross income is equal to gross income with several modifications. Consult with a qualified tax advisor regarding how to determine modified adjusted gross income for purposes of determining the applicability of the surtax.
Net investment income includes, but is not limited to, interest, dividends, capital gains, rent and royalty income, and income from nonqualified annuities. Net investment income does not include, among other things, distributions from certain qualified plans (such as IRAs, Roth IRAs, and plans described in Internal Revenue Code Sections 401(a), 401(k), 403(a), 403(b) or 457(b)); however, such distributions, to the extent that they are includible in income for federal income tax purposes, are includible in modified adjusted gross income.
Same-Sex Marriages, Domestic Partnership and Other Similar Relationships
The Treasury issued final regulations that address what relationships are considered a marriage for federal tax purposes. The final regulations definition of marriage reflects the United States Supreme Court holdings in Windsor and Obergefell, as well as Rev. Proc. 2017-13.
The final regulations define the terms "spouse", "husband", "wife", and "husband and wife" to be gender neutral so that such terms can apply equally to same sex couples and opposite sex couples. The regulations adopt the "place of celebration" rule to determine marital status for federal tax purposes. A marriage of two individuals is recognized for federal tax purposes if the marriage is recognized by a state, possession, or territory of the US in which the marriage was entered into, regardless of the couples place of domicile. Also a marriage entered into in a foreign jurisdiction will be recognized for federal tax purposes if that marriage would be recognized in at least one state, possession, or territory of the US.
Finally, the regulations adopt Rev. Proc. 2013-17 holding that relationships entered into as civil unions, or registered domestic partnerships that is not denominated as marriages under state law are not marriages for federal tax purposes. Therefore, the favorable income-tax deferral options afforded by federal tax law to a married spouse under Code Sections 72 and 401(a)(9) are not available to individuals who have entered into these formal relationships.
Withholding
Pre-death distributions from the contracts are subject to federal income tax. Nationwide will withhold the tax from the distributions unless the contract owner requests otherwise. Under some circumstances, the Code will not permit contract owners to waive withholding. Such circumstances include:
•	if the payee does not provide Nationwide with a taxpayer identification number; or
•	if Nationwide receives notice from the Internal Revenue Service that the taxpayer identification number furnished by the payee is incorrect.
If a contract owner is prohibited from waiving withholding, as described above, the distribution will be subject withholding rates established by Section 3405 of the Internal Revenue Code and is applied against the amount of income that is distributed.
Non-Resident Aliens
Generally, a pre-death distribution from a contract to a non-resident alien is subject to federal income tax at a rate of 30% of the amount of income that is distributed. Nationwide is required to withhold this amount and send it to the Internal Revenue Service. Some distributions to non-resident aliens may be subject to a lower (or no) tax if a treaty applies. In order to obtain the benefits of such a treaty, the non-resident alien must:

1.	provide Nationwide with a properly completed withholding certificate claiming the treaty benefit of a lower tax rate or exemption from tax; and
2.	provide Nationwide with an individual taxpayer identification number.
If the non-resident alien does not meet the above conditions, Nationwide will withhold 30% of income from the distribution.
Another exemption from the 30% withholding is available if the non-resident alien provides Nationwide with sufficient evidence that:
1.	the distribution is connected to the non-resident alien's conduct of business in the United States;
2.	the distribution is includable in the non-resident alien's gross income for United States federal income tax purposes; and
3.	provide Nationwide with a properly completed withholding certificate claiming the exemption.
Note that for the preceding exemption, the distributions would be subject to the same withholding rules that are applicable to payments to United States persons.
This prospectus does not address any tax matters that may arise by reason of application of the laws of a non-resident alien’s country of citizenship and/or country of residence. Purchasers and prospective purchasers should consult a financial professional, tax advisor or legal counsel to discuss the applicability of laws of those jurisdictions to the purchase or ownership of a contract.
FATCA
Under Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as FATCA), distributions from a Contract to a foreign financial institution or to a nonfinancial foreign entity, each as described by FATCA, may be subject to United States tax withholding at a flat rate equal to 30% of the taxable amount of the distribution, irrespective of the status of any beneficial owner of the Contract or of the distribution. Nationwide may require you to provide certain information or documentation (e.g., Form W-9 or Form W-8BEN) to determine its withholding requirements under FATCA.
Federal Estate, Gift, and Generation Skipping Transfer Taxes
The following transfers may be considered a gift for federal gift tax purposes:
•	a transfer of the contract from one contract owner to another; or
•	a distribution to someone other than a contract owner.
Upon the contract owner's death, the value of the contract may subject to estate taxes, even if all or a portion of the value is also subject to federal income taxes.
Section 2612 of the Internal Revenue Code may require Nationwide to determine whether a death benefit or other distribution is a "direct skip" and the amount of the resulting generation skipping transfer tax, if any. A direct skip is when property is transferred to, or a death benefit or other distribution is made to:
a)	an individual who is two or more generations younger than the contract owner; or
b)	certain trusts, as described in Section 2613 of the Internal Revenue Code (generally, trusts that have no beneficiaries who are not two or more generations younger than the contract owner).
If the contract owner is not an individual, then for this purpose only, "contract owner" refers to any person:
•	who would be required to include the contract, death benefit, distribution, or other payment in his or her federal gross estate at his or her death; or
•	who is required to report the transfer of the contract, death benefit, distribution, or other payment for federal gift tax purposes.
If a transfer is a direct skip, Nationwide will deduct the amount of the transfer tax from the death benefit, distribution or other payment, and remit it directly to the Internal Revenue Service.
Charge for Tax
Nationwide is not required to maintain a capital gain reserve liability on Non-Qualified Contracts. If tax laws change requiring a reserve, Nationwide may implement and adjust a tax charge.

Tax Changes
The SECURE Act was enacted on December 20, 2019. The SECURE Act made numerous changes to the Code effective January 1, 2020, including the following:
•	Increasing the age a contract owner must begin RMDs under IRAs and certain qualified plans from age 70½ to age 72.
•	Requiring an individual beneficiary of an inherited IRA and certain qualified plans to withdraw their entire inherited interest within 10 years of the original contract owner’s death.
•	Repealing the 70½ age limitation that prohibited an individual from making an IRA contribution.
The Tax Cuts and Jobs Act (the Act) was enacted on December 22, 2017. The Act made numerous changes to the Code effective January 1, 2018, including the following:
•	Lowered the federal individual and corporate income tax rates;
•	Doubled the federal estate and gift tax exclusion amount to $10 million;
•	Eliminated the ability to recharacterize the rollover or conversion of amounts from IRAs or eligible retirement plans to a Roth IRA.
The CARES Act was enacted on March 27, 2020. The CARES Act made numerous changes to the Internal Revenue Code effective January 1, 2020, including the following:
•	Waiving the 2020 minimum distribution requirement (RMD) from defined contribution plans and IRAs, including the 2019 RMD taken in 2020 for those individuals turning 70½ in 2019.
•	Relief for coronavirus-related distributions and loans from qualified plans and IRAs, which includes an exception from the 10% penalty for early distribution and an exemption from the 20% mandatory withholding requirement.
Along with the passage of the CARES Act, the IRS extended the deadline to make a 2019 IRA or Roth IRA contribution to July 15, 2020 in order to coincide with the extended deadline for filing an individual’s income tax return.
State Taxation
The tax rules across the various states and localities are not uniform and therefore are not discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Contract owners and prospective contract owners should consult a financial professional, tax advisor or legal counsel to discuss the taxation and use of the contracts.
REQUIRED DISTRIBUTIONS
The Internal Revenue Code requires that certain distributions be made from the contracts issued in conjunction with this prospectus. Following is an overview of the required distribution rules applicable to each type of contract. Please consult a qualified tax or financial professional for more specific required distribution information.
Required Distributions - General Information
In general, a beneficiary is an individual or other entity that the contract owner designates to receive death proceeds upon the contract owner's death. The distribution rules in the Internal Revenue Code make a distinction between "beneficiary" and "designated beneficiary" when determining the life expectancy that may be used for payments that are made from IRAs, SEP IRAs, Simple IRAs, and Roth IRAs after the death of the annuitant, or that are made from Non-Qualified Contracts after the death of the contract owner. A designated beneficiary is a natural person who is designated by the contract owner as the beneficiary under the contract. Non-natural beneficiaries (e.g. charities or certain trusts) are not designated beneficiaries for the purpose of required distributions and the life expectancy of such a beneficiary is zero.
Life expectancies and joint life expectancies will be determined in accordance with the relevant guidance provided by the Internal Revenue Service and the Treasury Department, including but not limited to Treasury Regulation 1.72-9 and Treasury Regulation 1.401(a)(9)-9.
Required distributions paid upon the death of the contract owner are paid to the beneficiary or beneficiaries stipulated by the contract owner. How quickly the distributions must be made may be determined with respect to the life expectancies of the beneficiaries. For Non-Qualified Contracts, the beneficiaries used in the determination of the distribution period are those in effect on the date of the contract owner's death. For contracts other than Non-Qualified Contracts, the beneficiaries used in the determination of the distribution period do not have to be determined until September 30th of the year following the contract owner's death. If there is more than one beneficiary, the life expectancy of the beneficiary with the shortest life expectancy is used to determine the distribution period. Any beneficiary that is not a designated beneficiary has a life expectancy of zero.
For IRAs, SEP IRAs, Simple IRAs, Roth IRAs and Tax-Sheltered Annuities, the SECURE Act that was enacted on December 20, 2019 generally eliminated the option to take required minimum distributions over a designated beneficiary’s life expectancy. In the case of a contract owner who dies on or after January 1, 2020, an individual beneficiary under a qualified contract must withdraw the entire balance of the contract by December 31 of the tenth year following the contract owner’s death. There are limited exceptions to this rule and a prospective purchaser contemplating the purchase of the contract should consult a qualified tax advisor.
Required Distributions for Non-Qualified Contracts
Internal Revenue Code Section 72(s) requires Nationwide to make certain distributions when a contract owner dies. The following distributions will be made in accordance with the following requirements:
1.	If any contract owner dies on or after the Annuitization Date and before the entire interest in the contract has been distributed, then the remaining interest must be distributed at least as rapidly as the distribution method in effect on the contract owner's death.
2.	If any contract owner dies before the Annuitization Date, then the entire interest in the contract (consisting of either the death benefit or the Contract Value reduced by charges set forth elsewhere in the contract) will be distributed within 5 years of the contract owner's death, provided however:
a.	any interest payable to or for the benefit of a designated beneficiary may be distributed over the life of the designated beneficiary or over a period not longer than the life expectancy of the designated beneficiary. Payments must begin within one year of the contract owner's death unless otherwise permitted by federal income tax regulations; and
b.	if the designated beneficiary is the surviving spouse of the deceased contract owner, the spouse can choose to become the contract owner instead of receiving a death benefit. Any distributions required under these distribution rules will be made upon that spouse's death.
In the event that the contract owner is not a natural person (e.g., a trust or corporation), for purposes of these distribution provisions:
a)	the death of the annuitant will be treated as the death of a contract owner;
b)	any change of annuitant will be treated as the death of a contract owner; and
c)	in either case, the appropriate distribution will be made upon the death or change, as the case may be.
These distribution provisions do not apply to any contract exempt from Section 72(s) of the Internal Revenue Code by reason of Section 72(s)(5) or any other law or rule.
Required Distributions for IRAs, SEP IRAs, Simple IRAs, and Roth IRAs
Required Distributions During the Life of the Contract Owner
For those contract owners who attained the age of 70½ prior to January 1, 2020, distributions from an IRA, SEP IRA or Simple IRA must begin no later than April 1 of the calendar year following the calendar year in which the contract owner reaches age 70½. The SECURE Act raised the age that distributions from IRA, SEP IRA, or Simple IRA must begin. For contract owners who attain age 72 on or after January 1, 2020, distributions must begin no later than April 1 of the calendar year in which the contract owner turns age 72. Distributions may be paid in a lump sum or in substantially equal payments over:

a)	the life of the contract owner or the joint lives of the contract owner and the contract owner's designated beneficiary; or
b)	a period not longer than the period determined under the table in Treasury Regulation 1.401(a)(9)-9, which is the deemed joint life expectancy of the contract owner and a person 10 years younger than the contract owner. If the designated beneficiary is the spouse of the contract owner, the period may not exceed the longer of the period determined under such table or the joint life expectancy of the contract owner and the contract owner's spouse, determined in accordance with Treasury Regulation 1.72-9, or such additional guidance as may be provided pursuant to Treasury Regulation 1.401(a)(9)-9.
For IRAs, SEP IRAs, and Simple IRAs, required distributions do not have to be withdrawn from this contract if they are being withdrawn from another IRA, SEP IRA, or Simple IRA of the contract owner.
If the contract owner's entire interest in an IRA, SEP IRA, or Simple IRA will be distributed in equal or substantially equal payments over a period described in (a) or (b) above, the payments must begin on or before the required beginning date. The required beginning date is April 1 of the calendar year following the calendar year in which the contract owner reaches age 70½ (age 72 for those contract owners who turn age 72 on or after January 1, 2020). The rules for Roth IRAs do not require distributions to begin during the contract owner's lifetime, therefore, the required beginning date is not applicable to Roth IRAs.
Due to recent changes in Treasury Regulations, the amount used to compute the minimum distribution requirement may exceed the Contract Value.
Required Distributions Upon Death of a Contract Owner Before January 1, 2020
If the contract owner dies before January 1, 2020 and before the required beginning date (in the case of an IRA, SEP IRA, or Simple IRA) or before the entire Contract Value is distributed (in the case of Roth IRAs), any remaining interest in the contract must be distributed by December 31 of the fifth year following the contract owner’s death or over a period not exceeding the applicable distribution period, which is determined as follows:
a)	If the designated beneficiary is the contract owner's spouse, the applicable distribution period is the surviving spouse's remaining life expectancy using the surviving spouse's birthday for each distribution calendar year after the calendar year of the contract owner's death. For calendar years after the death of the contract owner's surviving spouse before January 1, 2020, the applicable distribution period is the spouse's remaining life expectancy using the spouse's age in the calendar year of the spouse's death, reduced by one for each calendar year that elapsed since the calendar year immediately following the calendar year of the spouse's death. For death of the contract owner’s spouse on or after January 1, 2020 the entire balance must be withdrawn by December 31 of the tenth year following the death of the contract owner’s spouse..
b)	If the designated beneficiary is not the contract owner's surviving spouse, the applicable distribution period is the designated beneficiary's remaining life expectancy using the designated beneficiary's birthday in the calendar year immediately following the calendar year of the contract owner's death, reduced by one for each calendar year that elapsed thereafter. If the designated beneficiary dies on or after January 1, 2020, the entire value of the contract must be withdrawn by December 31 of the tenth year following the death of the designated beneficiary.
c)	If there is no designated beneficiary, the entire balance of the contract must be distributed by December 31 of the fifth year following the contract owner's death.
If the contract owner dies before January 1, 2020 and on or after the required beginning date, the interest in the IRA, SEP IRA, or Simple IRA must be distributed over a period not exceeding the applicable distribution period, which is determined as follows:

a)	If the designated beneficiary is the contract owner's spouse, the applicable distribution period is the surviving spouse's remaining life expectancy using the surviving spouse's birthday for each distribution calendar year after the calendar year of the contract owner's death. For calendar years after the death of the contract owner's surviving spouse before January 1, 2020, the applicable distribution period is the greater of (1) the contract owner's remaining life expectancy using the contract owner's birthday in the calendar year of the contract owner's death, reduced by one for each year thereafter; or (2) the spouse's remaining life expectancy using the spouse's age in the calendar year of the spouse's death, reduced by one for each calendar year that elapsed since the calendar year immediately following the calendar year of the spouse's death. For death of the contract owner’s spouse on or after January 1, 2020 the entire balance must be withdrawn by December 31 of the tenth year following the death of the contract owner’s spouse.
b)	If the designated beneficiary is not the contract owner's surviving spouse, the applicable distribution period is the greater of (1) the contract owner's remaining life expectancy using the contract owner's birthday in the calendar year of the contract owner's death, reduced by one for each year thereafter; or (2) the designated beneficiary's remaining life expectancy using the designated beneficiary's birthday in the calendar year immediately following the calendar year of the contract owner's death, reduced by one for each calendar year that elapsed thereafter. If the designated beneficiary dies on or after January 1, 2020, the entire value of the contract must be withdrawn by December 31 of the tenth year following the death of the designated beneficiary.
c)	If there is no designated beneficiary, the applicable distribution period is the contract owner's remaining life expectancy using the contract owner's birthday in the calendar year of the contract owner's death, reduced by one for each year thereafter.
Purchasers and prospective purchasers should consult a financial professional, tax advisor or legal counsel to discuss the taxation and use of the contracts.
Required Distributions Upon Death of a Contract Owner On or After January 1, 2020
If the contract owner dies on or after January 1, 2020 and the designated beneficiary is not an eligible designated beneficiary as defined under Code Section 401(a)(9)( E)(ii), then the entire balance of the contract must be distributed by December 31 of the tenth year following the contract owner’s death. In the case of an eligible designated beneficiary as defined under Code Section 401(a)(9)( E)(ii), the entire balance of the contract will be distributed by December 31 of the tenth year following the contract owner’s death unless otherwise permitted by law and approved by Nationwide. Purchasers and prospective purchasers should consult a financial professional, tax advisor or legal counsel to discuss the taxation and use of the contracts.
If distribution requirements are not met, a penalty tax of 50% is levied on the difference between the amount that should have been distributed for that year and the amount that actually was distributed for that year.
For IRAs, SEP IRAs, and Simple IRAs, all or a portion of each distribution will be included in the recipient's gross income and taxed at ordinary income tax rates. The portion of a distribution that is taxable is based on the ratio between the amount by which non-deductible purchase payments exceed prior non-taxable distributions and total account balances at the time of the distribution. The owner of an IRA, SEP IRA, or Simple IRA must annually report the amount of non-deductible purchase payments, the amount of any distribution, the amount by which non-deductible purchase payments for all years exceed non taxable distributions for all years, and the total balance of all IRAs, SEP IRAs, or Simple IRAs.
Distributions from Roth IRAs may be either taxable or nontaxable, depending upon whether they are "qualified distributions" or "non-qualified distributions."
OTHER INFORMATION
CONTACTING THE SERVICE CENTER
All inquiries, paperwork, information requests, service requests, and transaction requests should be made to the Service Center:
•	By telephone at 1-800-848-6331 (TDD 1-800-238-3035)
•	By mail to P.O. Box 182021, Columbus, Ohio 43218-2021
•	By Internet at www.nationwide.com
Nationwide will use reasonable procedures to confirm that instructions are genuine and will not be liable for following instructions that it reasonably determined to be genuine. Nationwide may record telephone requests. Telephone and computer systems may not always be available. Any telephone system or computer can experience outages or slowdowns for a variety of reasons. The outages or slowdowns could prevent or delay processing. Although Nationwide has taken precautions to support heavy use, it is still possible to incur an outage or delay. To avoid technical difficulties, submit transaction requests by mail.
We may be required to provide information about your Contract to government regulators. If mandated under applicable law, Nationwide may be required to reject a Purchase Payment and to refuse to process transaction requests under the Contract until instructed otherwise by the appropriate regulator.
DISTRIBUTION
Nationwide Investment Services Corporation ("NISC"), acts as the national distributor of the contracts sold through this prospectus. NISC is registered as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act"), and is a member of the Financial Industry Regulatory Authority ("FINRA"). NISC’s address is One Nationwide Plaza, Columbus, Ohio 43215. In Michigan only, NISC refers to Nationwide Investment Svcs. Corporation. NISC is a wholly owned subsidiary of Nationwide.
Contracts sold through this prospectus can be purchased through registered representatives, appointed by Nationwide, of FINRA broker-dealer firms. Nationwide pays broker-dealers compensation for promoting, marketing and selling the contracts it sponsors. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements.
Nationwide does not expect the compensation paid to such broker-dealers (including NISC) to exceed 8% of Purchase Payments (on a present value basis) for sales of the contracts described in this prospectus.
ABOUT NATIONWIDE
Nationwide is a stock life insurance company organized under Ohio law in March 1929, with its home office at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.
Nationwide is a member of the Nationwide group of companies. Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company (the "Companies") are the ultimate controlling persons of the Nationwide group of companies. The Companies were organized under Ohio law in December of 1925 and 1933 respectively. The Companies engage in a general insurance and reinsurance business, except life insurance.
To request additional information about Nationwide, contact the Service Center.
See "Nationwide Life Insurance Company and Subsidiaries" for additional information.
Nationwide may use the proceeds from this offering for any legitimate corporate purpose.
GENERAL ACCOUNT AND SEPARATE ACCOUNTS
The assets in our general account are chargeable with claims by any of our contract owners and creditors, and are subject to the liabilities arising from any of our businesses. Our general account assets do not include the assets in the Index-Linked Annuity Separate Account, an insulated separate account where we hold assets to support future Strategy Earnings. Our general account assets also do not include the assets in any other insulated Nationwide separate accounts.
We exercise sole discretion over the investment of our general account assets, and we bear the associated investment risk. You will not share in the investment experience of our general account assets. We invest our general account assets in accordance with state insurance law.
The Index-Linked Annuity Separate Account is a non-unitized separate account and is not registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940. We own and control the assets in the Index-Linked Annuity Separate Account and you do not have any interest in or claim to the assets in the Index-Linked Annuity Separate Account. Unlike some variable annuities that utilize separate accounts, you do not share in the investment performance of the assets in the Index-Linked Annuity Separate Account. The Index-Linked Annuity Separate Account was established under the laws of Ohio. The assets in the Index-Linked Annuity Separate Account are not subject to claims by our creditors or subject to liabilities arising from any of our other businesses.

We may invest the assets of the Index-Linked Annuity Separate Account in any asset permitted under state law, including hedging instruments such as derivative contracts. We may move assets between the Index-Linked Annuity Separate Account and the general account. Where permitted by applicable law, we reserve the right to make certain changes to the structure and operation of the Index-Linked Annuity Separate Account. We will not make any such changes without receiving any necessary approval of any applicable state insurance department. We will notify you of any changes in writing.
EXEMPTION FROM PERIODIC REPORTING
Nationwide is relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, Nationwide does not file periodic reports that would be otherwise required under the 1934 Act.
STATEMENTS TO CONTRACT OWNERS
Prior to the Annuitization Date, statements will be sent to the Contract Owner’s last known address. You should promptly notify the Service Center of any address change.
We will mail the following statements to you:
•	statements showing the Contract’s quarterly activity; and
•	confirmation statements showing transactions that affect the Contract’s value.
You can receive information from Nationwide faster and reduce the amount of mail they receive by signing up for Nationwide’s eDelivery program. Nationwide will notify you by email when important documents (statements, prospectuses and other documents) are ready for you to view, print, or download from Nationwide’s secure server. To choose this option, go to nationwide.com/login.
You should review statements carefully. All errors or corrections must be reported to Nationwide immediately to assure proper crediting to the Contract. Unless Nationwide is notified within 30 days of receipt of the statement, Nationwide will assume statements are correct.
MISTATEMENTS OF AGE OR SEX
If the age or sex of the Contract Owner, Joint Owner, Annuitant, Contingent Annuitant, Beneficiary or Contingent Beneficiary is misstated, all payments and benefits under the Contract will be adjusted. Payments and benefits will be based on the correct age or sex. Proof of age of any of these individuals may be required at any time, in a form satisfactory to Nationwide. When the age or sex of any individual named in the application, including any supplemental applications, has been misstated, the dollar amount of any overpayment will be deducted from the next payment or payments due under the Contract.
The dollar amount of any underpayment made by Nationwide as a result of an age or sex misstatement will be paid in full with the next payment due under the Contract. The dollar amount of any overpayment made by Nationwide as a result of an age or sex misstatement will reduce the next payment due under the Contract, and will continue to reduce subsequent payments under the Contract, until all of the overpayment is recouped. Any adjustment for overpayment or underpayment will include interest charged or credited, as applicable, at the rate required by law, but not exceeding 6%.
EXPERTS
To be filed by a subsequent post-effective amendment to this registration statement.
LEGAL OPINION
Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Nationwide, its authority to issue the contracts under Ohio law, and the validity of the contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.
LEGAL PROCEEDINGS
Nationwide Life Insurance Company
To be filed by a subsequent post-effective amendment to this registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of Nationwide pursuant to the foregoing provisions, or otherwise, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

APPENDIX A: ADDITIONAL INDEX DISCLOSURES
BLACKROCK SELECT FACTOR INDEX
The BlackRock Select Factor Index (the "Index") is a product of BlackRock Index Services, LLC and has been licensed for use by Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company ("Licensee").
The Index does not guarantee future income or protect against loss of principal. There can be no assurance that an investment strategy or financial product based on or in any way tracking the Index will be successful. Indexes are unmanaged and one cannot invest directly in an index.
This Product is not sponsored, endorsed, marketed, sold, or distributed by BlackRock Index Services, LLC, BlackRock, Inc., or any of its affiliates, or any of their respective third party licensors (including the Index calculation agent, as applicable) (collectively, "BlackRock"). BlackRock makes no representation or warranty, express or implied, to the owners of this Product or any member of the public regarding the advisability of investing in this Product or the ability of the Index to meet its stated objectives. BlackRock’s only relationship to Licensee with respect to the Index is the licensing of the Index and certain trademarks of BlackRock. The Index is created, compiled, and calculated by BlackRock Index Services, LLC without regard to Licensee or this Product. BlackRock Index Services, LLC has no obligation to take the needs of Licensee or the owners of this Product into consideration in calculating the Index. BlackRock is not responsible for and has not participated in the determination of the benefits and charges of this Product or the timing of the issuance or sale of this Product or in the determination or calculation of the equation by which this Product is to be converted into cash, surrendered or redeemed, as the case may be. BlackRock has no obligation or liability in connection with the administration of this Product. There is no assurance that products based on the Index will accurately track index performance or provide positive investment returns. BlackRock Index Services, LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by BlackRock to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, BlackRock, Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to this Product currently being issued by Licensee, but which may be similar to and competitive with this Product. In addition, BlackRock, Inc. and its affiliates may trade financial products which are linked to the performance of the Index.
THE INDEX AND THE INDEX DATA ARE PROVIDED "AS-IS" AND "AS AVAILABLE". BlackRock DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE Index OR ANY DATA RELATED THERETO OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, or ELECTRONIC COMMUNICATIONS. BlackRock SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. BlackRock MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, TITLE, NON-INFRINGEMENT, OR AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THIS PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE Index OR WITH RESPECT TO ANY DATA contained therein or RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL BlackRock BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN BlackRock AND LICENSEE.
BlackRock®, BlackRock Select Factor Index and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. or its subsidiaries. All rights reserved.
BLOOMBERG BARCLAYS U.S. CORPORATE INDEX
BLOOMBERG® is a trademark and service mark of Bloomberg Finance L.P. BARCLAYS® is a trademark and service mark of Barclays Bank Plc, used under license. Bloomberg Finance L.P. and its affiliates, including Bloomberg Index Services Limited ("BISL") (collectively, "Bloomberg"), or Bloomberg’s licensors own all proprietary rights in the "Bloomberg Barclays U.S. Corporate Index."
Neither Barclays Bank PLC, Barclays Capital Inc., nor any affiliate (collectively "Barclays") nor Bloomberg is the issuer or producer of Nationwide Defined ProtectionSM Annuity and neither Bloomberg nor Barclays has any responsibilities, obligations or duties to purchasers in Nationwide Defined ProtectionSM Annuity. The Bloomberg Barclays U.S. Corporate Index is licensed for use by Nationwide Life Insurance Company ("Nationwide") as the Issuer of Nationwide Defined ProtectionSM Annuity. The only relationship of Bloomberg and Barclays with the Issuer in respect of Bloomberg Barclays

U.S. Corporate Index is the licensing of the Bloomberg Barclays U.S. Corporate Index, which is determined, composed and calculated by BISL, or any successor thereto, without regard to the Issuer of Nationwide Defined ProtectionSM Annuity or the owners of Nationwide Defined ProtectionSM Annuity.
Additionally, Nationwide may for itself execute transaction(s) with Barclays in or relating to Bloomberg Barclays U.S. Corporate Index in connection with Nationwide Defined ProtectionSM Annuity. Purchasers acquire Nationwide Defined ProtectionSM Annuity from Nationwide and purchasers neither acquire any interest in Bloomberg Barclays U.S. Corporate Index nor enter into any relationship of any kind whatsoever with Bloomberg or Barclays upon making a purchase in Nationwide Defined ProtectionSM Annuity. Nationwide Defined ProtectionSM Annuity is not sponsored, endorsed, sold or promoted by Bloomberg or Barclays. Neither Bloomberg nor Barclays makes any representation or warranty, express or implied, regarding the advisability of the purchase of Nationwide Defined ProtectionSM Annuity or the advisability of purchasing securities generally or the ability of the Bloomberg Barclays U.S. Corporate Index to track corresponding or relative market performance. Neither Bloomberg nor Barclays has passed on the legality or suitability of Nationwide Defined ProtectionSM Annuity with respect to any person or entity. Neither Bloomberg nor Barclays is responsible for or has participated in the determination of the timing of, prices at, or quantities of Nationwide Defined ProtectionSM Annuity to be issued. Neither Bloomberg nor Barclays has any obligation to take the needs of the Issuer or the owners of Nationwide Defined ProtectionSM Annuity or any other third party into consideration in determining, composing or calculating the Bloomberg Barclays U.S. Corporate Index. Neither Bloomberg nor Barclays has any obligation or liability in connection with administration, marketing or trading of Nationwide Defined ProtectionSM Annuity.
The licensing agreement between Bloomberg and Barclays is solely for the benefit of Bloomberg and Barclays and not for the benefit of the owners of Nationwide Defined ProtectionSM Annuity, investors or other third parties. In addition, the licensing agreement between Nationwide Financial Services, Inc. and Bloomberg is solely for the benefit of Nationwide Financial Services, Inc. and Bloomberg and not for the benefit of the owners of Nationwide Defined ProtectionSM Annuity, investors or other third parties.
NEITHER BLOOMBERG NOR BARCLAYS SHALL HAVE ANY LIABILITY TO THE ISSUER, INVESTORS OR OTHER THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE BLOOMBERG BARCLAYS U.S. CORPORATE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE BLOOMBERG BARCLAYS U.S. CORPORATE INDEX. NEITHER BLOOMBERG NOR BARCLAYS MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, THE INVESTORS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG BARCLAYS U.S. CORPORATE INDEX OR ANY DATA INCLUDED THEREIN. NEITHER BLOOMBERG NOR BARCLAYS MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG BARCLAYS U.S. CORPORATE INDEX OR ANY DATA INCLUDED THEREIN. BLOOMBERG RESERVES THE RIGHT TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, OR TO CEASE THE CALCULATION OR PUBLICATION OF THE BLOOMBERG BARCLAYS U.S. CORPORATE INDEX, AND NEITHER BLOOMBERG NOR BARCLAYS SHALL BE LIABLE FOR ANY MISCALCULATION OF OR ANY INCORRECT, DELAYED OR INTERRUPTED PUBLICATION WITH RESPECT TO ANY OF THE BLOOMBERG BARCLAYS U.S. CORPORATE INDEX. NEITHER BLOOMBERG NOR BARCLAYS SHALL BE LIABLE FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF ADVISED OF THE POSSIBLITY OF SUCH, RESULTING FROM THE USE OF THE BLOOMBERG BARCLAYS U.S. CORPORATE INDEX OR ANY DATA INCLUDED THEREIN OR WITH RESPECT TO NATIONWIDE DEFINED PROTECTIONSM ANNUITY.
None of the information supplied by Bloomberg or Barclays and used in this publication may be reproduced in any manner without the prior written permission of both Bloomberg and Barclays Capital, the investment banking division of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167, registered office 1 Churchill Place London E14 5HP.
J.P. MORGAN MOZAIC II INDEX
The J.P. Morgan Mozaic IISM Index ("J.P. Morgan Index") has been licensed to Nationwide Life Insurance Company (the "Licensee") for the Licensee’s benefit. Neither the Licensee nor the Contract (the "Product") is sponsored, operated, endorsed, sold or promoted by J.P. Morgan Securities LLC ("JPMS") or any of its affiliates (together and individually, "J.P. Morgan"). J.P. Morgan makes no representation and no warranty, express or implied, to investors in or owners of the Product (or any person taking exposure to it) or any member of the public in any other circumstances (each a "Contract Owner"): (a) regarding the advisability of investing in securities or other financial or insurance products generally or in the Product particularly; or (b) the suitability or appropriateness of an exposure to the J.P. Morgan Index in seeking to achieve any particular objective. It is for those taking an exposure to the Product and/or the J.P. Morgan Index to satisfy themselves of these matters and such persons should seek appropriate professional advice before making any investment. J.P. Morgan is not responsible for and does not have any obligation or liability in connection with the issuance, administration, marketing or trading of the Product. The publication of the J.P. Morgan Index and the referencing of any asset or other factor of any kind in the J.P. Morgan Index do not constitute any form of investment recommendation or advice in respect of any such asset or other factor by J.P. Morgan and no person should rely upon it as such. J.P. Morgan does not act as an investment adviser or investment manager in respect of the J.P. Morgan Index or the Product and does not accept any fiduciary duties in relation to the J.P. Morgan Index, the Licensee, the Product or any Contract Owner.
The J.P. Morgan Index has been designed and is compiled, calculated, maintained and sponsored by J.P. Morgan without regard to the Licensee, the Product or any Contract Owner. The ability of the Licensee to make use of the J.P. Morgan Index may be terminated on short notice and it is the responsibility of the Licensee to provide for the consequences of that in the design of the Product. J.P. Morgan does not accept any legal obligation to take the needs of any person who may invest in a Product into account in designing, compiling, calculating, maintaining or sponsoring the J.P. Morgan Index or in any decision to cease doing so.
J.P. Morgan does not give any representation, warranty or undertaking, of any type (whether express or implied, statutory or otherwise) in relation to the J.P. Morgan Index, as to condition, satisfactory quality, performance or fitness for purpose or as to the results to be achieved by an investment in the Product or any data included in or omissions from the J.P. Morgan Index, or the use of the J.P. Morgan Index in connection with the Product or the veracity, currency, completeness or accuracy of the information on which the J.P. Morgan Index is based (and without limitation, J.P. Morgan accepts no liability to any Contract Owner for any errors or omissions in that information or the results of any interruption to it and J.P. Morgan shall be under no obligation to advise any person of any such error, omission or interruption). To the extent any such representation, warranty or undertaking could be deemed to have been given by J.P. Morgan, it is excluded save to the extent that such exclusion is prohibited by law. To the fullest extent permitted by law, J.P. Morgan shall have no liability or responsibility to any person or entity (including, without limitation, to any Contract Owners) for any losses, damages, costs, charges, expenses or other liabilities howsoever arising, including, without limitation, liability for any special, punitive, indirect or consequential damages (including loss of business or loss of profit, loss of time and loss of goodwill), even if notified of the possibility of the same, arising in connection with the design, compilation, calculation, maintenance or sponsoring of the J.P. Morgan Index or in connection with the Product."
The J.P. Morgan Index is the exclusive property of J.P. Morgan. J.P. Morgan is under no obligation to continue compiling, calculating, maintaining or sponsoring the J.P. Morgan Index and may delegate or transfer to a third party some or all of its functions in relation to the J.P. Morgan Index.
J.P. Morgan may independently issue or sponsor other indices or products that are similar to and may compete with the J.P. Morgan Index and the Product. J.P. Morgan may also transact in assets referenced in the J.P. Morgan Index (or in financial instruments such as derivatives that reference those assets). It is possible that these activities could have an effect (positive or negative) on the value of the J.P. Morgan Index and the Product.
No actual investment which allowed tracking of the performance of the Index was possible before December 2016. Any hypothetical "back-tested" information provided is illustrative only and derived from proprietary models designed with the benefit of hindsight based on certain data (which may or may not correspond with the data that someone else would use to back-test the Indices) and assumptions and estimates (not all of which may be specified herein and which are subject to change without notice). The results obtained from different models, assumptions, estimates and/or data may be materially different from the results presented herein and such hypothetical "back-tested" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Indices. J.P. Morgan expressly disclaims any responsibility for (i) the accuracy or completeness of the models, assumptions, estimates and data used in deriving the hypothetical "back-tested" information, (ii) any errors or omissions in computing or disseminating the hypothetical "back-tested" information, and (iii) any uses to which the hypothetical "back-tested" information may be put by any recipient of such information.
Each of the above paragraphs is severable. If the contents of any such paragraph is held to be or becomes invalid or unenforceable in any respect in any jurisdiction, it shall have no effect in that respect, but without prejudice to the remainder of this notice.
MSCI EAFE INDEX
The product referred to herein is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such product or any index on which such product is based. The Contract contains a more detailed description of the limited relationship MSCI has with Nationwide and any related funds.

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY NATIONWIDE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND.
ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
NYSE® ZEBRA EDGE® INDEX
The mark NYSE® is a registered trademark of NYSE Group, Inc., Intercontinental Exchange, Inc. or their affiliates and is being utilized by ICE Data Indices, LLC under license and agreement. The marks Zebra® and Zebra Edge® are registered trademarks of Zebra Capital Management, LLC, may not be used without prior authorization from Zebra Capital Management, LLC, and are being utilized by ICE Data Indices, LLC under license and agreement.
ICE Data Indices, LLC owns all intellectual and other property rights to the NYSE® Zebra Edge® Index (the "Index"), including the composition and the calculation of the Index, excluding the methodology and formula for the Index. Zebra Capital Management, LLC owns all intellectual and other property rights to the methodology and formula for the Index, which are being used by ICE Data Indices, LLC under license from Zebra Capital Management, LLC (together with its subsidiaries and affiliates, "Zebra").
The Index has been licensed by ICE Data Indices, LLC (together with its subsidiaries and affiliates, "IDI") to UBS AG and sub-licensed by UBS AG (together with its subsidiaries and affiliates, "UBS") to Nationwide Life Insurance Company ("Nationwide"). Neither Nationwide nor the Contract (the "Product") is sponsored, operated, endorsed, recommended, sold or promoted by Zebra, IDI or UBS. Neither Zebra, IDI nor UBS makes any representation or gives any warranty, express or implied, regarding the advisability or possible benefits of purchasing the Product or any other financial product. Clients should undertake their own due diligence and seek appropriate professional advice before purchasing any financial product, including the Product.

The Index and other information disseminated by IDI are for informational purposes only, are provided on an "as is" basis, and are not intended for trading purposes. Neither Zebra nor IDI makes any warranty, express or implied, as to, without limitation, (i) the correctness, accuracy, reliability or other characteristics of the Index, (ii) the results to be obtained by any person or entity from the use of the Index for any purpose, or (iii) relating to the use of the Index and other information covered by the Product, including, but not limited to, express or implied warranties of merchantability, fitness for a particular purpose or use, title or non-infringement. IDI does not warrant that the Index will be uninterrupted and is under no obligation to continue compiling, calculating, maintaining or sponsoring the Index.
The Index (including the methodology(ies) and formula(s) therefor) has been designed and is compiled, calculated, maintained and sponsored without regard to any financial products that reference the Index (including the Product), any licensee, sub-licensor or sub-licensee of the Index, any client or any other person. Zebra, IDI and UBS may independently issue and/or sponsor other indices and products that are similar to and/or may compete with the Index and the Product. Zebra, IDI and UBS may also transact in assets referenced in the Index (or in financial instruments such as derivatives that reference those assets), including those which could have a positive or negative effect on the value of the Index and the Product.
None of Zebra, IDI or UBS shall bear any responsibility or liability, whether for negligence or otherwise, with respect to (i) any inaccuracies, omissions, mistakes or errors in the methodology(ies) and formula(s) for, or computation of, the Index (and shall not be obligated to advise any person of and/or to correct any such inaccuracies, omissions, mistakes or errors), (ii) the use of and/or reference to the Index by Zebra, IDI, UBS or any other person in connection with any financial product or otherwise, or (iii) any economic or other loss which may be directly or indirectly sustained by any client or other person dealing with any such financial product or otherwise. Any client or other person dealing with such financial products does so, therefore, in full knowledge of this disclaimer and can place no reliance whatsoever on Zebra, IDI or UBS nor bring claims, actions or legal proceedings in any manner whatsoever against any of them.
SG MACRO COMPASS INDEX
The SG Macro Compass Index (the "Index") is the exclusive property of SG Americas Securities, LLC (SG Americas Securities, LLC, together with its affiliates, "SG"). SG has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC ("S&P") to maintain and calculate the Index. "SG Americas Securities, LLC", "SGAS", "Société Générale", "SG", "Société Générale Indices", "SGI", and "SG Macro Compass Index" (collectively, the "SG Marks") are trademarks or service marks of SG. SG has licensed use of the SG Marks to Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (collectively, "Nationwide") for use in certain life insurance and annuities offered by Nationwide (the "Products"). With respect to the Products, SG’s sole contractual relationship with Nationwide is to license the Index and the SG Marks to Nationwide. None of SG, S&P, or other third party licensor (collectively, the "Index Parties") to SG is acting, or has been authorized to act, as an agent of Nationwide or has in any way sponsored, promoted, solicited, negotiated, endorsed, offered, sold, issued, supported, structured or priced any Products or provided investment advice to Nationwide.
No Index Party has passed on the legality or suitability of, or the accuracy or adequacy of the descriptions and disclosures relating to, the Products, including those disclosures with respect to the Index. The Index Parties make no representation whatsoever, whether express or implied, as to the advisability of purchasing, selling or holding any product linked to the Index, including the Products, or the ability of the Index to meet its stated objectives, including meeting its target volatility. The Index Parties have no obligation to, and will not, take the needs of Nationwide or any Product owner into consideration in determining, composing or calculating the Index. The selection of the Index as a crediting option under a Product does not obligate Nationwide or SG to invest life insurance premium or annuity premium payments in the components of the Index.
THE INDEX PARTIES MAKE NO REPRESENTATION OR WARRANTY WHATSOEVER, WHETHER EXPRESS OR IMPLIED, AND HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE), WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN OR RELATING THERETO, AND IN PARTICULAR DISCLAIM ANY GUARANTEE OR WARRANTY EITHER AS TO THE QUALITY, ACCURACY, TIMELINESS AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN, THE RESULTS OBTAINED FROM THE USE OF THE INDEX AND/OR THE CALCULATION OR COMPOSITION OF THE INDEX, OR CALCULATIONS MADE WITH RESPECT TO ANY PRODUCT AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE OR OTHERWISE. THE INDEX PARTIES SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR OR OMISSION IN THE INDEX OR IN THE CALCULATION OF THE INDEX, AND THE INDEX PARTIES ARE UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN, OR FOR ANY INTERRUPTION IN THE CALCULATION OF THE

INDEX. NO INDEX PARTY SHALL HAVE ANY LIABILITY TO ANY PARTY FOR ANY ACT OR FAILURE TO ACT BY THE INDEX PARTIES IN CONNECTION WITH THE DETERMINATION, ADJUSTMENT OR MAINTENANCE OF THE INDEX. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL AN INDEX PARTY HAVE ANY LIABILITY FOR ANY DIRECT DAMAGES, LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No Index Party is a fiduciary or agent of any purchaser, seller or holder of a Product. None of SG, S&P, or any third party licensor shall have any liability with respect to the Products in which an interest crediting option is based is on the Index, nor for any loss relating to the Products, whether arising directly or indirectly from the use of the Index, its methodology, any SG Mark or otherwise. No Index Party has any obligation to make payments under the Products.
In calculating the performance of the Index, SG deducts fixed transaction and replication costs, each calculated and deducted on a daily basis. The transaction and replication costs cover, among other things, rebalancing and replication costs. The total amount of transaction and replication costs is not predictable and will depend on a number of factors, including the leverage of the Index, which may be as high as 200%, the performance of the indexes underlying the Index, market conditions and the changes in the macro regimes, among other factors. The transaction and replication costs, which are increased by the Index’s leverage, will reduce the potential positive change in the Index and increase the potential negative change in the Index. While the volatility control applied by the Index may result in less fluctuation in rates of return as compared to indices without volatility controls, it may also reduce the overall rate of return as compared to products not subject to volatility controls.
S&P 500 AVERAGE DAILY RISK CONTROL 10% INDEX
The S&P 500 Average Daily Risk Control 10% Index ("S&P 500 Average Daily Risk Control Index") is a product of S&P Dow Jones Indices LLC or its affiliates ("SPDJI"), and has been licensed for use by Nationwide. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. It is not possible to invest directly in an index. The Product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices do not make any representation or warranty, express or implied, to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly or the ability of the S&P 500 Average Daily Risk Control 10% Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Nationwide with respect to the S&P 500 Average Daily Risk Control 10% Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. S&P 500 Average Daily Risk Control 10% Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide or the Product. S&P Dow Jones Indices have no obligation to take the needs of Nationwide or the owners of the Product into consideration in determining, composing or calculating the S&P 500 Average Daily Risk Control 10% Index /. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Product or the timing of the issuance or sale of Peak 10 or in the determination or calculation of the equation by which the Product is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Product. There is no assurance that investment products based on the S&P 500 Average Daily Risk Control 10% Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 AVERAGE DAILY RISK CONTROL INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE, OWNERS OF THE PEAK 10, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 AVERAGE DAILY RISK CONTROL INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL

S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
S&P 500 INDEX
The "S&P 500" is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Nationwide Life Insurance Company ("Nationwide"). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC ("S&P"); DJIA®, The Dow®, Dow Jones® and Dow Jones Industrial Average are trademarks of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. Nationwide the Contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 to track general market performance. S&P Dow Jones Indices’ only relationship to Nationwide with respect to the S&P 500 is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide or the Contract. S&P Dow Jones Indices have no obligation to take the needs of Nationwide or the owners of the Contract into consideration in determining, composing or calculating the S&P 500. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Contract or the timing of the issuance or sale of the Contract or in the determination or calculation of the equation by which the Contract is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Contract. There is no assurance that investment products based on the S&P 500 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Contract currently being issued by Nationwide, but which may be similar to and competitive with the Contract. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE, OWNERS OF THE CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

APPENDIX B: MODIFIED STRATEGY VALUE FORMULA AND EXAMPLES
MODIFIED STRATEGY VALUE FORMULA AND EXAMPLES
The Modified Strategy Value is the maximum Gross Withdrawal that may be taken from a Strategy as of a given date during a Strategy Term. On a Strategy Term End Date, the Modified Strategy Value is equal to your Strategy Value plus any Term Strategy Earnings. On any day other than the Strategy Term End Date, the Modified Strategy Value is equal to your Strategy Value plus any Interim Strategy Earnings that would be applied if you withdrew your entire Strategy Value. The maximum Gross Withdrawal from a Strategy would be subject to any applicable CDSC and MVA.
Each day during a Strategy Term, we calculate the Modified Strategy Value for a Strategy using the following formula:
Modified Strategy Value = Lesser of A or B, where:
A = Strategy Accumulation Value;
B = C + D, where:
C = The portion of the Remaining Preferred Withdrawal Amount attributable to the Strategy
D = E x (F - G), but never less than 0, where:
E = 1 + NSEP
F = Strategy Value
G = C / (1 + SEP)

Examples of the Modified Strategy Value Calculation
The examples below illustrate the calculation of the Modified Strategy Value for two separate Strategies.
Example for Strategy 1: This example assumes a positive SEP and NSEP.
Assume the following values:
•	The Strategy Value (F) is $70,000
•	The Remaining Preferred Withdrawal Amount (C) is $5,000
•	The SEP is 5%
•	The NSEP is 3%
The Modified Strategy Value is calculated as follows:
•	A = $73,500 (i.e., $70,000 x (1 + 5%)). The Strategy Accumulation Value (A) is calculated using the formula Strategy Accumulation Value = Strategy Value x (1 + SEP).
•	B = $72,195.24 (i.e., $5,000 + $67,195.24)
❍	C = $5,000, as assumed
❍	D = $67,195.24 (i.e., 1.03 x ($70,000 - $4,761.90))
■	E = 1.03 (i.e., 1 + 3%)
■	F = $70,000, as assumed
■	G = $4,761.90 (i.e. $5,000 / (1 + 5%))
•	Modified Strategy Value = $72,195.24 (i.e., lesser of $73,500 or $72,195.24)
Example for Strategy 2: This example uses a negative SEP and NSEP.
Assume the following values:
•	The Strategy Value (F) is $30,000
•	The Remaining Preferred Withdrawal Amount (C) is $2,000
•	The SEP is -2%
•	The NSEP is -2%
The Modified Strategy Value is calculated as follows:
•	A = $29,400 (i.e., $30,000 x (1 - 2%). The Strategy Accumulation Value (A) is calculated using the formula Strategy Accumulation Value = Strategy Value x (1 + SEP).
•	B = $29,400 (i.e., $2,000 + $27,400)
❍	C = $2,000, as assumed
❍	D = $27,400 (i.e., 0.98 x ($30,000 - 2,040.82))
■	E = 0.98 (i.e., 1 - 2%)
■	F = $30,000, as assumed
■	G = $2,040.82 (i.e., $2.000 / (1 - 2%))
•	Modified Strategy Value = $29,400 (i.e., lesser of $29,400 or $29,400)

APPENDIX C: NON-PREFERRED STRATEGY EARNINGS PERCENTAGE
The following is the Non-Preferred Strategy Earnings Percentage (NSEP) formula that we use to calculate Interim Strategy Earnings for Non-Preferred Withdrawals:
NSEP = Greater of A or B, where:
A = C x D, where:
C = Adjusted Index Performance
D = 1 if C is less than 0, or (ET / ST) if C is greater than or equal to zero
ET = Elapsed Term (i.e., the number of calendar days elapsed in the Strategy Term divided by 365)
ST = Strategy Term (in whole years, e.g., 1, 2, 3)
B = E – F x (ST – ET), where:
E = Protection Level – 100%
F = Non-Preferred Withdrawal Adjustment Percentage
ST = Strategy Term in years (in whole years, e.g., 1, 2, 3)
ET = Elapsed Term (i.e., the number of calendar days elapsed in the Strategy Term divided by 365)
Examples of the Non-Preferred Strategy Earnings Percentage Calculation
The examples below illustrate the calculation of the NSEP based on the formula described above. All examples assume the Strategy Term (ST) is 3 years and the Elapsed Term (ET) is 1.25 years. Therefore ST – ET is 1.75 years (i.e., 3 – 1.25).
First, in order to calculate the NSEP, (A) must be calculated in accordance with the formula described above. The following illustrates the calculation of (A) based on different Non-Preferred Adjusted Index Performances (AIPs):
(a)	If the AIP is 12%, then D is 0.4167 (i.e., 1.25 / 3). A would be 5% (i.e., 12% x 0.4167)
(b)	If the AIP is -6%, then D is 1. A would be -6% (i.e., -6% x 1)
(c)	If the AIP is -15%, then D is 1. A would be -15% (i.e., -15% x 1)
In order to calculate the NSEP, (B) must also be calculated in accordance with the formula described above. The following illustrates the calculation of (B) based on different Protection Levels and Non-Preferred Withdrawal Adjustment Percentages:
(a)	If Protection Level is 90% and Non-Preferred Withdrawal Adjustment Percentage is 2%, then B is -13.5% (i.e., (90%-100%) – 2% x 1.75)
(b)	If Protection Level is 100% and Non-Preferred Withdrawal Adjustment Percentage is 2%, then B is -3.5% (i.e., (100%-100%) – 2% x 1.75)
(c)	If Protection Level is 90% and Non-Preferred Withdrawal Adjustment Percentage is 3%, then B is -15.25% (i.e., (90%-100%) – 3% x 1.75)
Lastly, the NSEP is calculated as the greater of (A) and (B). The following illustrates the calculation of the NSEP based on the calculations of A and B above:
(a)	If A equals 5% and B equals -13.5%, the NSEP equals 5%.
(b)	If A equals -6% and B equals -3.5%, the NSEP equals -3.5%.
(c)	If A equals -15% and B equals -15.25%, the NSEP equals -15%.

APPENDIX D: WITHDRAWAL EXAMPLES
A contract owner makes a Purchase Payment of $100,000 and allocates it all to a single Strategy. On the date of the Purchase Payment the Strategy Value is $100,000. The Strategy has the following Crediting Factors:
•	Index XYZ
•	Protection Level of 90% (represents a downside protection of -10%)
•	3-Year Strategy Term
•	Participation Rate of 80%
•	Strategy Spread of 1.00%
EVENT 1: PREFERRED AND NON-PREFERRED WITHDRAWAL WITH POSITIVE INTERIM STRATEGY EARNINGS
Assume the contract owner takes a Gross Withdrawal of $14,000 after 219 days have elapsed since the start of the Strategy Term. Assume the following values apply on the date of the withdrawal:
•	Index XYZ’s Index Performance is 32.00%
•	CDSC Percentage = 8.00%
•	MVA Factor = 3.25%
1.	Calculate the Strategy Earnings Percentage (SEP) and Non-Preferred Strategy Earnings Percentage (NSEP)
The table below illustrates the calculation of the SEP and NSEP on that date.
SEP and NSEP
Step One	Step Two	Step Three	Step Four	Step Five	Step Six	Step Seven	Step Eight
Elapsed Term	Adjusted Index Performance (AIP)	Downside Protection for SEP	Downside Protection for NSEP	Elapsed Term / Strategy Term	Factor to use in NSEP	Strategy Earnings Percentage (SEP)	Non-Preferred Strategy Earnings Percentage (NSEP)
0.60	25.00%	-10.00%	-14.80%	0.20	0.20	25.00%	5.00%
where:
•	Step One: 0.60 = (219 days/365 days)
•	Step Two: 25.00% = [ (80% x 32.00%) - 1.00% x 0.60)] (i.e. AIP = Participation Rate x Index Performance – Strategy Spread x Elapsed Term)
•	Step Three: -10.00% = (90% - 100%) (i.e. downside protection for SEP = Protection Level – 100%)
•	Step Four: -14.80% = [90% - 100% - 2.00% x (3 - 0.60)] (i.e. downside protection for NSEP = Protection Level – 100% - Non-Preferred Withdrawal Adjustment Percentage x (Strategy Term – Elapsed Term)
•	Step Five: 0.20 = (0.60 / 3) (i.e. Elapsed Term / Strategy Term, which is representative of the amount of time that has passed in the Strategy Term)
•	Step Six: 0.20 (Use result of Step Five if result of Step Four is 0% or greater; otherwise use 1)
•	Step Seven: 25.00% = (Greater of 25.00% or -10.00%) (i.e. SEP = Greater of AIP or downside protection for SEP)
•	Step Eight: 5.00% = (Greater of 25.00% x 0.20 or -14.80%) (i.e. NSEP = Greater of (AIP x result of Step Six) or downside protection for NSEP)
2.	Calculate the Strategy Earnings
The table below illustrates the calculation of Interim Strategy Earnings applied to the Strategy as a result of the withdrawal.

Strategy Earnings
Step One	Step Two	Step Three	Step Four	Step Five
Dollar Amount of Preferred Withdrawal	Interim Strategy Earnings on the Preferred Withdrawal	Dollar Amount of Non-Preferred Withdrawal	Interim Strategy Earnings on the Non-Preferred Withdrawal	Total Interim Strategy Earnings
$7,000	$1,400	$7,000	$333	$1,733
where:
•	Step One: $7,000 = Lesser of 7% of $100,000 or $14,000 (i.e. dollar amount of Preferred Withdrawal is the lesser of the maximum Preferred Withdrawal Amount (7% of Contract Value at start of contract year) and the requested withdrawal)
•	Step Two: $1,400 = [25.00% x $7,000 / (1 + 25.00%)] (i.e. SEP x Preferred Withdrawal / (1+ SEP))
•	Step Three: $7,000 = ($14,000 - $7,000) (i.e. dollar amount of Non-Preferred Withdrawal equals requested withdrawal minus dollar amount of Preferred Withdrawal)
•	Step Four: $333 = [5.00% x $7,000 / (1 + 5.00%)] (i.e. NSEP x Non-Preferred Withdrawal / (1+ NSEP))
•	Step Five: $1,733 = ($1,400 + $333) (i.e. sum of Steps Two and Four)
3.	Calculate the Contract Value
The table below illustrates the calculation of the Contract Value after the withdrawal.
Contract Value
Contract Value before Withdrawal	Gross Withdrawal	Total Strategy Earnings	Contract Value after Withdrawal
$100,000	$14,000	$1,733	$87,733
where:
Contract Value after Withdrawal: $87,733 = $100,000 - $14,000 + $1,733
4.	Calculate the Cash Withdrawal
The table below illustrates the calculation of the Cash Withdrawal received by the owner as a result of the withdrawal.
Cash Withdrawal
Step One	Step Two	Step Three	Step Four	Step Five
Gross Withdrawal	CDSC Base/MVA Base	CDSC	MVA	Cash Withdrawal
$14,000	$7,000	$560	$228	$13,668
where:
•	Step One: $14,000 (Gross Withdrawal)
•	Step Two: $7,000 (i.e. CDSC Base and MVA Base = Non-Preferred Withdrawal)
•	Step Three: $560 = ($7,000 x 8.00%) (i.e. CDSC Base x CDSC Percentage)
•	Step Four: $228 = ($7,000 x 3.25%) (i.e. MVA Base x MVA Factor)
•	Step Five: $13,668 = $14,000 - $560 +$228 (i.e. Result of Step One minus Step Three plus Step Four)
EVENT 2: PREFERRED AND NON-PREFERRED WITHDRAWAL WITH NEGATIVE INTERIM STRATEGY EARNINGS
Assume the contract owner takes a Gross Withdrawal of $14,000 after 400 days (i.e. 1 year and 35 days) have elapsed since the start of the Strategy Term. Assume the following values apply on the date of the withdrawal:
•	Index XYZ’s Index Performance is -20.00%
•	CDSC Percentage = 8.00%
•	MVA Factor = 3.25%
1.	Calculate the Strategy Earnings Percentage (SEP) and Non-Preferred Strategy Earnings Percentage (NSEP)
The table below illustrates the calculation of the SEP and NSEP on that date.

SEP and NSEP
Step One	Step Two	Step Three	Step Four	Step Five	Step Six	Step Seven	Step Eight
Elapsed Term	Adjusted Index Performance (AIP)	Downside Protection for SEP	Downside Protection for NSEP	Elapsed Term / Strategy Term	Factor to use in NSEP	Strategy Earnings Percentage (SEP)	Non-Preferred Strategy Earnings Percentage (NSEP)
1.096	-17.096%	-10.00%	-13.81%	0.365	1.00	-10.00%	-13.81%
where:
•	Step One: 1.096 = (400 days/365 days)
•	Step Two: -17.096% = [ (80% x -20.00%) - 1.00% x 1.096)] (i.e. AIP = Participation Rate x Index Performance – Strategy Spread x Elapsed Term)
•	Step Three: -10.00% = (90% - 100%) (i.e. downside protection for SEP = Protection Level – 100%)
•	Step Four: -13.81% = [90% - 100% - 2.00% x (3 - 1.096)] (i.e. downside protection for NSEP = Protection Level – 100% - Non-Preferred Withdrawal Adjustment Percentage x (Strategy Term – Elapsed Term)
•	Step Five: 0.365 = (1.096 / 3) (i.e. Elapsed Term / Strategy Term)
•	Step Six: 1.00 (Use result of Step Five if result of Step Four is 0% or greater; otherwise use 1)
•	Step Seven: -10.00% = (Greater of -17.096% or -10.00%) (i.e. SEP = Greater of AIP or downside protection for SEP)
•	Step Eight: -13.81% = (Greater of -17.096% x 1.00 or -13.81%) (i.e. NSEP = Greater of (AIP x result of Step Six) or downside protection for NSEP)
2.	Calculate the Strategy Earnings
The table below illustrates the calculation of Interim Strategy Earnings applied to the Strategy as a result of the withdrawal.
Strategy Earnings
Step One	Step Two	Step Three	Step Four	Step Five
Dollar Amount of Preferred Withdrawal	Interim Strategy Earnings on the Preferred Withdrawal	Dollar Amount of Non-Preferred Withdrawal	Interim Strategy Earnings on the Non-Preferred Withdrawal	Total Interim Strategy Earnings
$6,141	-$682	$7,859	-$1,259	-$1,941
where:
•	Step One: $6,141 = Lesser of 7% of $87,733 or $14,000 (i.e. dollar amount of Preferred Withdrawal is the lesser of the maximum Preferred Withdrawal Amount (7% of Contract Value at start of contract year) and the requested withdrawal)
•	Step Two: -$682 = [-10.00% x $6,141 / (1 + (-10.00%)] (i.e. SEP x Preferred Withdrawal / (1+ SEP))
•	Step Three: $7,859 = ($14,000 - $6,141) (i.e. dollar amount of Non-Preferred Withdrawal equals requested withdrawal minus dollar amount of Preferred Withdrawal)
•	Step Four: -$1,259 = [-13.81% x $7,859 / (1 + (-13.81%)] (i.e. NSEP x Non-Preferred Withdrawal / (1+ NSEP))
•	Step Five: -$1,941 = (-$682 + (-$1,259)) (i.e. sum of Steps Two and Four)
3.	Calculate the Contract Value
The table below illustrates the calculation of the Contract Value as a result of the withdrawal.
Contract Value
Contract Value before Event	Gross Withdrawal	Total Strategy Earnings	Contract Value after Event
$87,733	$14,000	-$1,941	$71,792
where:

Contract Value after Event: $71,792 = $87,733 - $14,000 + (-$1,941)
4.	Calculate the Cash Withdrawal
The table below illustrates the calculation of the Cash Withdrawal received by the owner as a result of the withdrawal.
Cash Withdrawal
Step One	Step Two	Step Three	Step Four	Step Five
Gross Withdrawal	CDSC Base/MVA Base	CDSC	MVA	Cash Withdrawal
$14,000	$7,859	$629	$255	$13,626
where:
•	Step One: $14,000 (Gross Withdrawal)
•	Step Two: $7,859 (i.e. CDSC Base and MVA Base = Non-Preferred Withdrawal)
•	Step Three: $629 = ($7,859 x 8.00%) (i.e. CDSC Base x CDSC Percentage)
•	Step Four: $255 = ($7,859 x 3.25%) (i.e. MVA Base x MVA Factor)
•	Step Five: $13,626 = $14,000 - $629 +$255 (i.e. Result of Step One minus Step Three plus Step Four)
EVENT 3: NON-PREFERRED WITHDRAWAL WITH POSITIVE INTERIM STRATEGY EARNINGS
Assume the contract owner takes a Gross Withdrawal of $10,000 after 600 days (i.e. 1 year and 235 days) have elapsed since the start of the Strategy Term. On that date the Preferred Withdrawal Amount is now zero because the full Preferred Withdrawal Amount for the contract year was taken in Event 2 described above. Assume the following values apply to that date:
•	Index XYZ’s Index Performance is 15.7425%
•	CDSC Percentage = 8.00%
•	MVA Factor = -1.50%
1.	Calculate the Strategy Earnings Percentage (SEP) and Non-Preferred Strategy Earnings Percentage (NSEP)
The table below illustrates the calculation of the SEP and NSEP on that date.
SEP and NSEP
Step One	Step Two	Step Three	Step Four	Step Five	Step Six	Step Seven	Step Eight
Elapsed Term	Adjusted Index Performance (AIP)	Downside Protection for SEP	Downside Protection for NSEP	Elapsed Term / Strategy Term	Factor to use in NSEP	Strategy Earnings Percentage (SEP)	Non-Preferred Strategy Earnings Percentage (NSEP)
1.644	10.950%	-10.00%	-12.712%	0.548	0.548	10.950%	6.00%

•	Step One: 1.644 = (600 days / 365 days)
•	Step Two: 10.95% = [ (80% x 15.7425%) - 1.00% x 1.644)] (i.e. AIP = Participation Rate x Index Performance – Strategy Spread x Elapsed Term)
•	Step Three: -10.00% = (90% - 100%) (i.e. downside protection for SEP = Protection Level – 100%)
•	Step Four: -12.712% = [90% - 100% - 2.00% x (3 - 1.644)] (i.e. downside protection for NSEP = Protection Level – 100% - Non-Preferred Withdrawal Adjustment Percentage x (Strategy Term – Elapsed Term)
•	Step Five: 0.548 = (1.644 / 3) (i.e. Elapsed Term / Strategy Term)
•	Step Six: 0.548 (Use result of Step Five if result of Step Four is 0% or greater; otherwise use 1)
•	Step Seven: 10.950% = (Greater of 10.950% or -10.00%) (i.e. SEP = Greater of AIP or downside protection for SEP)
•	Step Eight: 6.00% = (Greater of 10.95% x 0.548 or -12.712%) (i.e. NSEP = Greater of (AIP x result of Step Six) or downside protection for NSEP)
2.	Calculate the Strategy Earnings
The table below illustrates the calculation of Interim Strategy Earnings applied to the Strategy as a result of the withdrawal.

Strategy Earnings
Step One	Step Two	Step Three	Step Four	Step Five
Dollar Amount of Preferred Withdrawal	Interim Strategy Earnings on the Preferred Withdrawal	Dollar Amount of Non-Preferred Withdrawal	Interim Strategy Earnings on the Non-Preferred Withdrawal	Total Interim Strategy Earnings
$0	$0	$10,000	$566	$566
where:
•	Step One: Remaining Preferred Withdrawal is zero
•	Step Two: $0 = [10.95% x $0 / (1 + 10.95%)] (i.e. SEP x Preferred Withdrawal / (1+ SEP))
•	Step Three: $10,000 = ($10,000 - $0) (i.e. dollar amount of Non-Preferred Withdrawal equals requested withdrawal minus dollar amount of Preferred Withdrawal)
•	Step Four: $566 = [6.00% x $10,000 / (1 + 6.00%)] (i.e. NSEP x Non-Preferred Withdrawal / (1+ NSEP))
•	Step Five: $566 = ($0 + $566) (i.e. sum of Steps Two and Four)
3.	Calculate the Contract Value
The table below illustrates the calculation of the Contract Value as a result of the withdrawal.
Contract Value
Contract Value before Event	Gross Withdrawal	Total Strategy Earnings	Contract Value after Event
$71,792	$10,000	$566	$62,358
where:
Contract Value after Event: $62,358 = $71,792 - $10,000 + $566
4.	Calculate the Cash Withdrawal
The table below illustrates the calculation of the Cash Withdrawal received by the owner as a result of the withdrawal.
Cash Withdrawal
Step One	Step Two	Step Three	Step Four	Step Five
Gross Withdrawal	CDSC Base/MVA Base	CDSC	MVA	Cash Withdrawal
$10,000	$10,000	$800	-$150	$9,050
where:
•	Step One: $10,000 (Gross Withdrawal)
•	Step Two: $10,000 (i.e. CDSC Base and MVA Base = Non-Preferred Withdrawal)
•	Step Three: $800 = ($10,000 x 8.00%) (i.e. CDSC Base x CDSC Percentage)
•	Step Four: -$150 = ($10,000 x (-1.50%)) (i.e. MVA Base x MVA Factor)
•	Step Five: $9,050 = $10,000 - $800 + (-$150) (i.e. Result of Step One minus Step Three plus Step Four)
EVENT 4: PREFERRED AND NON-PREFERRED WITHDRAWAL WITH MINIMAL INDEX PERFORMANCE
The contract owner takes a Gross Withdrawal of $8,730 after 800 days (i.e. 2 years and 70 days) have elapsed since the start of the Strategy Term. Assume the following values apply to that date:
•	Index XYZ’s Index Performance is 2.2525%
•	CDSC Percentage = 7.00%
•	MVA Factor = 2.00%
1.	Calculate the Strategy Earnings Percentage (SEP) and Non-Preferred Strategy Earnings Percentage (NSEP)
The table below illustrates the calculation of the SEP and NSEP on that date.

SEP and NSEP
Step One	Step Two	Step Three	Step Four	Step Five	Step Six	Step Seven	Step Eight
Elapsed Term	Adjusted Index Performance (AIP)	Downside Protection for SEP	Downside Protection for NSEP	Elapsed Term / Strategy Term	Factor to use in NSEP	Strategy Earnings Percentage (SEP)	Non-Preferred Strategy Earnings Percentage (NSEP)
2.192	-0.39%	-10.00%	-11.62%	0.731	1.00	-0.39%	-0.39%

•	Step One: 2.192 = (800 days / 365 days)
•	Step Two: -0.39% = [ (80% x 2.2525%) - 1.00% x 2.192)] (i.e. AIP = Participation Rate x Index Performance – Strategy Spread x Elapsed Term)
•	Step Three: -10.00% = (90% - 100%) (i.e. downside protection for SEP = Protection Level – 100%)
•	Step Four: -11.62% = [90% - 100% - 2.00% x (3 - 2.192)] (i.e. downside protection for NSEP = Protection Level – 100% - Non-Preferred Withdrawal Adjustment Percentage x (Strategy Term – Elapsed Term)
•	Step Five: 0.731 = (2.192 / 3) (i.e. Elapsed Term / Strategy Term)
•	Step Six: 1.00 (Use result of Step Five if result of Step Four is 0% or greater; otherwise use 1)
•	Step Seven: -0.39% = (Greater of -0.39% or -10.00%) (i.e. SEP = Greater of AIP or downside protection for SEP)
•	Step Eight: -0.39% = (Greater of -0.39% x 1.00 or -11.62%) (i.e. NSEP = Greater of (AIP x result of Step Six) or downside protection for NSEP)
2.	Calculate the Strategy Earnings
The table below illustrates the calculation of Interim Strategy Earnings applied to the Strategy as a result of the withdrawal.
Strategy Earnings
Step One	Step Two	Step Three	Step Four	Step Five
Dollar Amount of Preferred Withdrawal	Interim Strategy Earnings on the Preferred Withdrawal	Dollar Amount of Non-Preferred Withdrawal	Interim Strategy Earnings on the Non-Preferred Withdrawal	Total Interim Strategy Earnings
$4,365	-$17	$4,365	-$17	-$34
where:
•	Step One: $4,365 = Lesser of 7% of $62,358 or $8,730 (i.e. dollar amount of Preferred Withdrawal is the lesser of the maximum Preferred Withdrawal Amount (7% of Contract Value at start of contract year) and the requested withdrawal)
•	Step Two: -$17 = [-0.39% x 4,365 / (1 + (-0.39%)] (i.e. SEP x Preferred Withdrawal / (1+ SEP))
•	Step Three: $4,365 = ($8,730 - $4,365) (i.e. dollar amount of Non-Preferred Withdrawal equals requested withdrawal minus dollar amount of Preferred Withdrawal)
•	Step Four: -$17 = [-0.39% x $4,365 / (1 + (-0.39%)] (i.e. NSEP x Non-Preferred Withdrawal / (1+ NSEP))
•	Step Five: -$34 = ((-$17) + (-$17)) (i.e. sum of Steps Two and Four)
3.	Calculate the Contract Value
The table below illustrates the calculation of the Contract Value as a result of the withdrawal.
Contract Value
Contract Value before Event	Gross Withdrawal	Total Strategy Earnings	Contract Value after Event
$62,358	$8,730	-$34	$53,594
where:
Contract Value after Event: $53,594 = $62,358 - $8,730 + (-$34)

4.	Calculate the Cash Withdrawal
The table below illustrates the calculation of the Cash Withdrawal received by the owner as a result of the withdrawal.
Cash Withdrawal
Step One	Step Two	Step Three	Step Four	Step Five
Gross Withdrawal	CDSC Base/MVA Base	CDSC	MVA	Cash Withdrawal
$8,730	$4,365	$306	$87	$8,511
where:
•	Step One: $8,730 (Gross Withdrawal)
•	Step Two: $4,365 (CDSC Base and MVA Base = Non-Preferred Withdrawal)
•	Step Three: $306 = ($4,365 x 7.00%) (i.e. CDSC Base x CDSC Percentage)
•	Step Four: $87 = ($4,365 x 2.00%) (i.e. MVA Base x MVA Factor)
•	Step Five: $8,511 = $8,730 - $306 + $87 (i.e. Result of Step One minus Step Three plus Step Four)
EVENT 5: TERM STRATEGY EARNINGS
At the end of the 3-year Strategy Term, Term Strategy Earnings are calculated and applied to the Strategy and then the contract owner surrenders the contract.
Assume the following values apply to that date:
•	Index XYZ’s Index Performance is 18.60%
•	CDSC Percentage = 6.00%
•	MVA Factor = 1.00%
1.	Calculate the Strategy Earnings Percentage (SEP)
The table below illustrates the calculation of the SEP on that date.
SEP
Step One	Step Two	Step Three	Step Four
Elapsed Term	Adjusted Index Performance (AIP)	Downside Protection for SEP	Strategy Earnings Percentage (SEP)
3.00	11.88%	-10.00%	11.88%
where:
•	Step One: 3.00 = (1095 days / 365 days)
•	Step Two: 11.88% = [ (80% x 18.60%) - 1.00% x 3.00)] (i.e. AIP = Participation Rate x Index Performance – Strategy Spread x Elapsed Term)
•	Step Three: -10.00% = (90% - 100%) (i.e. downside protection for SEP = Protection Level – 100%)
•	Step Four: 11.88% = (Greater of 11.88% or -10.00%) (i.e. SEP = Greater of AIP or downside protection for SEP)
2.	Calculate the Strategy Earnings
The table below illustrates the calculation of Interim Strategy Earnings applied to the Strategy as a result of the withdrawal.
Strategy Earnings
Strategy Value	Term Strategy Earnings
$53,594	$6,367
Term Strategy Earnings: $6,367 = $53,594 x 11.88%
3.	Calculate the Contract Value
The table below illustrates the calculation of the Contract Value as a result of the withdrawal.

Contract Value
Contract Value before Event	Total Strategy Earnings	Contract Value after Event
$53,594	$6,367	$59,961
where:
Contract Value after Event: $59,961 = $53,594 + $6,367
4.	Calculate the Cash Withdrawal for a full surrender
The table below illustrates the calculation of the Cash Withdrawal received by the owner as a result of the surrender.
Cash Withdrawal
Step One	Step Two	Step Three	Step Four	Step Five
Gross Withdrawal	CDSC Base/MVA Base	CDSC	MVA	Cash Withdrawal
$59,961	$55,764	$3,346	$558	$57,173
where:
•	Step One: $59,961 (Gross Withdrawal)
•	Step Two: $55,764 (CDSC Base and MVA Base = Non-Preferred Withdrawal = $59,961 – 7% x $59,961)
•	Step Three: $3,346 = ($55,764 x 6.00%) (i.e. CDSC Base x CDSC Percentage)
•	Step Four: $558 = ($55,764 x 1.00%) (i.e. MVA Base x MVA Factor)
•	Step Five: $57,173 = $59,961 - $3,346 + $558 (i.e. Result of Step One minus Step Three plus Step Four)

APPENDIX E: MVA EXAMPLES
Examples
We calculate the MVA Factor using the following formula:
MVA Factor = MVA Scaling Factor x (A – B) x N/12, where:
A = Initial Market Value Reference Rate
B = Market Value Reference Rate on the date we process the withdrawal
N = Number of whole months (partial months will be rounded up to the next whole month) remaining in the MVA Period, calculated from the date that we process the withdrawal
Both examples assume the following:
•	The MVA Scaling Factor is 1.0
•	The Initial Market Value Reference Rate is 3.50%
Example 1:
Assume:
•	The MVA is calculated 13-1/2 months after the Date of Issue
•	The Market Value Reference Rate on that date is 4.00%
Then the MVA Factor is calculated using the following values:
•	A is 3.50%
•	B is 4.00%
•	N is 59 (i.e. there are 58-1/2 months remaining in the MVA Period (72 months – 13-1/2 months), which is rounded up to 59 months)
The MVA Factor on that date is -2.46% (i.e. 1.00 x (3.50% - 4.00%) x 59/12
Example 2:
Assume:
•	The MVA is calculated 39 months after the Date of Issue
•	The Market Value Reference Rate on that date is 3.10%
Then the MVA Factor is calculated using the following values:
•	A is 3.50%
•	B is 3.10%
•	N is 33 (i.e. there are 33 months remaining in the MVA Period 72 months – 39 months)
The MVA Factor on that date is 1.10% (i.e. 1.00 x (3.50% - 3.10%) x 33/12

APPENDIX F: STATE VARIATIONS
Described below are the variations to certain prospectus disclosures resulting from state law or the instruction provided by state insurance authorities as of the date of this prospectus. Information regarding a state’s requirements does not mean that Nationwide currently offers contracts within that jurisdiction. These variations are subject to change without notice and additional variations may be imposed as required by specific states.
State	State Law Variations
California	• Under the Right to Examine and Cancel section, for Contract Owners aged 65 or older on the Date of Issue, if the Contract is returned the Contract Owner is entitled to a refund of the greater of the Purchase Payment or the Contract Accumulation Value on the day the Contract is received by Nationwide or the agent who sold the Contract Owner the Contract.
• Contingent Deferred Sales Charge is referred to as Surrender Charge.
• Under the Calculation of the Death Benefit section, changes to the Contract Owner or assignment of the Contract do not change the Death Benefit to the Surrender Value. The Death Benefit will continue to be the Contract Accumulation Value.
• The Increase in Remaining Preferred Withdrawal Amount After a Long-Term Care or Terminal Illness or Injury Event (CDSC and MVA Waiver) section is not available.
Connecticut	• Under The Increase in Remaining Preferred Withdrawal Amount After a Long-Term Care or Terminal Illness or Injury Event (CDSC and MVA Waiver) section, "Long-Term Care Event" is referred to as "Confinement."
• Under the Long-Term Care Event subsection of The Increase in Remaining Preferred Withdrawal Amount After a Long-Term Care or Terminal Illness or Injury Event (CDSC and MVA Waiver) section, Confinement occurs if at any time after the second Contract Anniversary, the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is confined to a Long-Term Care Facility or Hospital for a continuous period of 90 days or more.
• Under the Terminal Illness or Injury Event subsection of the Long-Term Care Event section of The Increase in Remaining Preferred Withdrawal Amount After a Long-Term Care or Terminal Illness or Injury Event (CDSC and MVA Waiver) section, a TI Event occurs if at any time after the second Contract Anniversary, the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is diagnosed by a physician (who is not a party to the Contract nor an immediate family member of a party to the Contract) as having a Terminal Illness or Injury beginning after the Date of Issue.
• Under the Calculation of the Death Benefit section, changes to the Contract Owner or assignment of the Contract do not change the Death Benefit to the Surrender Value. The Death Benefit will continue to be the Contract Accumulation Value.
Florida	• Purchase Payments for any other annuity contract issued by Nationwide to the Contract Owner, Annuitant, or Contingent Annuitant will not be considered for purposes of determining whether the Purchase Payment under this Contract exceeds $1,000,000.
• The Annuity Commencement Date must be at least one year after the Date of Issue.
• Under the Annuity Payment Options for Contracts with Total Purchase Payments and/or Surrender Value Annuitized Less Than or Equal to $2,000,000, Annuity Payment Options for Contracts with Total Purchase Payments and/or Surrender Value Annuitized Greater Than $2,000,000, and Annuitization of Amounts Greater than $5,000,000 sections, references to "Surrender Value" are replaced with "Contract Accumulation Value."
Hawaii	• Joint Owners are not limited to spouses.
Illnois	• Joint Owners are not limited to spouses.
• Incontestability - This Contract, attached application, including any attached supplemental applications, together with any amendments, optional riders and endorsements, if any, will not be contested.
• Misstatements made as to the sex of the Contract Owner, Joint Owner, Annuitant, Contingent Annuitant, Beneficiary or Contingent Beneficiary are excluded from the Misstatements of Age or Sex section.
Massachusetts	• The Increase in Remaining Preferred Withdrawal Amount After a Long-Term Care or Terminal Illness or Injury Event (CDSC and MVA Waiver) section is not available.

State	State Law Variations
New Jersey	• The Increase in Remaining Preferred Withdrawal Amount After a Long-Term Care or Terminal Illness or Injury Event (CDSC and MVA Waiver) section is not available.
• Joint Owners are not limited to spouses.
• Purchase Payments for any other annuity contract issued by Nationwide to the Contract Owner, Annuitant, or Contingent Annuitant will not be considered for purposes of determining whether the Purchase Payment under this Contract exceeds $1,000,000.
• CDSC and/or MVA will not be waived under the Waiver or Reduction of the CDSC or MVA section if the Contract is surrendered in exchange for another contract issued by Nationwide or one of its affiliated insurance companies. Additionally the CDSC and/or MVA will not be waived if another contract issued by Nationwide or one of its affiliates is exchanged for the Contract.
• The Contract cannot be categorized as a Charitable Remainder Trust.
• Extends spousal rights to any party to a civil union.
Texas	• Purchase Payments for any other annuity contract issued by Nationwide to the Contract Owner, Annuitant, or Contingent Annuitant will not be considered for purposes of determining whether the Purchase Payment under this Contract exceeds $1,000,000.
• Purchase CDSC and/or MVA will not be waived under the Waiver or Reduction of the CDSC or MVA section if the Contract is surrendered in exchange for another contract issued by Nationwide or one of its affiliated insurance companies. Additionally, the CDSC and/or MVA will not be waived if another contract issued by Nationwide or one of its affiliates is exchanged for the Contract.
Washington	• The Terminal Illness or Injury Event subsection under The Increase in Remaining Preferred Withdrawal Amount After a Long-Term Care or Terminal Illness or Injury Event (CDSC and MVA Waiver) section is not available.

APPENDIX G: NATIONWIDE LIFE INSURANCE COMPANY MANAGEMENT’S DISCUSSION & ANALYSIS AND STATUTORY FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
To be filed by a subsequent post-effective amendment to this registration statement.

Dealer Prospectus Delivery Obligations
All dealers that effect transactions in these securities are required to deliver a prospectus.
Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution
The expenses in connection with the issuance and distribution of the contracts are as follows (except for the Securities and Exchange Commission Registration Fee, all amounts shown are estimates):
•	To be filed by subsequent post-effective amendment.
Item 14.	Indemnification of Directors and Officers
Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide, was or is a party, or is threatened to be made a party to:
•	any threatened, pending or completed civil action, suit or proceeding;
•	any threatened, pending or completed criminal action, suit or proceeding;
•	any threatened, pending or completed administrative action or proceeding;
•	any threatened, pending or completed investigative action or proceeding.
The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by Ohio's General Corporation Law. Nationwide has been informed that in the opinion of the Securities and Exchange Commission, the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and its directors, officers and/or controlling persons will be governed by the final adjudication of such issue. Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.
However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.
Item 15.	Recent Sales of Unregistered Securities.
Not Applicable
Item 16.	Exhibits and Financial Statement Schedules
(A)	Exhibits

(1)	Not applicable
(2)	Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life Insurance Company effective December 31, 2009-filed previously on January 4, 2010, with N-4 Registration No. 333-164125.

(3)	(a)	Amended Articles of Incorporation Nationwide Life Insurance Company-filed previously on October 2, 2008, with Pre-Effective Amendment No. 3 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-149613.

(3)	(b)	Nationwide Life Insurance Company Amended and Restated Code of Regulations- filed previously on January 4, 2010, with N-4 Registration No. 333-164125.

(4)	(a)	Individual Annuity Contract- filed previously on July 17, 2020, with Pre-effective Amendment No. 3 to Form S-1 (Registration No. 333-229802).

(4)	(b) Contract Specification Page - filed previously on July 17, 2020, with Pre-effective Amendment No. 3 to Form S-1 (Registration No. 333-229802).

(4)	(c) Application - filed previously on July 17, 2020, with Pre-effective Amendment No. 3 to Form S-1 (Registration No. 333-229802).

(4)	(d) Increase in Remaining Preferred Withdrawal Amount After A Long-Term Care or Terminal Illness or Injury Event Endorsement - filed previously on July 17, 2020, with Pre-effective Amendment No. 3 to Form S-1 (Registration No. 333-229802).

(4)	(e) Strategy Endorsement - filed previously on July 17, 2020, with Pre-effective Amendment No. 3 to Form S-1 (Registration No. 333-229802).

(4)	(f) Market Value Adjustment (MVA) Endorsement - filed previously on July 17, 2020, with Pre-effective Amendment No. 3 to Form S-1 (Registration No. 333-229802).

(5)	Opinion Regarding Legality – To be filed by subsequent post-effective amendment.
(6)	Not applicable
(7)	Not applicable
(8)	None
(9)	Not applicable
(10a)	Tax Sharing Agreement dated as of January 2, 2009 between Nationwide Life Insurance Company and any corporation that is or may hereafter become a subsidiary of Nationwide Life Insurance Company - filed previously on March 27, 2012 with Post-Effective Amendment No. 17 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-49112.

(10b)	Third Amended and Restated Cost Sharing Agreement dated January 1, 2014 by and among Nationwide Mutual Insurance Company, Nationwide Mutual Fire Insurance Company, and their respective direct and indirect subsidiaries and affiliates – filed previously on March 30, 202 with Form S-1, Registration No. 333-237472.

(11)	Not applicable
(12)	Not applicable
(13)	Not applicable
(14)	Not applicable
(15)	Not applicable
(16)	Not applicable
(17)	Not applicable
(18)	Not applicable
(19)	Not applicable
(20)	Not applicable
(21)	Subsidiaries of the Registrant – Attached hereto.
(22)	Not applicable
(23)	(i) Consent of Independent Registered Public Accounting Firm – To be filed by subsequent post-effective amendment.
(23)	(ii) Consent of Counsel – To be filed by subsequent post-effective amendment.
(24)	Power of Attorney-Attached hereto.

(25)	Not applicable
(26)	Not applicable
(27)	Not applicable
(101.INS)	Not applicable
(101.SCH)	Not applicable
(101.CAL)	Not applicable
(101.DEF)	Not applicable
(101.LAB)	Not applicable
(101.PRE)	Not applicable
(B)	Financial Statement Schedules
All required financial statement schedules of Nationwide Life Insurance Company will be included in Part I of this registration statement in a subsequent post-effective amendment.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(A)
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(B)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
As required by the Securities Act of 1933, the Registrant certifies that it has caused this Registration Statement to be signed by the undersigned, duly authorized, in the City of Columbus, and State of Ohio, on March 1, 2021.
NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)
By: /s/ JAMIE RUFF CASTO
Jamie Ruff Casto Attorney-in-Fact
As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on March 1, 2021.
JOHN L. CARTER
John L. Carter, President and Chief Operating Officer, and Director
MARK R. THRESHER
Mark R. Thresher, Executive Vice President and Director
TIMOTHY G. FROMMEYER
Timothy G. Frommeyer, Senior Vice President-Chief Financial Officer and Director
ERIC S. HENDERSON
Eric S. Henderson, Senior Vice President-Individual Products & Solutions and Director
STEVEN A. GINNAN
Steven A. Ginnan, Senior Vice President-Chief Financial Officer-Nationwide Financial and Director
KIRT A. WALKER
Director
By /s/ Jamie Ruff Casto
Jamie Ruff Casto Attorney-in-Fact